================================================================================




                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of August 20, 1999

                                  by and among

                        GENESIS HEALTH VENTURES, INC. and

                   CERTAIN OF ITS SUBSIDIARIES, AS BORROWERS,

            THE FINANCIAL INSTITUTIONS IDENTIFIED HEREIN AS LENDERS,

                MELLON BANK, N.A. AS ISSUER OF LETTERS OF CREDIT,

                    MELLON BANK, N.A. AS ADMINISTRATIVE AGENT

                     CITICORP USA, INC. AS SYNDICATION AGENT

              FIRST UNION NATIONAL BANK AS DOCUMENTATION AGENT and

            BANK OF AMERICA, N.A. (as successor to NATIONSBANK, N.A.
                           and BANK OF AMERICA NT&SA)
                              AS SYNDICATION AGENT




================================================================================

Article 1  CREDIT FACILITY...................................................  2
    1.1    COMMITMENT TO LEND................................................  2
    1.2    JOINT AND SEVERAL OBLIGATIONS.....................................  3
    1.3    MANNER OF BORROWING...............................................  4
    1.4    SCHEDULED REPAYMENTS..............................................  5
    1.5    VOLUNTARY PREPAYMENTS AND UNSCHEDULED,
             MANDATORY PREPAYMENTS...........................................  7
    1.6    PAYMENTS BY THE BORROWERS IN GENERAL.............................. 12
    1.7    REDUCTIONS OF RC COMMITMENT....................................... 14
    1.8    INTEREST.......................................................... 15
    1.9    FEES.............................................................. 17
    1.10   COMPUTATION OF INTEREST AND FEES.................................. 18
    1.11   PROMISSORY NOTES; RECORDS OF ACCOUNT.............................. 18
    1.12   PRO RATA TREATMENT................................................ 18
    1.13   TAXES ON PAYMENTS................................................. 19
    1.14   REGISTERED NOTES AND LOANS........................................ 21
Article 2  YIELD PROTECTION AND BREAKAGE INDEMNITY........................... 22
    2.1    MANDATORY SUSPENSION AND CONVERSION OF LIBO RATE
             LOANS........................................................... 22
    2.2    REGULATORY CHANGES................................................ 23
    2.3    CAPITAL AND RESERVE REQUIREMENTS.................................. 24
    2.4    BREAKAGE.......................................................... 24
    2.5    DETERMINATIONS.................................................... 25
    2.6    REPLACEMENT OF LENDERS............................................ 25
    2.7    CHANGE OF LENDING OFFICE.......................................... 26
Article 3  LETTERS OF CREDIT................................................. 26
    3.1    ISSUANCE OF LETTERS OF CREDIT..................................... 26
Article 4  CONDITIONS TO EFFECTIVENESS OF THIS  FOURTH AMENDED
             AND RESTATED CREDIT  AGREEMENT AND FUNDINGS..................... 31
    4.1    CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDED
             AND RESTATED CREDIT AGREEMENT................................... 31
    4.2    CONDITIONS TO EACH LOAN AND ISSUANCE OF EACH LETTER
             OF CREDIT....................................................... 34
    4.3    RELATIONSHIP WITH EXISTING CREDIT AGREEMENT....................... 35
    4.4    CERTAIN WAIVERS................................................... 35
Article 5  REPRESENTATIONS AND WARRANTIES.................................... 35
    5.1    REPRESENTATIONS................................................... 35
    5.2    REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
             MORTGAGED PROPERTY.............................................. 45
    5.3    REPRESENTATIONS AND WARRANTIES ABSOLUTE........................... 45
Article 6  AFFIRMATIVE COVENANTS............................................. 46
    6.1    REPORTING REQUIREMENTS............................................ 46
    6.2    MAINTENANCE OF EXISTENCE.......................................... 51
    6.3    CONDUCT OF BUSINESS AND MAINTENANCE OF LICENSES
             AND OTHER PROPERTY.............................................. 52

    6.4    MAINTENANCE OF RECORDS; FISCAL YEAR..............................  53
    6.5    COMPLIANCE WITH LAWS.............................................  53
    6.6    ERISA............................................................  53
    6.7    RIGHT OF INSPECTION..............................................  54
    6.8    INSURANCE........................................................  54
    6.9    PAYMENT OF TAXES AND OTHER CHARGES...............................  55
    6.10   SUBSIDIARIES TO BE BORROWERS.....................................  55
    6.11   PRESERVATION OF STATUS AS SENIOR INDEBTEDNESS....................  56
    6.12   INTEREST RATE HEDGING AGREEMENTS.................................  56
    6.13   CORPORATE SEPARATENESS...........................................  56
    6.14   TRANSACTIONS WITH AFFILIATES.....................................  57
    6.15   MORTGAGED PREMISES AND OTHER ADDITIONAL SECURITY.................  57
    6.16   FURTHER ASSURANCES...............................................  59
    6.17   USE OF PROCEEDS..................................................  59
    6.18   ASSET SALES......................................................  59
Article 7  FINANCIAL COVENANTS..............................................  60
    7.1    CERTAIN FINANCIAL COVENANTS......................................  60
    7.2    CALCULATION OF FINANCIAL COVENANTS...............................  63
Article 8  NEGATIVE COVENANTS...............................................  64
    8.1    INDEBTEDNESS.....................................................  65
    8.2    LIENS............................................................  67
    8.3    LOANS, ADVANCES AND INVESTMENTS..................................  68
    8.4    ACQUISITIONS, ETC................................................  70
    8.5    DISPOSITIONS.....................................................  71
    8.6    ISSUANCE OF SUBSIDIARY STOCK OR OTHER OWNERSHIP
             INTERESTS......................................................  74
    8.7    LEASES...........................................................  75
    8.8    DIVIDENDS AND RELATED DISTRIBUTIONS..............................  75
    8.9    CONSOLIDATED TAX RETURN..........................................  76
    8.10   LIMITATION ON PAYMENTS, PREPAYMENTS, DEFEASEMENT
             AND OTHER ACTION WITH RESPECT TO CERTAIN DEBT
             OBLIGATIONS....................................................  76
    8.11   LIMITATIONS ON MODIFICATION OF CERTAIN DOCUMENTS;
             EXERCISE OF PUT/CALL AND UNDERTAKINGS RESPECTING
             PUT/CALL.......................................................  77
    8.12   LIMITATION ON CERTAIN RESTRICTIVE PROVISIONS.....................  77
    8.13   LIMITATIONS ON MERGERS, ETC......................................  78
    8.14   AVOIDANCE OF OTHER CONFLICTS.....................................  78
    8.15   CAPITAL EXPENDITURES.............................................  78
Article 9  DEFAULTS.........................................................  79
    9.1    EVENTS OF DEFAULT................................................  79
    9.2    CONSEQUENCES OF AN EVENT OF DEFAULT..............................  83
    9.3    APPLICATION OF PROCEEDS..........................................  84
Article 10 THE ADMINISTRATIVE AGENT.........................................  85
    10.1   APPOINTMENT......................................................  85

    10.2     GENERAL NATURE OF ADMINISTRATIVE AGENT'S DUTIES................  86
    10.3     EXERCISE OF POWERS.............................................  87
    10.4     GENERAL EXCULPATORY PROVISIONS.................................  87
    10.5     ADMINISTRATION BY THE ADMINISTRATIVE AGENT.....................  88
    10.6     LENDER PARTIES NOT RELYING ON ADMINISTRATIVE AGENT
               OR OTHER LENDERS...........................89
    10.7     INDEMNIFICATION................................................  89
    10.8     REGISTER.......................................................  89
    10.9     SUCCESSOR ADMINISTRATIVE AGENT.................................  90
    10.10    ADDITIONAL ADMINISTRATIVE AGENTS; COLLATERAL
               AGENT........................................................  90
    10.11    CALCULATIONS...................................................  91
    10.12    OTHER AGENTS...................................................  91
    10.13    JOINDER OF CERTAIN SWAP PARTIES; APPOINTMENT OF AGENT..........  91
ARTICLE 10A  SPECIAL INTERCREDITOR PROVISIONS...............................  92
10A.1        SPECIAL PROVISIONS APPLICABLE TO LENDER PARTIES AS
               PARTIES TO THE MULTICARE CREDIT AGREEMENT....................  92
ARTICLE 10B  SPECIAL INTER-BORROWER PROVISIONS..............................  93
10B.1        CERTAIN BORROWER ACKNOWLEDGEMENTS..............................  93
10B.2        CERTAIN INTER-BORROWER AGREEMENTS..............................  94
10B.3        RECORDS........................................................  94
Article 11   DEFINITIONS; CONSTRUCTION......................................  94
    11.1     CERTAIN DEFINITIONS............................................  94
    11.2     CONSTRUCTION................................................... 123
    11.3     ACCOUNTING PRINCIPLES.......................................... 124
Article 12   MISCELLANEOUS.................................................. 124
    12.1     NOTICES........................................................ 124
    12.2     PRIOR UNDERSTANDINGS; ENTIRE AGREEMENT......................... 125
    12.3     SEVERABILITY................................................... 125
    12.4     DESCRIPTIVE HEADINGS........................................... 126
    12.5     GOVERNING LAW.................................................. 126
    12.6     NON-MERGER OF REMEDIES......................................... 126
    12.7     NO IMPLIED WAIVER; CUMULATIVE REMEDIES......................... 126
    12.8     AMENDMENTS; WAIVERS............................................ 126
    12.9     SUCCESSORS AND ASSIGNS......................................... 128
    12.10    COUNTERPARTS; PHOTOCOPIED OR TELECOPIED SIGNATURE
               PAGES........................................................ 131
    12.11    MAXIMUM LAWFUL INTEREST RATE................................... 131
    12.12    INDEMNIFICATION................................................ 131
    12.13    EXPENSES....................................................... 133
    12.14    MAXIMUM AMOUNT OF JOINT AND SEVERAL LIABILITY.................. 134
    12.15    AUTHORIZATION OF GENESIS BY OTHER BORROWERS.................... 134
    12.16    ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY................ 134
    12.17    CERTAIN WAIVERS BY BORROWERS................................... 135

    12.18    SET-OFF........................................................ 135
    12.19    SHARING OF COLLECTIONS......................................... 135
    12.20    OTHER LOAN DOCUMENTS........................................... 136
    12.21    CERTAIN BORROWER ACKNOWLEDGEMENTS.............................. 136
    12.22    CERTAIN LENDER PARTY ACKNOWLEDGEMENTS.......................... 136
    12.23    CONSENTS AND APPROVALS OF SIGNING PARTIES...................... 136
    12.24    CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF
               JURY TRIAL................................................... 136

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 20, 1999, by and among GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation (together with its successors, "Genesis"), the Subsidiaries of Genesis referred to on the signature pages hereto (and such other Subsidiaries of Genesis which may from time to time become Borrowers hereunder in accordance with the provisions hereof) (collectively with Genesis, the "Borrowers"), the Lenders referred to on the signature pages hereto (together with other lenders parties hereto from time to time, and their successors and assigns, the "Lenders"), MELLON BANK, N.A., a national banking association, as issuer of Letters of Credit hereunder (in such capacity, together with its successors and assigns in such capacity, the "Issuer"), MELLON BANK, N.A., a national banking association, as Administrative Agent for itself and for the other Agents, the Lenders and the Issuer hereunder (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), CITICORP USA, INC., a Delaware corporation, as Syndication Agent, FIRST UNION NATIONAL BANK, a national banking association, as Documentation Agent, and BANK OF AMERICA, N.A. (as successor to NATIONSBANK, N.A. and BANK OF AMERICA NT&SA), a national banking association, as Syndication Agent. Certain terms used herein are defined in Article 11 below.

                         W I T N E S S E T H   T H A T

         WHEREAS, certain Borrowers, certain Lenders, the Issuer and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 22, 1993, as amended pursuant to that certain First Amendment and Waiver to Loan Documents, dated as of July 15, 1994, as further amended pursuant to that certain Second Amendment to Credit Agreement, dated as of September 23, 1994, as further amended pursuant to that certain Third Amendment to Credit Agreement, dated as of February 10, 1995, as further amended pursuant to that certain Fourth Amendment and Modification to Loan Documents and Consent dated as of June 15, 1995, as further amended pursuant to that certain Amended and Restated Credit Agreement, dated as of September 29, 1995, as further amended pursuant to that certain First Amendment to Credit Documents, dated as of April 12, 1996, as further amended pursuant to that Second Amendment and Waiver to Loan Documents, dated as of July 19, 1996, as further amended pursuant to that certain Second Amended and Restated Credit Agreement, dated as of October 7, 1996, as further amended pursuant to that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of March 7, 1997, as further amended pursuant to that certain Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of June 20, 1997, as further amended pursuant to that certain Third Amended and Restated Credit Agreement, as further amended pursuant to that certain Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of March 5, 1998, and as further amended pursuant to that certain Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of August 28, 1998, as further amended pursuant to that certain Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of December 15, 1998 and as further amended pursuant to that certain letter agreement, dated as of April 30, 1999 (as so amended, the "Existing Credit Agreement");

         WHEREAS, for the ease of reference the parties wish to incorporate such amendments and all prior amendments into this Fourth Amended and Restated Credit Agreement;

         WHEREAS, Genesis and its Subsidiaries, from time to time, other than Excluded Subsidiaries, are joint and several "Borrowers" hereunder;

         WHEREAS, as more particularly set forth in the Pledge Agreement, the Security Agreement and the Collateral Agency Agreement, certain collateral securing the obligations hereunder is to be shared (on the basis of the priority in proceeds set forth in the Collateral Agency Agreement and Section 9.3 (Application of Proceeds) below) with certain creditors party to the Synthetic Lease Facility and certain creditors party to the Qualifying Interest Rate Hedging Agreements (as each such term is defined in Article 11 below); and

         WHEREAS, ALL OBLIGATIONS HEREUNDER AND UNDER EACH AGREEMENT AND INSTRUMENT DELIVERED IN CONNECTION HEREWITH FROM TIME TO TIME ARE "SENIOR INDEBTEDNESS" AND ARE HEREBY DESIGNATED BY GENESIS AS "DESIGNATED SENIOR INDEBTEDNESS" WITHIN THE MEANING OF THE 1995 SUBORDINATED NOTE INDENTURE AND THE 1996 SUBORDINATED NOTE INDENTURE AND THE 1998 SUBORDINATED NOTE INDENTURE AND, WHEN ISSUED, THE ADDITIONAL SUBORDINATED NOTE INDENTURE;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows.


                                   Article 1

                                 CREDIT FACILITY

   1.1   COMMITMENT TO LEND

         (a)  Term Loans.

              (i) Tranche A Term Loans. Upon the terms and subject to the conditions of this Agreement, each Tranche A Lender agreed to make and did make, on the Closing Date, a Loan (a "Tranche A Term Loan") to the Borrowers in the amount of such Lender's Tranche A Commitment. The total amount of the Tranche A Commitment of all Tranche A Lenders on the Closing Date was $200,000,000.00. (Due to amortization and/or prepayments, the total outstanding principal amount of the Tranche A Term Loan is, as of the date of this Fourth Amended and Restated Credit Agreement, $121, 397, 731.)

              (ii) Tranche B Term Loans. Upon the terms and subject to the conditions of this Agreement, each Tranche B Lender agreed to make and did make, on the

Closing Date, a Loan (a "Tranche B Term Loan") to the Borrowers in the amount of such Lender's Tranche B Commitment. The total amount of the Tranche B Commitment of all Tranche B Lenders on the Closing Date was $200,000,000.00. (Due to amortization and/or prepayments, the total outstanding principal amount of the Tranche B Term Loan is, as of the date of this Fourth Amended and Restated Credit Agreement, $152,908,954.)

              (iii) Tranche C Term Loans. Upon the terms and subject to the conditions of this Agreement, each Tranche C Lender agreed to make and did make, on the Closing Date, a Loan (a "Tranche C Term Loan") to the Borrowers in the amount of such Lender's Tranche C Commitment. The total amount of the Tranche C Commitment of all Tranche C Lenders on the Closing Date was $200,000,000.00. (Due to amortization and/or prepayments, the total outstanding principal amount of the Tranche C Term Loans is, as of the date of this Fourth Amended and Restated Credit Agreement, $152,545,308.)

         (b) Revolving Credit Loans. Upon the terms and subject to the conditions of this Agreement, each RC Lender agreed (and continues to agree) to make, from time to time, during the period from and including the Closing Date to but excluding the RC Maturity Date, one or more Loans ("RC Loans") to the Borrowers in an aggregate unpaid principal amount not exceeding at any time such Lender's RC Commitment at such time; provided, however, that the Borrowers shall not request, and the Lenders shall have no obligation to make, any RC Loans at any time in excess of the Available RC Commitment. The total amount of the RC Commitment of all RC Lenders as of the date of this Fourth Amended and Restated Credit Agreement is $650,000,000.

         (c) Tranche II Revolver Loans. Upon the terms and subject to the conditions of this Agreement that are not inconsistent with those referred to in this paragraph (c) (or agreements entered into pursuant to this paragraph (c)), Tranche II Revolver Lenders may, from time to time, make one or more Tranche II Revolver Loans ("Tranche II Revolver Loans") (i) in such amounts (but in an aggregate principal amount not to exceed at any time outstanding the Tranche II Revolver Commitment), (ii) at such times, (iii) on such conditions, (iv) at such rates of interest, (v) with such fees, and (vi) with such maturities and amortization as the Borrowers, the Administrative Agent and the Tranche II Revolver Lenders may, in their sole discretion, agree upon, provided however that, Borrowers shall not request a Tranche II Revolver Loan and the Tranche II Revolver Lenders shall not be required to make a Tranche II Revolver Loan if there is any unused RC Commitment. The terms of any such agreement entered into pursuant to this Section 1.1(c) is incorporated herein by reference. Immediately upon the agreement of the Tranche II Revolver Lenders, the Administrative Agent and the Borrowers as to the terms of the Tranche II Revolver Loans or any modification of such terms, the Administrative Agent shall give notice to the Lenders of (i) the amount of the commitment for the Tranche II Revolver Loans and (ii) the final maturity date thereof.

   1.2   JOINT AND SEVERAL OBLIGATIONS.

         WHETHER OR NOT EXPRESSLY STATED HEREIN OR IN ANY OTHER LOAN DOCUMENT, ALL OBLIGATIONS OF THE BORROWERS (OR OF ANY BORROWER) HEREUNDER AND UNDER EACH OTHER LOAN DOCUMENT

(WHETHER IN CONNECTION WITH LOANS, LETTERS OF CREDIT OR OTHER OBLIGATIONS) ARE JOINT AND SEVERAL OBLIGATIONS OF ALL BORROWERS.

   1.3   MANNER OF BORROWING.

         (a) Notice of Borrowing. (i) Genesis (on behalf of the Borrowers) shall give the Administrative Agent notice (which shall be irrevocable), in the case of Prime Rate Loans, no later than 11:00 a.m. (Philadelphia, Pennsylvania time) one Business Day prior to the requested date for the making of such Loans and, in the case of LIBO Rate Loans, 11:00 a.m. (Philadelphia, Pennsylvania time) three Business Days before the requested date for the making of such Loans. Each such notice shall be in the form of Exhibit B hereto and shall specify (ii) the requested date for the making of such Loans, which date shall be a Business Day,
(iii) the Type or Types of Loans requested and (iv) the amount of each such Type of Loan, which amount shall be $2,000,000.00 or any integral multiple of $1,000,000.00 in excess thereof (except that in the case of RC Loans, the amount of the requested Loan may be less if the amount requested is equal to the total Available RC Commitment). Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof and of the amount and Type of each Loan to be made by such Lender on the requested date specified therein.

         (b) Funding by Lenders. Not later than 12:00 noon (Philadelphia, Pennsylvania time) on each requested date for the making of Loans, each Lender shall make available to the Administrative Agent, in Dollars in funds immediately available to the Administrative Agent at the office designated by the Administrative Agent, the Loans to be made by such Lender on such date, provided, however, that if a Lender does not receive timely notice from the Administrative Agent as set forth in paragraph (a) (i) above, such Lender shall fund the required amount promptly upon receipt of such notice. The obligations of the Lenders hereunder are several; accordingly, any Lender's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Lender of its obligation to make any Loan to be made by it on such date, but the latter shall not be liable for the former's failure.

         (c) Permitted Assumption as to Funding. Unless the Administrative Agent shall have received notice from a Lender prior to 11:00 a.m. (Philadelphia, Pennsylvania time) on the requested date for the making of any Loan that such Lender will not make available to the Administrative Agent the Loan requested to be made by it on such date, the Administrative Agent may assume that such Lender has made such Loan available. The Administrative Agent in its sole discretion and in reliance upon such assumption, may make available to the Borrowers on the requested date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not have made available to the Administrative Agent the Loans requested to be made by such Lender on such date and the Administrative Agent shall have so made available to the Borrowers a corresponding amount on behalf of such Lender, (i) such Lender shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrowers until the date such amount shall have been paid in full to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate and (ii) the Administrative Agent shall be entitled to all interest payable by the Borrowers on such amount for the period commencing on the date such amount was advanced by the Administrative Agent to but not including the date on which such amount is received by the Administrative Agent from such Lender. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as the Lenders or Required Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Without limiting any obligations of any Lender pursuant to this paragraph (c), if such Lender does not pay such corresponding amount promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall notify Genesis (on behalf of the Borrowers) and the Borrowers shall promptly repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates on such Loans.

         (d) Disbursements of Funds to Borrowers. All amounts made available to the Administrative Agent in accordance with paragraph (b) above shall be disbursed by the Administrative Agent promptly but in any event not later than 4:00 p.m. (Philadelphia, Pennsylvania time) on the requested date therefor in Dollars in funds immediately available to the Borrowers by crediting such amount to an account of Genesis at the Administrative Agent's Domestic Lending Office or in such other manner as may be agreed to by Genesis and the Administrative Agent.

   1.4   SCHEDULED REPAYMENTS.

         (a) Tranche A Term Loans. The remaining Tranche A Term Loans shall mature and become due and payable and shall be repaid by the Borrowers in quarterly installments, payable on successive Quarterly Payment Dates commencing on 9/30/99 and ending on the Tranche A Maturity Date (whether or not such date would otherwise be a Quarterly Payment Date). Each such installment shall be in an amount equal to one quarter of the amount set forth below for the applicable year (except that for the year ending 9/30/99, the entire amount set forth below shall be paid in one installment on 9/30/99), provided that the final installment shall be in an amount equal to the aggregate amount of the Tranche A Term Loans then outstanding.


                                      Amount
        Year Ending           (Assuming No Prepayments)
        -----------           -------------------------
          9/30/99                  $4,563,824.00
          9/30/00                 $25,557,416.00
          9/30/01                 $25,557,416.00
          9/30/02                 $32,859,536.00
          9/30/03                 $32,859,536.00

If any Tranche A Term Loans are prepaid, the amounts referred to above may be further reduced pursuant to Section 1.5 below.

         (b) Tranche B Term Loans. The remaining Tranche B Term Loans shall mature and become due and payable and shall be repaid by the Borrowers in quarterly installments, payable on successive Quarterly Payment Dates commencing on 9/30/99 and ending with the Tranche B Maturity Date (whether or not such date would otherwise be a Quarterly Payment Date). Each such installment shall be in an amount equal to one quarter of the amount set forth below for the applicable year (except that for the year ending 9/30/99, the entire amount set forth below shall be paid in one installment on 9/30/99), provided that the final installment shall be in an amount equal to the aggregate amount of Tranche B Term Loans then outstanding.

                                        Amount
         Year Ending           (Assuming No Prepayments)
         -----------           -------------------------
           9/30/99                     $389,081.00
           9/30/00                   $1,556,324.00
           9/30/01                   $1,556,324.00
           9/30/02                   $1,556,324.00
           9/30/03                   $1,556,324.00
           9/30/04                 $146,294,572.00

If any Tranche B Term Loans are prepaid, the amounts referred to above may be further reduced pursuant to Section 1.5 below.

         (c) Tranche C Term Loans. The remaining Tranche C Term Loans shall mature and become due and payable and shall be repaid by the Borrowers in quarterly installments, payable on each successive March 1, June 1, September 1 and December 1 commencing on 9/1/99 and ending with the Tranche C Maturity Date (whether or not such date would otherwise be a Quarterly Payment Date). Each such installment shall be in an amount equal to one quarter of the amount set forth below for the applicable year, provided that the final installment shall be in an amount equal to the aggregate amount of Tranche C Term Loans then outstanding.


                                           Amount
            Year Ending            (Assuming No Prepayments)
            ------------           -------------------------
             6/1/00                     $1,556,584.00
             6/1/01                     $1,556,584.00
             6/1/02                     $1,556,584.00
             6/1/03                     $1,556,584.00
             6/1/04                     $1,556,584.00
             6/1/05                   $144,762,383.00

If any Tranche C Term Loans are prepaid, the amounts referred to above may be further reduced pursuant to Section 1.5 below.

         (d) RC Loans. The aggregate outstanding principal amount of the RC Loans shall mature and become due and payable, and shall be repaid by the Borrowers, on the RC Maturity Date.

         (e) Tranche II Revolver Loans. The aggregate outstanding principal amount of the Tranche II Revolver Loans shall mature and become due and payable, and shall be repaid by the Borrowers, at the times determined in accordance with paragraph (c) of Section 1.1 above (Tranche II Revolver Loans).

         (f) Letters of Credit. The Borrowers shall reimburse the Issuer, through the Administrative Agent, for each Drawing under a Letter of Credit on the date determined with respect to such Drawing in the manner set forth in
Article 3 below. In addition, the Borrowers shall fund the cash collateral account securing Letter of Credit obligations in the manner set forth in Article 3 below.

   1.5   VOLUNTARY PREPAYMENTS AND UNSCHEDULED, MANDATORY PREPAYMENTS.

         (a) Optional Prepayments. The Borrowers may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty (but with any payment required under Section 2.4 (Breakage)), except that any optional partial prepayment (other than a prepayment of all outstanding RC Loans or a prepayment of Tranche II Revolver Loans which shall be governed by paragraph (c) of Section 1.1 above) shall be in an aggregate principal amount of $2,000,000.00 or any integral multiple of $1,000,000.00 in excess thereof. Amounts to be so prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment delivered pursuant to paragraph
(c) of this Section 1.5 together with interest thereon as provided in Section
1.8 (Interest) and together with any payment required under Section 2.4 (Breakage).

         (b)  Mandatory Prepayments.

              (i) Excess Cash Flow. For each fiscal year of the Borrowers, upon the earlier of (x) the date on which the Administrative Agent receives the annual financial statements specified in Section 6.1 hereof and (y) the date by which the Borrowers are required to provide such financial statements, the Borrowers shall prepay a portion of the Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow for such fiscal year.

              (ii) Net Proceeds of Dispositions. (1) In General. At least five
(5) Business Days prior to the date of any sale, assignment, transfer or other disposition by any Borrower of any assets (other than pursuant to paragraphs
(a), (b), (c), (d) or (f) of Section 8.5 (Dispositions) below) whether now owned or hereafter acquired (collectively, a "disposition of assets"), Genesis, on behalf of the Borrowers, shall give to the Administrative Agent written notice that such disposition of assets is to occur, the proposed date of such event and the anticipated amount of the Net Cash Proceeds, to be received in connection therewith. The Administrative Agent shall promptly forward a copy of such notice to each Lender Party.

              (2) Prepayments During Period That There is a Tranche II Revolver Commitment. Until the date that the Tranche II Revolver Commitment is reduced to zero, 100 % of the Net Cash Proceeds of asset sales (other than the Salisbury Transaction) will be immediately applied to prepay the Loans and reduce the Commitment in the manner set forth in paragraph (c) below.

              (3) Proceeds of Salisbury Transaction. The Net Cash Proceeds of the Salisbury Transaction may be retained by the Borrowers to, at the option of the Borrowers, prepay the Loans (and, if applicable, reduce the Commitment) or invest the proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the asset sale or in properties and assets that will be used in the business of the Borrowers (but if such proceeds are not so used within one year, then the balance of such proceeds not so used shall be used to repay the Loans immediately at the end of such one year period).

              (4) Prepayments After Tranche II Revolver Commitment Terminates. After the period specified in paragraph (2) above, seventy-five percent (75%) of the Net Cash Proceeds of asset sales will be immediately applied to prepay the Loans and reduce the Commitment in the manner set forth in paragraph (c) below and the remainder of the proceeds may be retained by the Borrowers to, at the option of the Borrowers, prepay the Loans or invest the proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the asset sale or in properties and assets that will be used in the business of the Borrowers (but if such proceeds are not so used within one year, then the balance of such proceeds not so used shall be used to repay the Loans immediately at the end of such one year period).

              (5) Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, in the event there occurs a disposition of assets which would otherwise result in a mandatory prepayment under the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture, the 1998 Subordinated Note Indenture or, if issued, any Additional Subordinated Note Indenture, to the extent the Borrowers are not otherwise required to make a mandatory prepayment hereunder, the Borrowers shall be obligated to make a mandatory prepayment hereunder in an amount not less than the amount, and at a time not later than such time, necessary to avoid any required prepayment under the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture, the 1998 Subordinated Note Indenture or Additional Subordinated Note Indenture, as the case may be.

              (iii) Net Proceeds of Sales of Capital Stock or Issuance of Debt Securities. Within five (5) days of the sale or issuance of any capital stock or debt securities of any Borrower, other than:

                        (1)  A sale to a Borrower;

                        (2) A sale or issuance of capital stock of Genesis which is not Mandatorily Redeemable Stock used to finance the purchase of capital stock of Genesis Eldercare Acquisition Corp. pursuant to the Put/Call Agreement;

                        (3) a sale or issuance of Series H Preferred Stock to TPG, Cypress and/or Nazem (which shares have no mandatory redemption features which could be applicable prior to the year 2011) on substantially the terms set forth in the Sponsor Letter of Intent and the issuance of the Series I Preferred Stock (which have substantially the same rights as the Series H Preferred Stock other than the voting rights);

                        (4) a refinancing of Indebtedness, which refinancing is permitted by Section 8.1 (Indebtedness) below to the extent that (a) the refinancing is in an aggregate principal amount no greater than the principal amount of the debt so refinanced immediately prior to the refinancing and (b) the proceeds of the refinancing are used exclusively to repay the predecessor debt; or

                        (5) the sale of common stock of Genesis (or warrants therefor) for an aggregate amount equal to Fifty Million Dollars ($50,000,000) on substantially the terms set forth in the Sponsor Letter of Intent.

The Borrowers shall prepay a portion of the Loans in an amount equal to the amount of the Net Cash Proceeds of such sale of stock or debt securities.

              (iv) Proceeds of Refinancings. Within five (5) Business Days after the consummation of (1) any refinancing resulting in Milford/Dover Proceeds, the proceeds of such refinancing shall be applied to prepay the RC Loans (but without any reduction of the RC Commitment) and (2) any refinancing of any loans or advances made by any Borrower to any Affiliate other than another Borrower, the proceeds (other than Milford/Dover Proceeds) of such refinancings (such other proceeds herein referred to as "General Refinancing Proceeds") shall be applied to prepay the Loans and reduce the Commitment in the manner specified in paragraph (c) below.

        (c)   Application and Timing of Prepayments.

              (i) Notice. Subject to the provisions of the last sentence of this paragraph (i), the Borrowers shall give the Administrative Agent notice of each prepayment of Loans, which notice, in the case of a prepayment of Prime Rate Loans, shall be given no later than 11:00 a.m. (Philadelphia, Pennsylvania time) three (3) Business Days before and, in the case of a prepayment of LIBO Rate Loans, no later than 11:00 A.M. (Philadelphia, Pennsylvania time) five (5) Business Days before the date of such prepayment provided, however, that for any prepayment of RC Loans (which is not part of a concurrent prepayment of Term Loans), the Borrower shall give the Administrative Agent notice, in the case of a prepayment of Prime Rate Loans, no later than 11:00 A.M. (Philadelphia time) one (1) Business Day before the date of such prepayment and, in the case of a prepayment of LIBO Rate Loans, no later than 11:00 A.M. (Philadelphia time) three (3) Business Days before the date of such prepayment. Each such notice of prepayment shall be in the form of Exhibit C hereto and shall specify (i) the date such prepayment is to be made and (ii) whether the Loans to be prepaid are Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, RC Loans or Tranche II Revolver Loans, (iii) the amount and Type and, in the case of any LIBO Rate Loan, the last day of the applicable Interest Period for the Loan to be prepaid, (iv) whether the prepayment is a voluntary prepayment pursuant to paragraph (a) of this Section 1.5 or a mandatory prepayment pursuant to paragraph (b) of this Section 1.5 and (v) if a mandatory prepayment, the reason therefor. The Borrowers shall concurrently notify the Administrative Agent of any reduction of Commitment. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof.

              (ii) Certain Prepayments to be Applied First Against the Revolving Credit Loans. The amount of any voluntary prepayments pursuant to paragraph (a) of this Section 1.5 as well as any mandatory prepayment relating to the Milford/Dover Proceeds and the Salisbury Transaction, shall be applied in the following order:

                        (1) First, prepayments shall be applied against the
                    Tranche II Revolver Loans (but with no corresponding reduction in the amount of a Tranche II Revolver Commitment unless otherwise specified by Genesis (on behalf of the Borrower)) and shall be applied among the Tranche II Revolver Loans at the time outstanding on a pro rata basis in accordance with the relative aggregate principal amounts thereof held by each Tranche II Revolver Lender.

                        (2) Second, prepayments shall be applied against the RC
                    Loans (but with no corresponding reduction in the amount of the RC Commitment unless otherwise specified by Genesis (on behalf of the Borrowers)) and shall be applied among the RC Loans at the time outstanding on a pro rata basis in accordance with the relative aggregate principal amounts thereof held by each applicable Lender.

                        (3) Third, subject to the terms of paragraph (d) below
                    (Tranche B/Tranche C Opt-Out) prepayments shall be applied against the Term Loans and shall be applied among the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans at the time outstanding on a pro rata basis in accordance with the relative aggregate principal amounts thereof held by each applicable Lender. Prepayments of the various Term Loans shall be applied to each of the respective remaining installments thereof set forth in
                    Section 1.4 on a pro rata basis in accordance with the relative amounts thereof.

Any excess shall be applied to any other amounts owing in respect of the Loan Obligations or deposited in the Letter of Credit cash collateral account if required under Article 3 below and, if all such Loan Obligations have been then paid in full and the amount of outstanding Letters of Credit is less than the sum of the amount in the cash collateral account (as required) and the Available RC Commitment, then any excess amount shall be returned to Genesis (on behalf of the Borrowers) or as otherwise required by applicable Law.

              (iii) Timing and Application of Mandatory Prepayments. Except as set forth in the preceding paragraph (ii), any mandatory prepayments pursuant to paragraph (b) of this Section 1.5 shall be applied in the following order:

                        First, the Tranche II Revolver Commitment, if any, will
                    be permanently reduced by an amount equal to the amount of the prepayment. Concurrently, there will be a prepayment of a like amount of the Tranche II Revolver Loans, if any. However, if the amount of outstanding Tranche II Revolver Loans is less than the amount of the reduction in the Tranche II Revolver Commitment, the prepayment will first be applied to prepay the outstanding Tranche II Revolver Loans (if any) and any excess (up to an amount equal to the reduction in the Tranche II Revolver Commitment) will be applied against the RC Loans with no reduction of the RC Commitment.

                        Second, (subject to the terms of paragraph (d) below
                    (Tranche B/Tranche C Opt-Out)) prepayments shall be applied against the Term Loans and shall be applied among the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans at the time outstanding on a pro rata basis in accordance with the relative aggregate principal amounts thereof held by each applicable Lender. Prepayments of the various Term Loans shall be applied to each of the respective remaining installments thereof set forth in
                    Section 1.4 on a pro rata basis in accordance with the relative amounts thereof.

                        Third, prepayments shall be applied against the RC Loans
                    with a corresponding reduction in the amount of the RC Commitment and shall be applied among the RC Loans at the time outstanding on a pro rata basis in accordance with the relative aggregate principal amount thereof held by each applicable Lender provided, however, the Borrowers need not prepay the RC Loans to the extent that there would be, after giving effect to the reduction in the amount of the RC Commitment (which commitment reduction is unaffected by the terms of this proviso), sufficient Available RC Commitment to reborrow such amounts. The preceding proviso shall not apply to prepayments in respect of Net Cash Proceeds of dispositions.

Any excess shall be applied to any other amounts owing in respect of the Loan Obligations or deposited in the Letter of Credit cash collateral account and, if all such Loan Obligations have been paid in full and the amount of outstanding Letters of Credit is less than the sum of the amount in the cash collateral account and the Available RC Commitment, then any excess amount shall be returned to Genesis (on behalf of the Borrowers) or as otherwise required by applicable Law.

         (d) Tranche B/Tranche C Opt-Out. With respect to any prepayment of the Tranche B Term Loans or Tranche C Term Loans, the Administrative Agent shall ratably pay the Tranche B Lenders or Tranche C Lenders, as the case may be, as required under paragraph (c) of this Section 1.5, unless the Administrative Agent shall have received written notice from any Tranche B Lender or Tranche C Lender, as the case may be, not later than 11:00 a.m. two (2) Business Days prior to the date of such prepayment, that such Tranche B Lender or Tranche C Lender, as the case may be, elects not to receive any prepayment under this paragraph (d) (a "Tranche B Opt-Out Lender" or "Tranche C Opt-Out Lender", as applicable). Any prepayment which would have been remitted to a Tranche B Opt-Out Lender or Tranche C Opt-Out Lender but for its election to not receive such prepayment, shall be paid ratably to the remaining Lender Parties in the order and as provided in paragraph (c) of this Section 1.5; provided, however, that notwithstanding the foregoing provisions of this paragraph (d), Tranche B Lenders and Tranche C Lenders must accept any prepayment made pursuant to this
Section 1.5 on any date on which the Tranche A Term Loans have been paid in full (or are to be concurrently paid in full).

         (e) Certain Provisions Respecting Prepayments Generally. Prepayments shall be subject to the interest payment provisions, as applicable, set forth in
Section 1.8 below and the breakage indemnity provisions, as applicable, set forth in Section 2.4 below.

   1.6   PAYMENTS BY THE BORROWERS IN GENERAL

         (a) Time, Place and Manner. All payments due to the Administrative Agent under the Loan Documents shall be made to the Administrative Agent at the office designated by the Administrative Agent on the signature pages hereto or to such other Person or at such other address as the Administrative Agent may designate by written notice to Genesis (on behalf of the

Borrowers). All payments due to any Lender under the Loan Documents, whether made to the Administrative Agent or directly to a Lender or the Issuer, shall be made for the account of, in the case of payments in respect of LIBO Rate Loans, such Lender's or Issuer's Eurodollar Lending Office and, in the case of all other payments, such Lender's or Issuer's Domestic Lending Office. Except as otherwise set forth in this Agreement, a payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person, no later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day; provided, however, that the failure of the Borrowers to make any such payment by such time shall not constitute a Default hereunder so long as such payment is received no later than 3:00 p.m. (Philadelphia, Pennsylvania time) on such day, but any such payment received later than 1:00 p.m. (Philadelphia, Pennsylvania time) on such day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on the amount paid, provided further, that any such payment made with the proceeds of Loans shall be deemed to have been made on the date of the making of such Loans, so long as such proceeds are immediately so applied and are not otherwise disbursed to the Borrowers.

         (b) No Reductions. All payments due to the Administrative Agent, the Issuer or any Lender under this Agreement and the other Loan Documents shall be made by the Borrowers without any reduction or deduction whatsoever, including any reduction or deduction for any charge, set-off, holdback, recoupment or counterclaim (whether sounding in tort, contract or otherwise).

         (c) Authorization to Charge Accounts. The Borrowers hereby authorize each Lender Party, each participant and each Affiliate of each Lender Party, if and to the extent any amount payable by the Borrowers under the Loan Documents (whether payable to such Person or to any other Lender Party) is not otherwise paid when due, to charge such amount against any or all of the demand deposit or other accounts of any Borrower with such Person (whether maintained at a branch or office located within or without the United States), with the Borrowers remaining jointly and severally liable for any deficiency. The Person so charging any such account shall give the relevant Borrower prompt notice thereof, but any failure to give or delay in giving such notice shall not affect such Person's right to effect such charge. Such charging of accounts shall be subject to the provisions of Section 12.19 (Sharing of Collections) hereof.

         (d) Extension of Payment Dates if Not a Business Day. Whenever any payment to the Administrative Agent, the Issuer or any Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day unless, in the case of a payment of the principal of LIBO Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Eurodollar Business Day. If the due date for any payment under the Loan Documents is extended (whether by operation of any Loan Document, applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

         (e) Disbursement of Payments to Lenders and Issuer. The Administrative Agent shall promptly distribute to each applicable Lender Party its ratable share of each payment received by the Administrative Agent under the Loan Documents for the account of such Lender Party by crediting an account of such Lender Party at the Administrative Agent's office or by wire transfer to an account of the Lender Party at an office of any other commercial bank located in the United States or at any Federal Reserve Bank designated by such Person. Unless the Administrative Agent shall have received notice from Genesis (on behalf of the Borrowers) prior to the date on which any payment is due to any Lender Parties under the Loan Documents that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent, in its sole discretion may, in reliance upon such assumption, cause to be distributed to each applicable Lender Party on such due date, a corresponding amount with respect to the amount then due to such Person. If and to the extent that the Borrowers shall not have so made such payment in full to the Administrative Agent, and the Administrative Agent shall have so distributed to such Lender or Lenders or the Issuer a corresponding amount, such Lender Parties shall, on demand, repay to the Administrative Agent the amount so distributed, together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date the such Person repays such amount to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate. Moreover, any Lender Party that shall have failed to make available the required amount shall not be entitled to vote on such matters as Lenders or Required Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Nothing in this Section 1.6 shall relieve the Borrowers from any payment obligations.

         (f) Breakage Costs on LIBO Rate Loans. Any repayment or prepayment of a LIBO Rate Loan made on a day other than the last day of the applicable Interest Period therefor shall be subject to payments in respect of breakage costs as required to be paid in respect thereof pursuant to Section 2.4 below.

   1.7   REDUCTIONS OF RC COMMITMENT

         (a) Optional Reductions. The Borrowers may reduce the RC Commitment by giving the Administrative Agent notice (which shall be irrevocable) thereof no later than 11:00 a.m. (Philadelphia, Pennsylvania time) on the third Business Day before the requested date of such reduction, provided, that each partial reduction thereof shall be in an amount equal to $10,000,000.00 or any integral multiple of $5,000,000.00 in excess thereof and, provided, further, that no reduction shall reduce the RC Commitment to an amount less than the sum of (i) the aggregate of the principal amount of all RC Loans outstanding on such date (after giving effect to any repayment or prepayment of RC Loans made on or prior to such date), (ii) the aggregate amount of the Contingent Reimbursement Obligations and (iii) the aggregate amount of all unreimbursed Drawings and provided, further, that the RC Commitment may only be reduced when there is no Tranche II Revolver Commitment. Upon receipt of any such notice, the Administrative Agent shall promptly notify each RC Lender of the contents thereof and the amount (based on a pro rata reduction to each RC Lender's Commitment) to which such RC Lender's RC Commitment is to be reduced.

         (b) Mandatory Reductions. At the time of any mandatory prepayment of RC Loans pursuant to Section 1.5, the RC Commitment shall be reduced to the extent required by said Section 1.5. In addition, the RC Commitment shall be reduced at the time and to the extent required by paragraph (i) of Section 8.1 (Permitted Other Indebtedness) below.

         (c) No Reinstatement of RC Commitment. All reductions of the RC Commitment are permanent and the RC Commitment cannot be restored without the written consent of all RC Lenders.

   1.8   INTEREST.

         (a) Interest Rates in General. Except for Tranche II Revolver Loans which shall bear interest in accordance with Section 1.1(c) above (Tranche II Revolver Loans), subject to the terms and conditions of this Agreement, each Loan shall, at the option of the Borrowers, bear interest on the outstanding principal amount thereof until paid in full at a rate per annum equal to (i) the Prime Rate as in effect from time to time or (ii) the applicable LIBO Rate for a specified Interest Period plus in the case of both (i) and (ii) the Applicable Margin, if any.

         (b) Election of LIBO Rate. Unless otherwise designated by the Borrowers as a LIBO Rate Loan in accordance with this paragraph (b), each Loan shall be deemed to be a Prime Rate Loan as more fully set forth below.

              (i) Prime Rate Unless Otherwise Designated. Prime Rate Loans shall continue as Prime Rate Loans unless and until such Loans are converted into Loans of another Type. LIBO Rate Loans for any Interest Period shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Prime Rate Loans unless Genesis (on behalf of the Borrowers) shall have given the Administrative Agent notice in accordance with clause (ii) below requesting that such Loans continue as LIBO Rate Loans for another Interest Period of a specified duration.

              (ii) Election of LIBO Rate. To elect a LIBO Rate, Genesis (on behalf of the Borrowers) shall give the Administrative Agent notice (which shall be irrevocable) no later than 11:00 a.m. (Philadelphia, Pennsylvania time) three
(3) Eurodollar Business Days before the requested date of the funding, conversion or continuation which date shall be a Eurodollar Business Day. Each such notice shall be in the form of Exhibit D hereto and shall specify (A) the requested date of such funding, conversion or continuation, (B) whether the subject Loan is a new advance or an existing Loan that is to be converted or continued, (C) in the case of any LIBO Rate Loan being continued, the last day of the current Interest Period, (D) whether such Loan is to be a Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan, a Tranche II Revolver Loan or an RC Loan and (E) the amount of, and the desired Interest Period for, the Loan subject to such LIBO Rate election provided that the Borrowers shall not be entitled to select an Interest Period for any Loan which shall end on a date later than the Maturity Date applicable to such Loan. Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof.

              (iii) LIBO Rate Suspended During Event of Default. Notwithstanding anything to the contrary contained in clauses (i) or (ii) of this paragraph (b), so long as an Event of Default shall have occurred and be continuing, the Administrative Agent may (and, at the request of the Required Lenders, shall) notify Genesis (on behalf of the Borrowers) that Loans may only be converted into or continued upon the expiration of the applicable current Interest Period therefor as Prime Rate Loans or Loans of such specified Types as shall be acceptable to the Required Lenders. Thereafter, until no Event of Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than Prime Rate Loans or one or more of such specified Types.

              (iv) Limitation on Types of Loans. Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall borrow, prepay, convert and continue Loans in a manner such that (A) unless otherwise agreed to by the Administrative Agent, the aggregate principal amount of LIBO Rate Loans of the same Type shall, at all times, be not less than $10,000,000.00 and (B) there shall be, at any one time, no more than the number of Interest Periods specified below in effect for each Tranche:


                  Maximum No. of Interest Periods           Tranche
                  -------------------------------           --------

                            five (5)                        RC Loans

                            three (3)                       Tranche A

                            three (3)                       Tranche B

                            three (3)                       Tranche C

              (v) Flexibility as to Source. Each Lender may fund LIBO Rate Loans from any source that such Lender deems (in its sole discretion) appropriate without loss of any rights hereunder.

         (c) Interest Payment Dates. Interest shall be payable (i) in the case of Prime Rate Loans, quarterly in arrears on each Quarterly Payment Date, (ii) in the case of LIBO Rate Loans, on the last day of each applicable Interest Period (and, in the case of any LIBO Rate Loan having an Interest Period longer than three months, on each three-month anniversary of the first day of such Interest Period) and (iii) in the case of any Loan (including Tranche II Revolver Loans), when such Loan shall be due (whether at maturity, upon mandatory prepayment, by reason of notice of prepayment or acceleration, or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted.

         (d) Default Rate. At any time that an Event of Default shall have occurred and shall be continuing, any amount payable hereunder and under each other Loan Document shall bear interest (whether before or after judgment), payable on demand, at a rate per annum equal to the applicable Default Rate.

   1.9   FEES.

         (a) Commitment Fees. The Borrowers shall pay to the Administrative Agent, for the account of each RC Lender, a commitment fee on the daily unused amount of such RC Lender's RC Commitment for each day from and including the Closing Date to but excluding the RC Maturity Date. The rate per annum shall initially be equal to .50% of such unused amount but shall be adjusted five (5) Business Days following delivery of the annual Officer's Compliance Certificate for the year ending September 30, 1999 pursuant to Section 6.1 below and thereafter shall be readjusted on the fifth (5th) Business Day following delivery of such quarterly or annual Officer's Compliance Certificates. At any time that such annual or quarterly Officer's Compliance Certificate is required to be delivered pursuant to said Section 6.1 and is not so delivered, then the Commitment Fee shall be based on the highest percentage set forth below in this
Section 1.9(a). The adjustments in the rate shall be based on the Adjusted Total Debt/Cash Flow Ratio as set forth in the chart below. The commitment fee shall be payable in arrears (i) on successive Quarterly Payment Dates beginning with the first Quarterly Payment Date after the Closing Date, (ii) on the date of any reduction of the RC Commitment (to the extent accrued and unpaid on the amount of such reduction) and (iii) on the RC Maturity Date.


    Adjusted Total                        Commitment
    Debt/Cash Flow Ratio                      Fee
    --------------------                  -----------

    less than 3.5                         .25%

    greater than or equal
    to 3.5 but less than 4.5              .3125%

    greater than or equal
    to 4.5 but less than 5.0              .375%

    greater than or equal
    to 5.0                                .50%

         (b) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent, for the respective accounts of the RC Lenders, a letter of credit commission on the daily aggregate amount of the Contingent Reimbursement Obligations under each Letter of Credit at a rate per annum equal to the Applicable Margin that would be applicable to RC Loans that are LIBO Rate Loans at such time. In addition, the Borrowers shall pay to the Administrative Agent, for the sole account of the Issuer, a Letter of Credit fronting fee on the daily aggregate amount of the Contingent Reimbursement Obligations under each Letter of Credit at a rate per annum equal to .10%. Such fees shall be payable in arrears on successive Quarterly Payment Dates and at the expiration or other termination of each Letter of Credit. In addition, the Borrowers shall pay to the Administrative Agent, for the benefit of the Issuer, the Issuer's standard posted charges for such matters as opening, negotiation and transfer.

         (c) Other Fees. The Borrowers shall pay to the Administrative Agent, for the respective accounts of the Administrative Agent, the Issuer, the Lenders and/or the other Agents, as the case may be, such other fees as have been or may be agreed to in writing by the Borrowers or by Genesis in connection with the commitment to enter into this Agreement (including any facility fees referred to in any commitment letters) and the transactions contemplated by this Agreement.

   1.10 COMPUTATION OF INTEREST AND FEES. Interest calculated on the basis of the LIBO Rate or the Federal Funds Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Commitment fees, letter of credit fees and interest calculated on the basis of the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed. Interest, commitment fees and letter of credit fees for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

   1.11 PROMISSORY NOTES; RECORDS OF ACCOUNT. Each Lender's Loans and the Borrowers' joint and several obligations to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the Register and other records of the Administrative Agent and such Lender and, in the case of Tranche A Term Loans made to a Lender who requests a Note, a single Tranche A Term Note payable to the order of such Lender and in the case of RC Loans made to a Lender who requests a Note, a single RC Note payable to the order of such Lender. The records of each Lender shall be prima facie evidence of such Lender's Loans and, in each case, of accrued interest thereon and all payments made in respect thereto. Each Lender's participation in Letters of Credit shall be evidenced by this Agreement, the records of such Lender and the Issuer and the Letters of Credit. In the event that there is any dispute concerning the amount of any such obligations, the amount of each Lender's Commitment with respect to RC Loans, Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans and the amount of outstanding Loan Obligations of each and every Type shall at all times be ascertained from the records of the Administrative Agent, including, without limitation, the Register, all of which shall be conclusive absent manifest error except that the outstanding face amount of any Letters of Credit, the amount of any unpaid Drawings, the amount of unpaid interest accrued thereon and fees relating to Letters of Credit shall at all times be ascertained from the records of the Issuer, which shall be conclusive absent manifest error.

   1.12 PRO RATA TREATMENT. Except to the extent otherwise provided herein, (a) Tranche A Term Loans shall be made by, and principal interest and fees in respect thereof shall be paid or repaid to, the Tranche A Lenders pro rata in accordance with their respective Tranche A Commitments and interest in Tranche A Loans; (b) Tranche B Term Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to, the Tranche B Lenders pro rata in accordance with their respective Tranche B Commitments and interest in Tranche B Loans; (c) Tranche C Term Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to, the Tranche C Lenders pro rata in accordance with their respective Tranche C Commitments and interest in Tranche C Loans; (d) RC Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to, the RC Lenders pro rata in accordance with their respective RC Commitments and interest in RC Loans and (e) Tranche II Revolver Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to the Tranche II Revolver Lenders pro rata in accordance with their respective Tranche II Revolver Commitments and interest in Tranche II Revolver Loans. Each participation of obligations in respect of Letters of Credit shall be allocated among, and each reimbursement of Drawings under Letters of Credit or letter of credit commissions shall be made for the account of, the RC Lenders pro rata in accordance with their respective amounts of RC Commitments.

   1.13  TAXES ON PAYMENTS.

         (a) Taxes Payable by the Borrowers. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrowers in connection with, any payment due to the Administrative Agent, the Issuer or any Lender that is not a "United States Person" (as such term is defined in Section 7701(a)(30) of the Code), the Borrowers (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law and (ii) except in the case of any Bank Tax, shall pay to the Issuer, such Lender or the Administrative Agent such additional amounts as may be necessary so that the net amount received by such Person with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable hereunder. If any Tax is withheld or deducted from, or is otherwise payable by the Borrowers in connection with, any payment due to the Issuer, any Lender or the Administrative Agent hereunder, the Borrowers shall furnish to such Person the original or a certified copy of a receipt (if any) for such Tax from the applicable taxing authority or other evidence of payment thereof satisfactory to such Person within 30 days after the date of such payment (or, if such receipt shall not have been made available by such taxing authority within such time, the Borrowers shall use reasonable efforts to promptly obtain and furnish such receipt). If the Borrowers fail to pay any such Taxes when due to the appropriate taxing authority or fail to remit to the Issuer, any Lender or the Administrative Agent the required receipts or other evidence of payment thereof satisfactory to such Person, the Borrowers shall indemnify such person for any Taxes, interest, penalties or additions to Tax that may become payable by such Person as a result of any such failure.

         (b) Taxes Payable by the Issuer, any Lender or the Administrative Agent. The Borrowers shall, promptly upon request by the Issuer, any Lender or the Administrative Agent that is not a United States Person, pay to such Person an amount equal to (i) all Taxes (other than Bank Taxes and without duplication of amounts paid pursuant to the preceding paragraph (a)) payable by such Person with respect to any payment due to such Person hereunder and (ii) all Taxes (other than Bank Taxes) payable by such Person as a result of payments made by the Borrowers (whether made to a taxing authority or to such Person pursuant to the preceding paragraph (a) or this paragraph (b)).

         (c) Credits and Deductions. If the Issuer, any Lender or the Administrative Agent is, in its sole opinion, able to apply for any refund, offset, credit, deduction or other reduction in Taxes by reason of any payment made by the Borrowers under the preceding paragraph (a) or (b), the Issuer, such Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to obtain such refund, offset, credit, deduction or other reduction and, upon receipt thereof, will pay to the Borrowers such amount, not exceeding the increased amount paid by the Borrowers, as is equal to the net after-tax value to the Issuer, such Lender or the Administrative Agent, in its sole opinion, of such part of such refund, offset, credit, deduction or other reduction as it considers to be allocable to such payment by the Borrowers, having regard to all of such Person's dealings giving rise to similar refunds, offsets, credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same; provided, however, that if such Person has made a payment to the Borrowers pursuant to this paragraph (c) and the applicable refund, offset, credit, deduction or other reduction in Tax is subsequently disallowed, the Borrowers shall, promptly upon request by the Issuer, the Administrative Agent or such Lender refund to such Person that portion of such payment determined by such Person, in its sole opinion, relating to such disallowance; and provided, further that (i) the Issuer, the Administrative Agent or such Lender, as the case may be, shall not be obligated to disclose to the Borrowers any information regarding its Tax affairs or computations and (ii) nothing in this paragraph (c) shall interfere with the right of such Person to arrange its Tax affairs as it deems appropriate.

         (d) Exemption from U.S. Withholding Taxes. Each Lender that is not a United States Person shall submit to the Borrowers and the Administrative Agent, on or before the fifth day prior to the first Quarterly Payment Date occurring after the Closing Date (or, in the case of a Person that is not a United States Person and that became a Lender by assignment, promptly upon such assignment), two duly completed and signed copies of either (A) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement and the Loans, (B) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement and the Loans, or (C) in the case of a Lender Party that is claiming an exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", two accurate and complete signed original Forms W-8 (or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes) and, if such Lender Party delivers Forms W-8 (or successor form), two signed certificates certifying that such Lender Party is not (1) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (2) is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Borrower and (3) is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate. Each such Lender shall, from time to time after submitting either such Form, submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of one or the other such Forms (or any successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (A) requested in writing by the Borrowers or the Administrative Agent and
(B) appropriate under the circumstances and under then current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender pursuant to this Agreement or the Loans. Upon the request of the Borrowers or the Administrative Agent, each Lender that is a United States Person shall submit to the Borrowers and the Administrative Agent a certificate to the effect that it is a United States Person.

         (e) Obligations under this Section 1.13 shall survive payment of the Loans.

   1.14  REGISTERED NOTES AND LOANS.

         (a) Request for Registration. Any Lender may request the Borrowers (through the Administrative Agent), and the Borrowers agree thereupon, to register such Loans as provided in Section 1.14(c) and, if such Lender is otherwise entitled to a Note hereunder, to issue such Lender's Note evidencing such Loans, or to exchange such Note for a new Note, registered as provided in
Section 1.14(c) (a "Registered Note"). A Registered Note may not be exchanged for a Note that is not in registered form. A Registered Note shall be deemed to be and shall be a Note for all purposes of this Agreement and the other Loan Documents.

         (b) Delivery of Tax Forms. Each Non-U.S. Lender that requests or holds a Registered Note pursuant to Section 1.14(a) or registers its Loans pursuant to
Section 1.14(a) (a "Registered Lender") (or, if such Registered Lender is not the beneficial owner thereof, such beneficial owner) shall deliver to Genesis (on behalf of the Borrowers) (with a copy to the Administrative Agent) prior to or at the time such Non-U.S. Lender becomes a Registered Lender, the applicable form described in Section 1.13(d) (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States) together with an annual certificate stating that such Registered Lender or beneficial owner, as the case may be, is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and is not otherwise described in Section 881(c)(3) of the Code. Each Registered Lender or beneficial owner, as the case may be, shall promptly notify Genesis (on behalf of the Borrowers) (with a copy to the Administrative Agent) if at any time such Registered Lender or beneficial owner, as the case may be, determines that it is no longer in a position to provide such previously delivered certificate to the Borrowers (or any other form of certification adopted by the relevant taxing authorities of the United States for such purposes).

         (c) Registration of Loans. The Administrative Agent, acting, for this purpose, as agent of the Borrowers, shall, upon request of any Registered Lender, enter in the Register the name, address and taxpayer identification number (if provided) of the Registered Lender or beneficial owner as the case may be. In addition to the requirements of Section 12.9 (Successors and Assigns), a Registered Note and the Loans evidenced thereby (or such Loans pending delivery of such Registered Note) or any other Loans registered pursuant to Section 1.14 (a) above may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and/or the Loans so registered on the Register (and each such Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and such Registered Note shall be registered on the Register only upon compliance with the provisions of Section 12.9 and, in the case of Registered Notes, surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer fully executed by) the Registered Lender thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than all of such Registered Notes is thereby being assigned or transferred, the assignor or transferor.


                                   Article 2

                     YIELD PROTECTION AND BREAKAGE INDEMNITY

   2.1 MANDATORY SUSPENSION AND CONVERSION OF LIBO RATE LOANS. Any Lender's obligations to make, continue or convert into LIBO Rate Loans of any Type shall be suspended, all such Lender's outstanding Loans of such Type shall be converted into Prime Rate Loans on the last day of their applicable Interest Periods (or, in the case of clause (c) below, on the last day such Lender may lawfully continue to maintain Loans of such Type if earlier, or, in the case of clause (d) below, on the day determined by such Lender to be the last Business Day before the effective date of the applicable restriction), and all pending requests for the making or continuation of or conversion into Loans of such Type by such Lender shall be deemed requests for Prime Rate Loans, if:

         (a) on or prior to the date required for the determination of a LIBO Rate for any Interest Period, the Administrative Agent determines that for any reason appropriate information is not available to it for purposes of determining the LIBO Rate for such Interest Period;

         (b) on or prior to the first day of any Interest Period for a LIBO Rate Loan, the Required Lenders have informed the Administrative Agent of their determination that the LIBO Rate as determined by the Administrative Agent for such Interest Period would not accurately reflect the cost to such Lenders of making, continuing or converting into a LIBO Rate Loan for such Interest Period;

         (c) at any time such Lender determines that any Regulatory Change makes it unlawful or impracticable for such Lender or its applicable Eurodollar Lending Office to make, continue or convert into a LIBO Rate Loan of such Type, or to comply with its obligations hereunder in respect thereof; or

         (d) such Lender notifies the Administrative Agent of its determination that (i) by reason of any Regulatory Change, such Lender or its applicable Eurodollar Lending Office is restricted, directly or indirectly, in the amount that it may hold of (A) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to LIBO Rate Loans of such Type is directly or indirectly determined or (B) the category of assets that includes LIBO Rate Loans of such Type and (ii) in connection therewith, such Lender has elected not to make available hereunder LIBO Rate Loans of such Type.

If, as a result of this Section 2.1, any Loan of any Lender that would otherwise be made or maintained as or converted into a LIBO Rate Loan for any Interest Period is instead made or maintained as or converted into a Prime Rate Loan, then, unless the corresponding Loan of each of the other Lenders is also to be made or maintained as or converted into a Prime Rate Loan, such Loan shall be treated as being a LIBO Rate Loan of such Type for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Lenders of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan. The Administrative Agent shall promptly notify Genesis (on behalf of the Borrowers) and each Lender of the existence or occurrence of any condition or circumstance specified in clause (a) or (b) above, and each Lender shall promptly notify Genesis (on behalf of the Borrowers) and the Administrative Agent of the existence, occurrence or termination of any condition or circumstance specified in clause (c) or (d) above applicable to such Lender's Loans, but the failure by the Administrative Agent or such Lender to give any such notice shall not affect such Lender's rights hereunder.

   2.2 REGULATORY CHANGES. If in the determination of any Lender or, in the case of any Letter of Credit or Drawing, the Issuer, (a) any Regulatory Change shall directly or indirectly.

                        (i) reduce the amount of any sum received or receivable
                    by (A) such Lender with respect to any LIBO Rate Loan or Letter of Credit Participation or the return to be earned by such Lender on any LIBO Rate Loan or Letter of Credit Participation or (B) the Issuer with respect to any Letter of Credit or Drawing,

                        (ii) impose a cost on (A) such Lender or any Affiliate
                    of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make or acquire, any LIBO Rate Loan or Letter of Credit Participation or (B) the Issuer or any of its Affiliates that is attributable to the issuance or maintaining of, or the commitment to issue, any Letter of Credit or the making or maintaining of any Drawing,

                        (iii) require (A) such Lender or any Affiliate of such
                    Lender to make any payment on or calculated by reference to any amount received by such Lender in respect of its LIBO Rate Loans or its obligations to make LIBO Rate Loans or (B) the Issuer or any of its Affiliates to make any payment on or calculated by reference to any amount received by the Issuer or any of its Affiliates in respect of any Letter of Credit or its commitment to issue any Letter of Credit or Drawing, or

                        (iv) reduce, or have the effect of reducing, the rate of
                    return on any capital (A) such Lender or any Affiliate of such Lender is required to maintain on account of any LIBO Rate Loan or Letter of Credit Participation or such Lender's commitment to make any LIBO Rate Loan or Letter of Credit Participation or (B) the Issuer or any of its Affiliates is required to maintain on account of any Letter of Credit or Drawing or the Issuer's commitment to issue any Letter of Credit, and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrowers shall pay to such Lender or the Issuer such additional amounts as such Lender or the Issuer, determines will fully compensate it for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request for such payment by such Lender or the Issuer, as the case may be, accompanied by the certificate described in Section
2.5 and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender or the Issuer, as the case may be provided, that the Borrowers shall not be liable for any amount payable with respect to any period more than 90 days before the date of such request or certificate or, if earlier, the retroactive effective date of the Regulatory Change if it occurred during such 90 day period.

   2.3 CAPITAL AND RESERVE REQUIREMENTS. If, in the determination of any Lender or the Issuer, such Lender, the Issuer or any Affiliate thereof is required, under applicable Law (including Regulation D), or interpretations, directives, requests and governmental or regulatory guidelines (whether or not having the force of law), to maintain capital or deposit any reserve on account of any Loan, any Letter of Credit (whether drawn or undrawn) or any commitment to make any Loan or issue any Letter of Credit, then, upon request by such Lender or the Issuer, the Borrowers shall pay to such Lender or the Issuer, as the case may be, such additional amounts as such Person determines will fully compensate it for any reduction in the rate of return on the capital that such Lender, the Issuer or such Affiliate thereof is so required to maintain. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request by such Lender or the Issuer, as the case may be, for such payment accompanied by the certificate described in Section 2.5 (provided, that the Borrowers shall not be liable for any amount payable with respect to any period more than 90 days before the date of such request or certificate or, if earlier, the retroactive effective date of the Regulatory Change if it occurred during such 90-day period) and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender or the Issuer, as the case may be.

   2.4 BREAKAGE. The Borrowers shall pay to each Lender, upon request, such amount as such Lender reasonably determines is necessary to compensate it for any loss, cost or expense (excluding loss of the Applicable Margin) incurred by it as a result of (a) any payment, prepayment or conversion of a LIBO Rate Loan on a date other than the last day of an Interest Period for such LIBO Rate Loan or (b) a LIBO Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Lender, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrowers under this Agreement (excluding the Applicable Margin) during the remainder of the applicable Interest Period over
(ii) the interest component of the return that such Lender determines it could have obtained had it placed such amount on deposit in the interbank Dollar market for a period equal to such remaining portion of the Interest Period.

   2.5  DETERMINATIONS. In making the determinations contemplated by this
Article 2, each Lender and the Issuer shall make such estimates, assumptions, allocations and the like that such Person in good faith determines to be appropriate, and such Person's selection thereof in accordance with this Section 2.5, and the determinations made by such Person on the basis thereof, shall be final, binding and conclusive upon the Borrowers, except, in the case of such determinations, for manifest errors. Each Lender and the Issuer shall furnish to the Borrowers, at the time of any request for compensation under Section 2.2 or 2.3, a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Article 2 and the assumptions underlying such computations, which shall include a statement of an officer of such Person certifying that such request for compensation is being made pursuant to a policy adopted by such Person to seek such compensation generally from customers similar to the Borrowers and having similar provisions in agreements with such Person.

   2.6 REPLACEMENT OF LENDERS. If any Lender requests compensation pursuant to Sections 1.13 (Taxes on Payments), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements), or such Lender's obligation to make or continue Loans as LIBO Rate Loans shall be suspended pursuant to Section 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans) or such Lender has defaulted on its obligations to make or participate in Loans pursuant to Section 1.3 (Manner of Borrowing), Genesis (on behalf of the Borrowers), upon three Business Days' notice, may require that such Lender transfer all of its right, title and interest under this Agreement, such Lender's Notes, if any, and the other Loan Documents to any Eligible Institution identified by Genesis (on behalf of the Borrowers) subject to

         (a) the consent of the Administrative Agent (which consent shall not be unreasonably withheld),

         (b) satisfaction of the other conditions specified in Section 12.9 below (Successors and Assigns),

         (c) the agreement of the proposed transferee to assume all of the obligations of such Lender hereunder and under the other Loan Documents for consideration equal to the outstanding principal amount of such Lender's Loans, unreimbursed Drawings payable to the transferor, interest thereon to the date of such transfer, and all other amounts payable hereunder to such Lender to the date of transfer,

         (d) such transferor Lender shall have been paid on or prior to the date of such transfer all fees and other amounts payable to such transferor hereunder including those amounts payable under said Sections 1.13, 2.2, or 2.3, as applicable (and including any fees accrued hereunder and any amounts that would be payable under Section 2.4 (Breakage) as if all of such Lender's Loans and share of unreimbursed Drawings were being prepaid in full on such date) or arrangements satisfactory to the transferor Lender shall have been made for such payments, and

         (e) satisfaction of the condition that if the Lender being replaced has requested compensation pursuant to Sections 1.13, 2.2 or 2.3, the proposed transferee's aggregate requested compensation, if any, pursuant to Sections 1.13, 2.2 or 2.3 with respect to such replaced Lender's Loans is lower than that of the Lender replaced.

Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements of the Borrowers contained in Sections 1.13 (Taxes on Payments), 2.2 (Regulatory Changes), 2.3 (Capital and Reserve Requirements), 2.4 (Breakage), 12.12 (Indemnification) and 12.13 (Expenses) (without duplication of any payments made to such Lender by the Borrowers or the proposed transferee) shall survive for the benefit of any Lender replaced under this Section 2.6 with respect to the time prior to such replacement.

   2.7 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 1.13 (Taxes on Payments),
2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements) with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending officer for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.7 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 1.13 (Taxes on Payments), 2.1 (Mandatory Suspension and Conversion of LIBO Rate Loans), 2.2 (Regulatory Changes) or 2.3 (Capital and Reserve Requirements).


                                   Article 3

                                LETTERS OF CREDIT

   3.1   ISSUANCE OF LETTERS OF CREDIT.

         (a) In General. Upon the terms and subject to the conditions of this Agreement, the Issuer shall, from time to time, from the Closing Date to the date which is 90 days prior to the RC Maturity Date, issue one or more Letters of Credit for the account of any Borrower, provided that (i) the sum of the Contingent Reimbursement Obligations (after giving effect to the requested Letter of Credit) plus the aggregate unpaid amount of all Drawings under Letters of Credit shall not exceed $25,000,000.00 and provided, further, that the face amount of the Letter of Credit so requested shall not exceed the Available RC Commitment at such time. Each Letter of Credit shall be in a form and shall contain such terms as shall be reasonably satisfactory to the Issuer. Letters of Credit shall be issued only on a Business Day, and shall be used for the general corporate purposes of the Borrowers or for such other purposes as shall be acceptable to the Issuer in its sole discretion.

         (b) Letters of Credit Issued Pursuant to the Existing Credit Agreement. The letters of credit issued in connection with the Existing Credit Agreement and outstanding on the effective date of this Agreement shall, from and after the effective date of this Agreement, constitute Letters of Credit for all purposes hereunder.

         (c) Terms. Each Letter of Credit shall be denominated only in Dollars and shall expire on or before the first anniversary of the issuance thereof and in any event not later than the fifth Business Day preceding the RC Maturity Date. No Letter of Credit shall have an expiration date which is extendable under an "evergreen" or similar provision unless the Issuer expressly agrees to the same in its sole discretion in any particular case. All other extensions and renewals are also at the sole discretion of the Issuer. Any extension of the expiry date of a Letter of Credit to a date beyond the first anniversary of the issuance thereof shall constitute an "issuance" of such Letter of Credit for all purposes hereof.

         (d) Form of Request. The Borrowers shall request the issuance of a Letter of Credit by furnishing to the Administrative Agent and the Issuer, at least five Business Days before the requested date of such issuance (or at such later time as shall be acceptable to the Issuer), such notice thereof as shall be reasonably satisfactory to the Issuer to which shall be attached a certificate of the chief financial officer or other Responsible Officer of Genesis representing that Genesis is, and after giving effect to the additional Indebtedness will be, in compliance with Section 5.9 of the 1995 Subordinated
Note Indenture and the 1996 Subordinated Note Indenture and relevant financial covenants under the 1998 Subordinated Note Indenture, if applicable, and that the obligations with respect to such Letter of Credit constitute "Senior Indebtedness" and "Designated Senior Indebtedness" as such terms are defined in said indentures and such other matters as required by Section 4.2 below.

         (e) Participation by RC Lenders. Upon the date of issuance of a Letter of Credit (or, in the case of the Letters of Credit referred to in paragraph (b) above, on the Closing Date), the Issuer shall be deemed to have granted to each RC Lender (other than the Issuer), and each RC Lender (other than the Issuer) shall be deemed to have acquired from the Issuer without further action by any party hereto, a participation in such Letter of Credit and any Drawings that may at any time be made thereunder, to the extent of such Lender's pro rata share of the RC Commitment.

         (f) Notice of Drawings. The Issuer shall promptly notify Genesis (on behalf of the Borrowers) of its receipt of each Drawing request with respect to a Letter of Credit, stating the date and amount of the Drawing requested thereby and the date and amount of each Drawing disbursed pursuant to such request. The failure of the Issuer to give, or delay in giving, any such notice shall not release or diminish the obligations hereunder of the Borrowers in respect of such Drawing.

         (g) Reimbursement of Drawings by Borrowers. If at any time Genesis (on the behalf of the Borrowers) receives notice of a Drawing, the Borrowers shall reimburse such Drawing by paying to the Issuer in immediately available funds the amount of the payment made by the Issuer with respect to such Drawing, together with interest thereon at a rate per annum equal to the Prime Rate from the day that the Drawing is made until the day such reimbursement is made if such Drawing is not reimbursed on the day the Drawing is made. Such reimbursement shall be made by the Borrowers to the Issuer no later than one (1) Business Day following the date that Genesis (on behalf of Borrowers) receives the relevant notice of Drawing if such notice is received on or prior to 10:00 a.m. (Philadelphia, Pennsylvania time) and no later than two (2) Business Days following the date that Genesis receives the relevant notice of Drawing if such notice is received after 10:00 a.m. (Philadelphia, Pennsylvania time). If the Borrowers shall fail to make any payment required by this paragraph (g) at the time specified, and if at such time, there shall be any Available RC Commitment, the Administrative Agent may (but is not obligated to) assume that the Borrowers intend to use the proceeds of RC Loans to make such payment. In reliance on such assumption, the Administrative Agent may (but is not obligated to) notify the RC Lenders (and Genesis (on behalf of the Borrowers)) that notwithstanding the Borrowers' failure to provide notice pursuant to Section 1.3 above, such notice is deemed given pursuant to this paragraph (g) requesting an RC Loan bearing interest at the Prime Rate in an amount sufficient to make the payments required by this paragraph (g). Such notice from the Administrative Agent shall be treated by the Lenders in the same manner as a notice from the Borrowers under
Section 1.3 above. The Administrative Agent may, at the direction of the Issuer, apply the proceeds of such Loans to satisfy the requirements of this paragraph
(g).

         (h) Obligations of RC Lenders to Issuer. In the event that the Borrowers shall fail to make any payment when due pursuant to the preceding paragraph (g) and for so long as such failure shall be continuing, the Issuer may give notice of such failure to the Administrative Agent and each RC Lender, which notice shall include, in the case of an RC Lender, the amount of such RC Lender's interest in such Drawing, whereupon each such RC Lender (other than the Issuer) shall promptly remit such amount to the Administrative Agent for the account of the Issuer as provided in this paragraph (h). Each RC Lender (other than the Issuer) shall, in the event it receives such notice from the Issuer at or before 12:00 noon (Philadelphia, Pennsylvania time) on any Business Day, fund its participation in any unreimbursed Drawing by remitting to the Administrative Agent, no later than 2:00 p.m. (Philadelphia, Pennsylvania time) on such day, in immediately available funds its share of the reimbursement obligations in respect of each Drawing. In the event that the Administrative Agent receives such funds from an RC Lender at or before 2:00 p.m. (Philadelphia, Pennsylvania time) on any day, the Administrative Agent shall make available the amount thereof to the Issuer, in immediately available funds no later than 4:00 p.m. (Philadelphia, Pennsylvania time) on that same day. Any amount payable by an RC Lender to the Administrative Agent for the account of the Issuer under this paragraph (h), and any amount payable by the Administrative Agent to the Issuer under this paragraph (h), shall bear interest for each day from the date due (and including such day if paid after 2:00 p.m. (Philadelphia, Pennsylvania time) in the case of any such payment by an RC Lender to the Administrative Agent, or 4:00 p.m. (Philadelphia, Pennsylvania time), in the case of any such payment by the Administrative Agent to the Issuer, on such day) until the date it is received by the Issuer at a rate equal to the Federal Funds Rate until (and including) the third Business Day after the date due and thereafter at the Prime Rate. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as Lenders or Required Lender are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Each RC Lender shall, upon the demand of the Issuer, reimburse the Issuer, through the Administrative Agent to the extent that the Issuer has not been reimbursed by the Borrowers after demand therefor, for the reasonable costs and expenses (including reasonable legal fees) incurred by it (other than as a result of its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction) in connection with the collection of amounts due under, the administration of, and the preservation and enforcement of any rights conferred by, the Letters of Credit or the performance of the Issuer's obligations under this Agreement in respect thereof on a pro rata basis relative to such RC Lender's pro rata share of the RC Commitment (as of the time such costs and expenses are incurred). The Issuer shall refund through the Administrative Agent any costs and expenses reimbursed by such RC Lender that are subsequently recovered from the Borrowers in an amount equal to such RC Lender's ratable share thereof.

         (i) Cash Collateral. It is intended that at all times that the Borrowers shall have contingent or other obligations (including obligations in respect of fees) relating to Letters of Credit, there shall be sufficient availability under the RC Commitment to reimburse the Issuer (and the RC Lenders) out of proceeds of RC Loans. Accordingly, in the event that there shall, at any time, be insufficient availability under the RC Commitment (after giving effect to all outstanding RC Loans) to do so (whether because the amount of the RC Commitment is reduced pursuant to a mandatory reduction or is terminated at maturity, upon acceleration or otherwise or because the amount of outstanding RC Loans and such Letter of Credit obligations exceeds the amount of the RC Commitment for any other reason), the Borrowers shall forthwith pay to the Administrative Agent an amount equal to the aggregate face value of all outstanding Letters of Credit plus the aggregate amount of all unreimbursed Drawings plus the amount of all fees or other obligations in respect of Letters of Credit to the extent of such excess. Such amount shall be maintained by the Administrative Agent in an interest-bearing cash collateral account in the name of and for the benefit of the Issuer and the RC Lenders to secure such payment obligations of the Borrowers until such time as all outstanding Letters of Credit have expired or been cancelled and all amounts in respect thereof have been paid in full. Upon receipt of a notice from the Issuer that there are unreimbursed Drawings or other amounts due in respect of such Letters of Credit (which notice shall set forth the amount of such unreimbursed Drawings or other obligations) the Administrative Agent shall promptly disburse from the cash collateral account the amount specified in the notice and shall pay such amount to the Issuer and RC Lenders ratably in accordance with the respective amounts owing to each such Person, first, for fees and indemnities until the same are paid in full and, second, for unreimbursed Drawings. The Administrative Agent and the Issuer may rely on their records as to any amounts so owing and shall be fully protected in doing so. Such records shall be conclusive, absent manifest error. At any time that the RC Commitment again becomes available for reimbursement of Drawings under outstanding Letters of Credit such that (i) the sum of the RC Commitment at that time and the amount in the cash collateral account exceeds (ii) the sum of all outstanding RC Loans, the face amount of all outstanding Letters of Credit and the amount of all unreimbursed Drawings, then, upon written request of Genesis (on behalf of the Borrowers) (which request shall (A) represent that there exists no Default or Event of Default and (B) specify the amount of such excess), the Administrative Agent shall release such excess amount to the Borrowers from the cash collateral account. If all Loan Obligations (other than Loan Obligations constituting contingent obligations under indemnification provisions which survive indefinitely, so long as no unsatisfied claim has been made under any such indemnification provision) have been indefeasibly paid in full in cash, all Commitments have terminated and all Letters of Credit have expired, promptly following demand by Genesis (on behalf of the Borrowers) the Administrative Agent shall release to the Borrowers all remaining funds in the Letter of Credit cash collateral account.

         (j) Obligations Absolute. The obligation of each Borrower and each RC Lender to make available to the Issuer the amounts set forth in this Article 3 shall be absolute, unconditional and irrevocable under any and all circumstances without reduction for any set-off or counterclaim of any nature whatsoever, and may not be terminated, suspended or delayed for any reason whatsoever, shall not be subject to any qualification or exception and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

             (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuer, any RC Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between such Borrower and the beneficiary named in any such Letter of Credit);

             (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

             (v) the occurrence of any Default or Event of Default.

             (k) Limitations on Liability; Protection of Issuer, Administrative Agent and Lenders.

                 (i) Limitation on Liability of Lender Parties. Without affecting any rights any Lender Party may have under applicable Law, each of the Borrowers agrees that none of the RC Lenders, the Issuer, the Administrative Agent or their respective officers or directors shall be liable or responsible for, and the obligations of the Borrowers to the RC Lenders, the Issuer and the Administrative Agent hereunder shall not in any manner be affected by: (A) the use that may be made of any Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person or any acts or omissions of such beneficiary or any other Person; (B) the validity, sufficiency or genuineness of documents presented in connection with any Drawing, or of any endorsements thereon, even if such documents should, in fact, prove to be in any or all respects, invalid, insufficient, fraudulent or forged; or (C) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit or any other action taken or omitted to be taken by any Person under or in connection with any Letter of Credit, except that the Borrowers shall have a claim against the Issuer and the Issuer shall be liable to the Borrowers, in each case to the extent and only to the extent of any damages suffered by the Borrowers that they prove are caused by the Issuer's willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, in determining whether to pay under any Letter of Credit, the Issuer shall not have any obligation relative to the other Lenders other than to determine that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit, regardless of any notice or information to the contrary. Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit (if taken or omitted in the absence of gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction) shall not create for the Issuer any resulting liability to any Borrower or any Lender.

                 (ii) Indemnification and Expenses. In addition to any other amounts payable under this Agreement, the Borrowers agree jointly and severally to protect, indemnify, pay and hold the Issuer and each RC Lender harmless from and against any and all claims, costs, charges and expenses (including reasonable attorneys' fees) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of, or payment of any drawing under, any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Issuer as finally determined by a court of competent jurisdiction or (B) the failure of the Issuer to honor a Drawing under any Letter of Credit as a result of any act or omission of any present or future government or Governmental Authority.

                 (iii) Issuer Not Responsible. In furtherance of the foregoing limitations on liability, the Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the issuance of Letters of Credit; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part; (C) errors, omissions, interruptions, or delays in transmissions or delivery of any messages, by mail, cable, telecopy, telex or otherwise, whether or not in cipher; (D) the misapplication by the beneficiary of any Letter of Credit or the proceeds of any drawing under such Letter of Credit; or (E) any consequence arising from causes beyond the control of the Issuer, including any governmental acts except for damages proven to be caused by the Issuer's gross negligence or willful misconduct.


                                   Article 4

                       CONDITIONS TO EFFECTIVENESS OF THIS
                       FOURTH AMENDED AND RESTATED CREDIT
                             AGREEMENT AND FUNDINGS

   4.1 CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT. The effectiveness of this Fourth Amended and Restated Credit Agreement, the obligation of the Lenders to make the Loans thereunder and the obligation on the Issuer to issue Letters of Credit hereunder are subject to the fulfillment of the following conditions on or prior to August 31, 1999.

         (a) Secretary's Certificates. The Borrowers shall have delivered, or caused to be delivered, a certificate of the Secretary or an Assistant Secretary (or general partner, as applicable) of each of the Borrowers, with specimen signatures of the authorized signatories to the Loan Documents, and to which shall be attached copies of the following, as applicable: articles or certificates of incorporation, bylaws, partnership agreements, resolutions and shareholder agreements provided, however, if any such articles, by-laws or partnership agreements of Subsidiaries were delivered to the Administrative Agent since October 1, 1996 and if there have been no changes to such documents, additional copies need not be delivered pursuant to this paragraph (a) so long as the certifying officer signs a statement to such effect in the applicable Secretary's Certificate.

         (b) Good Standing Certificates. The Borrowers shall have delivered, or caused to be delivered, a good standing or subsistence certificate, as the case may be, issued as of a recent date with respect to each Borrower (and corporate general partner of Borrowers that are partnerships), issued by the Secretary of State or other appropriate official of its jurisdiction of formation and also each jurisdiction where it is required to qualify to do business and, if any such certificate is dated more than sixty (60) days prior to the Closing Date, a confirmation (which may be provided by a reputable corporate service) of the information in such certificate.

         (c) Lien Searches. The Borrowers shall have delivered to the Administrative Agent Uniform Commercial Code, tax, and judgment lien searches of the Borrowers, in such form, as of such date and with such content as are acceptable to the Administrative Agent.

         (d) Collateral Agency Agreement. The Borrowers shall have caused to be delivered a Fourth Amended and Restated Collateral Agency Agreement, duly executed by the Borrowers, the Administrative Agent and the agent for the Synthetic Lease Facility (as so amended and restated and as the same may be further amended, modified, restated or supplemented from time to time in accordance with the terms hereof and thereof, the "Collateral Agency Agreement"), which amendment will be in substantially the form annexed to this Agreement as Exhibit F.

         (e) Execution of Agreement and Consent of Required Secured Parties and Required SLF Parties. The Required Lenders, the Borrowers and the Administrative Agent shall have executed counterpart signature pages to this Fourth Amended and Restated Credit Agreement. In addition, the Required Secured Parties and the Required SLF Parties (as each such term is defined in the Collateral Agency Agreement) shall have executed this Fourth Amended and Restated Credit Agreement or a separate consent consenting to the amendments hereunder and the amendments to the Collateral Agency Agreement.

         (f) Opinions of Counsel.

             (i) The Borrowers shall have delivered favorable opinions of counsel, dated as of the Amendment Effective Date, from Blank Rome Comisky & McCauley, counsel to the Borrowers, as to the absence of conflicts with other financing agreements and other material agreements of the Borrowers, the perfection of security interests under the security documents, the due organization of the Borrowers, the due authorization of the transactions referred to herein, the enforceability of the Loan Documents and such other matters as the Administrative Agent may reasonably request, in form and substance satisfactory to the Administrative Agent.

             (ii) The Borrowers shall have delivered such local counsel opinions as the Administrative Agent may request in form and substance satisfactory to the Administrative Agent.

         (g) Consents and Approvals. The Borrowers shall have delivered all material corporate, governmental, judicial and third party consents and approvals necessary in connection with this Agreement and the other Loan Documents provided, however that the Borrowers shall only be required to use commercially reasonable efforts to produce landlord consents and other third party consents to specific items of Additional Security.

         (h) Sponsor Letter of Intent and Related Matters. The Borrowers shall have delivered a copy of the Sponsor Letter of Intent and a written acknowledgement from Cypress and TPG stating that the terms of this Agreement and the related documents are acceptable to them within the meaning of the Letter of Intent and also confirming the terms of the Investors' Subordination Agreement.

         (i) Insurance. The Borrowers shall have delivered to the Administrative Agent evidence of the insurance required by Section 6.8 below.

         (j) Fees and Expenses. The Borrowers shall have paid the fees required to be paid to the Agents and the Lenders on or before the Amendment Effective Date and the fees and disbursements of counsel for the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Fourth Amended and Restated Credit Agreement and related transactions.

         (k) Security Agreement. The Borrowers shall have executed and delivered a Security Agreement (as such agreement is amended, restated, modified and/or supplemented from time to time, the "Security Agreement") in substantially the form of Exhibit E hereto, together with such UCC-1 financing statements and/or UCC-3 statements of amendment as are required thereby.

         (l) Mortgages. The Borrowers shall have executed and delivered mortgages or other appropriate collateral conveyance documents for so much of their real property (owned or leased) as they can provide using commercially reasonable efforts but, in any event, for at least 12 properties, together with such title reports and flood zone certifications as the Administrative Agent may reasonably request.

         (m) Truth of Representation and Absence of Defaults. The representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects and there shall be no Default or Event of Default after giving effect to the amendments and waivers set forth hereunder.

         (n) Other Information. The Borrowers shall have delivered such other information as the Agents may reasonably request.

   4.2   CONDITIONS TO EACH LOAN AND ISSUANCE OF EACH LETTER OF CREDIT.

         (a) Conditions. The obligation of the Lenders to make any Loans, including the initial Loans, and the obligation of the Issuer to issue any Letters of Credit are subject to fulfillment of each of the following conditions, in each case, unless otherwise specified, to the satisfaction of the Administrative Agent:

             (i) Absence of Default. There shall not, either prior to or after giving effect to each such Loan or Letter of Credit, as the case may be, exist an Event of Default or a Default.

             (ii) Borrowing Notice/L.C. Request. In connection with any request for Loans, the Administrative Agent shall have received a borrowing notice as required by Section 1.3 above; and in connection with any request for the issuance of a Letter of Credit, the Issuer and the Administrative Agent shall have received a Letter of Credit request as required by Section 3.1 above.

             (iii) Truth of Representations. The representations and warranties of the Borrowers and each other Loan Party made in this Agreement and each other Loan Document and those of the subordinated creditors in the Investors' Subordination Agreement shall be true and correct in all material respects as of the date each such Loan is made or Letter of Credit issued (both immediately prior to and after giving effect to said Loan or Letter of Credit) as if made on and as of such date.

             (iv) No Violations of Law. Neither the making of, nor use of proceeds of, such Loans nor the issuance of, or use of the proceeds of, such Letters of Credit shall conflict with, or cause any Borrower to violate any Law.

             (v) Compliance with Indenture Covenants. Neither the making of such Loans nor the issuance of such Letters of Credit shall violate the terms of the 1995 Subordinated Note Indenture or the 1996 Subordinated Note Indenture or the 1998 Subordinated Note Indenture or, if applicable, any Additional Subordinated
Note Indenture and both before and after giving effect to such additional Indebtedness, and Genesis shall be in compliance with the incurrence test covenants set forth in Section 5.9 or elsewhere in each such indenture and such Loans or obligations under the Letters of Credit shall constitute "Senior Indebtedness" and "Designated Senior Indebtedness" (as defined in each such indenture).

             (vi) Additional Information. The Lenders shall have received such additional information and documentation as the Lenders may reasonably request.

         (b) Deemed Representation and Warranty. The request for, and acceptance of, any Loan or Letter of Credit by any Borrowers shall be deemed a representation and warranty by the Borrowers that the conditions specified in clauses (i), (iii), (iv) and
(v) of the preceding paragraph (a) have been satisfied.

   4.3 RELATIONSHIP WITH EXISTING CREDIT AGREEMENT. Upon satisfaction of the conditions specified in Section 4.1 (Conditions and Effectiveness of this Fourth Amended and Restated Credit Agreement), this Fourth Amended and Restated Credit Agreement will be effective, the terms and conditions of, and the agreements, representations and warranties set forth in, the Existing Credit Agreement shall be, except as otherwise provided in this Agreement, hereby replaced and superseded in their entirety by the terms, conditions, agreements, representations and warranties set forth in this Agreement; provided, however, that nothing contained herein or in any of the other Loan Documents shall (a) impair, limit or affect the continuation of the liability of any Borrower for indemnity obligations heretofore incurred under, or in connection with, the Existing Credit Agreement or (b) impair, limit or affect the continuation of the Liens heretofore granted, pledged and assigned to the Administrative Agent or the Collateral Agent, for the benefit of the Secured Parties by the Borrowers or
(c) impair or limit the waivers set forth in any of the amendments or waivers to the Third Amended and Restated Credit Agreement or (d) impair or limit any obligation to pay principal, interest, fees and other amounts payable by the Borrowers under the Existing Credit Agreement (or any amendment incorporated therein). Until this Agreement shall become effective pursuant to Section 4.1 above, the Existing Credit Agreement shall remain in full force and effect. Except as otherwise provided herein, each Loan Document, as amended on the date hereof, is ratified and remains in full force and effect.

   4.4 CERTAIN WAIVERS. Effective as of the Amendment Effective Date, the Lenders hereby waive any Defaults or Events of Default that would have occurred and would be existing under the Existing Credit Agreement to the extent (but only to the extent) that such Defaults or Events of Default would not exist under this Fourth Amended and Restated Credit Agreement. In addition, the Lenders hereby waive any Default or Event of Default caused by the failure to deliver financial statements and an Officer's Compliance Certificate by August 15, 1999 so long as such financial statements and Officer's Compliance Certificate are delivered by August 23, 1999. The foregoing waivers are limited to their express terms and do not imply any similar or future waivers.


                                   Article 5

                         REPRESENTATIONS AND WARRANTIES

    5.1 REPRESENTATIONS. The Borrowers hereby jointly and severally represent and warrant to each Lender Party as follows:

         (a) Status of Borrowers. Each Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Borrower has the power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Each Borrower is duly qualified to do business as a foreign corporation or foreign partnership and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable, except for any failures to maintain such qualifications which, individually or in the aggregate, could not have a Material Adverse Effect. Schedule 5.1(a) hereto sets forth for each Borrower, as of the Amendment Effective Date, (i) whether it is a corporation, limited partnership or general partnership, (ii) the jurisdiction of its organization, and (iii) the jurisdictions in which it is qualified to do business as a foreign corporation or a foreign partnership, as the case may be, except where the failure to maintain such qualification could not, individually or in the aggregate, have a Material Adverse Effect. Each direct and indirect Subsidiary of Genesis, other than the Excluded Subsidiaries, is a Borrower hereunder and is designated as such on the signature pages hereto (or, after the Amendment Effective Date, on signature pages of a Joinder Supplement hereto).

         (b) Capitalization of Borrowers. Schedule 5.1(b) hereto sets forth (i) for each corporate Borrower (other than Genesis), (A) the authorized capitalization, (B) the names of the owners (indicating whether they are Borrowers) of the outstanding capital stock, (C) the number and class of shares issued to each such owner and (D) the percentage of outstanding shares of each class of capital stock owned by each such owner, and (ii) for each Borrower which is a partnership, (A) the names of the owners (indicating whether they are Borrowers) of the outstanding equity thereof and (B) the percentage ownership interest of, and type of equity issued to, each such owner. The outstanding equity of each Borrower has been duly authorized and validly issued. All capital stock is fully paid and nonassessable. Each Borrower owns beneficially and of record and has good title to all equity indicated as being owned by it on said
Schedule 5.1(b), free and clear of any Lien, except for Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, as contemplated by the Loan Documents and other Permitted Liens. There are no options, warrants, calls, or similar rights relating to equity of the Borrowers. No Excluded Subsidiary has any equity interest in any Borrower.

         (c) Authorization, Execution and Binding Effect of Loan Documents. Each Borrower has the power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate or partnership (as the case may be) proceedings on its part. This Agreement and each other Loan Document has been duly and validly executed and delivered by each Loan Party listed on the signature pages hereto or thereto, as the case may be. This Agreement and each other Loan Document constitutes the legal, valid and binding obligation of each Loan Party purporting to be a party hereto or thereto, as the case may be, enforceable against such Person in accordance with its terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         (d) Security. The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on all right, title and interest of each Borrower in the Collateral described therein, and the Collateral Agent has, for the benefit of the Secured Parties, a fully perfected and continuing first priority Lien on all of the right, title and interest of each Borrower in the Collateral described in the Pledge Agreement, subject to no Liens other than Permitted Liens. The Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on all right, title and interest of each Borrower in the Additional Security described therein, and the Collateral Agent has (or upon the filing of the UCC-1 financing statements and UCC-3 statements of amendment delivered by the Borrowers pursuant to the Security Agreement, will have) for the benefit of the Secured Parties, a fully perfected and continuing first priority Lien on all of the right, title, and interest of each Borrower in the Additional Security described in the Security Agreement, subject to no Liens other than Permitted Liens.

         (e) Governmental Approvals and Filings; Absence of Conflicts. No approval, order, consent, authorization, exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority or other Person is necessary in connection with, the execution and delivery of any Loan Document by any Loan Party, or in connection with the performance of the terms hereof or thereof by such Person, other than the filing of Uniform Commercial Code financing and continuation statements as referred to in the Pledge Agreement and Security Agreement and other than the recording of the Mortgages which are being delivered and recorded pursuant to the terms of
Section 6.16 (Further Assurance) below and except for (i) certain landlord waivers and other third party consents relating to specific items of Additional Security which waivers and consents not so obtained, in the aggregate, are not material and (ii) those consents and waivers which have been obtained and are in full force and effect.

              No Loan Party is subject to any Law which purports to restrict or regulate its ability to borrow money, obtain credit or provide a guarantee or security or other form of credit support as a consequence of the nature of the business conducted by such Loan Party. Neither the execution and delivery of this Agreement or any other Loan Document by any Loan Party, nor the performance of or compliance with the terms and conditions hereof or thereof (including the execution, delivery and performance of the Transaction Documents) by any Loan Party does or will

                  (i) violate or conflict with any Law or any judgment, decree, or order of a court or Governmental Authority or any settlement agreement,

                  (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or cause an acceleration of, or result in the creation or imposition of any Lien upon any of property of any Loan Party (except for any Lien in favor of the Collateral Agent pursuant to the Pledge Agreement, the Security Agreement and the Mortgages) under or in connection with,

                       (x) its articles or certificate of incorporation, bylaws,
                   partnership agreement or operating agreement (or other constituent documents),

                       (y) any agreement or instrument creating, evidencing or
                   securing any Indebtedness in the aggregate amount of $250,000.00 or more to which any Loan Party is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, or

                       (z) any other agreement or instrument or arrangement to
                   which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound,

              except, in the case of the foregoing clause (z), for matters that, individually or in the aggregate, could not have a Material Adverse Effect, or

                  (iii) result in a Limitation on any Licenses applicable to the operations or properties of any Borrower, or adversely affect the ability of any Borrower to participate in any Third Party Payor Arrangement.

Except to the extent that the failure to obtain the same could not have a Material Adverse Effect, no approval, order, consent of, authorization, exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority or other Person is necessary in connection with the Tender Offer and merger of Genesis ElderCare Acquisition Corp. into Multicare except such consents and other actions as are listed on Schedule 5.1(e) hereto, all of which have been obtained and are in full force and effect.

         (f) Financial Statements. Genesis has heretofore furnished to the Administrative Agent, the Issuer and each Lender consolidated balance sheets of Genesis and its consolidated Subsidiaries (excluding the Multicare Group, whether or not the same are consolidated with Genesis) as of September 30, 1998 and September 30, 1997 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by KPMG Peat Marwick, independent certified public accountants for Genesis, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the specified Persons as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP. Genesis has heretofore furnished to the Administrative Agent, the Issuer and each Lender interim consolidated balance sheets of (i) Genesis and its consolidated Subsidiaries (excluding the Multicare Group, whether or not the same are consolidated with Genesis) and (ii) Genesis and its consolidated Subsidiaries (excluding the Multicare Group, whether or not the same are consolidated with Genesis), in each case as of the first two fiscal quarters of the fiscal year beginning October 1, 1998, together with the related consolidated statements of income, cash flows and changes in stockholders' equity for the applicable fiscal periods ending on each such date. Such financial statements (including the notes thereto), as well as those financial statements delivered pursuant to paragraph (n) of Section 4.1 above, present fairly the financial condition of the specified Persons as of the date specified and the results of their operations and their cash flows for the fiscal periods specified, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments, except that such financial statements do not contain all of the footnote disclosures required by GAAP. There are no material liabilities of the Borrowers except as disclosed on such financial statements. Schedule 8.1 hereto sets forth, as of the Amendment Effective Date, all Indebtedness (and commitments for Indebtedness) of the Borrowers.

         (g) Projections. The projections delivered on or about August 2, 1999 and the assumptions and estimates referred to therein are, as of the Amendment Effective Date, reasonable, are made in good faith, are consistent with the Loan Documents and represent the Borrowers' best judgment as to such matters. Nothing has come to the attention of any Borrower which would lead such Borrower to believe that such projections will not be attained or exceeded provided, however, that nothing contained in this paragraph (g) shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

         (h) Absence of Material Adverse Change. Since September 30, 1998, there has been no material adverse change in the business, operations, condition (financial or otherwise), properties or prospects of the Borrowers taken as a whole or the industry served by the Borrowers.

         (i) Title to Property. Each Borrower has good and marketable title to all property owned or purported to be owned by it, including but not limited to all property reflected in the most recent balance sheets delivered to the Lenders pursuant to this Agreement (except such property as was sold or otherwise disposed of in accordance with Section 8.5 (Dispositions) below) subject to no Liens except Permitted Liens. Schedule 8.2 hereto sets forth, as of the Amendment Effective Date, all Liens on property of the Borrowers.

         (j) Solvency. The present fair saleable value of the assets of the Borrowers, taken as a whole, after giving effect to all the transactions contemplated by the Loan Documents and the funding of the Loans and the issuance of the Letters of Credit hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of Borrowers, taken as a whole, as they mature. Genesis does not intend to, nor does Genesis believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Genesis, and of amounts to be payable on or in respect of debt of Genesis). The property of each Borrower does not constitute unreasonably small capital for such Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Borrower. The cash available to each Borrower after taking into account all other anticipated uses of the cash of such Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Borrower when such amounts are required to be paid.

         (k) Accurate and Complete Disclosure. The information heretofore, contemporaneously or hereafter provided in writing by or on behalf of any Borrower to any Lender Party pursuant to or in connection with this Agreement or any other Loan Document is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by such Lender Party) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided.

         (l) Legal and Administrative Proceedings. There is no action, suit, litigation or proceeding pending, or to the knowledge of the Borrowers, threatened nor, to the knowledge of the Borrowers, is there any investigation pending or threatened, in any court or before any arbitrator or Governmental Authority or any payor appeals bodies respecting or relating to any Borrowers (or any officer or director thereof) or any property of any Borrowers that, individually or in the aggregate, (i) could have a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of Genesis or the Borrowers taken as a whole or (ii) could materially adversely affect the Lenders' rights and remedies hereunder or under the other Loan Documents, this Agreement or other Loan Documents or the ability of the Borrowers to perform their obligations hereunder or thereunder.

         (m) Absence of Violations and Conflicts. No Borrower is in violation of, in default under, or is subject to any contingent liability on account of any violation of or conflict with: (i) any Law; (ii) its articles or certificate of incorporation, bylaws, partnership agreement, operating agreement (or other constituent documents); or (iii) any financing agreement or other instrument or arrangement to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, except, with respect to clauses (i) or (iii) above for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

         (n) Operation of Health Care Facilities.

                  (i) Except where the failure to possess the same, either individually or in the aggregate, could not have a Material Adverse Effect, each Borrower possesses all Licenses and Reimbursement Approvals necessary to operate its Health Care Businesses substantially as now operated and as presently proposed to be operated. No Borrower is in material violation of the terms of its Licenses and Reimbursement Approvals.

                  (ii) Except for Limitations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there is no threatened or pending Limitation of any material License or Reimbursement Approval relating to the operation of any of Borrowers' Health Care Businesses.

                  (iii) Except where the failure to file the same, either individually or in the aggregate, could not have a Material Adverse Effect, each of the Borrowers has caused there to be accurately prepared and filed (or obtained extensions for) all applicable cost reports with respect to any and all Third Party Payor Arrangements that are material to conduct its Health Care Businesses substantially as now conducted.

                  (iv) No Borrower is subject to any claim (including any claim for overpayment), litigation, proceeding or other action or, to any Borrower's knowledge, investigation relating to a claim or action by any Governmental Authority except matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  (v) Each of the Borrowers participates in an internal comprehensive compliance program respecting compliance with all Laws affecting the types of businesses carried on by the Borrowers (including health care Laws) and has made such program available for review by any Lender, upon request.

                  (vi) Each of the foregoing statements in this paragraph (n) are also true as applied to Persons managed by any Borrower to the extent that the failure of any such statement to be true (as applied to any Person managed by a Borrower) could have a Material Adverse Effect.

         (o) Management Agreements. Schedule 5.1(o) sets forth as of the Amendment Effective Date, a complete and correct list of all Management Agreements relating to (i) the operation and management by a Person that is not a Borrower of each health care facility owned by a Borrower and (ii) the operation and management by a Borrower of each health care facility owned by a Person that is not a Borrower. As of the Amendment Effective Date, each such Management Agreement is in full force and effect subject to no material default.

         (p) Nursing Home and Assisted Living Facilities. Schedule 5.1(p) sets forth, as of the Amendment Effective Date, a complete and correct list of all nursing homes and assisted living facilities owned or operated by the Borrowers and the locations thereof, indicating which such facilities are operated but not owned.

         (q) Leased Properties. Schedule 5.1(q) identifies all real properties leased by any Borrower as of the Amendment Effective Date. As of the Amendment Effective Date, all leases relating to such leased properties are in full force and effect subject to no material default. Such leases comply with the provisions of Section 8.7 below.

         (r) Intellectual Property. Each Borrower owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise including "Genesis ElderCare"), copyrights, technology (including computer programs and software), processes, data bases and other rights (collectively "intellectual property"), free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. No Borrower is in material violation of the rights of others with respect to any intellectual property.

         (s) Employee Benefits/ERISA.

             (i) The Borrowers and the members of their Controlled Groups maintain only those Defined Contribution Plans and other Plans listed on
Schedule 5.1(s) attached hereto and contribute to only those Multiemployer Plans listed on Schedule 5.1(s) attached hereto. No Borrower nor any member of its Controlled Group has ever maintained or made contributions to, or has ever been required to make contributions to any Defined Benefit Pension Plan.

             (ii) Each Defined Contribution Plan, as most recently amended, including amendments to any trust agreement, group annuity, or insurance contracts, or other governing instrument, is the subject of a favorable determination letter by the Internal Revenue Service with respect to its qualification under ss.401(a) of the Code.

             (iii) All Plans comply, both in form and in operation, with the requirements of the Code and ERISA.

             (iv) There is not now, and has not been, any material violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding any Plan with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity or the furnishing of such documents to the participants or beneficiaries of any Plan. Borrowers have furnished to the Lenders copies of the most recent annual report, audited financial statements, and other reports filed with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity with respect to each Plan.

             (v) All Pension Plans, as of the date hereof, meet the minimum funding standards of ss.412 of the Code and ss.302 of ERISA without regard to any funding waiver. Borrowers and the members of their Controlled Group have, as of the date hereof, made all contributions or payments to or under Pension Plans required by the terms of any such Plan or any contract or agreement.

             (vi) No Prohibited Transaction has occurred with respect to any Plan.

             (vii) No Borrower or any member of its Controlled Group has any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in ss.3(1) of ERISA).

             (viii) There is not now, and has not been, any COBRA Violation with respect to any Plan to which such continuation coverage requirements apply which has a material adverse effect, directly or indirectly, on the financial condition of any of the Borrowers.

             (ix) Borrowers and the members of their Controlled Group have established only those irrevocable trusts the assets of which remain subject to the general creditors of Borrowers and/or members of their Controlled Group (sometimes referred to as "rabbi trusts") listed on Schedule 5.1(s) attached hereto and have furnished to the Lenders copies of each such "rabbi trust."

             (x) If any Borrower or any member of its Controlled Group were obligated to pay the entire potential Withdrawal Liabilities for which any of them would be liable if each of them were to withdraw from the Multiemployer Plans to which any of them makes contributions, such obligations would not be in excess of $500,000.00.

             (xi) Borrowers and the members of their Controlled Group have complied with the requirements of ss.515 of ERISA with respect to Multiemployer Plans.

        (t)  Environmental Matters.

                  (i) Each Borrower and each of its respective Environmental Affiliates is and has been, in full compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, could not have a Material Adverse Effect. There are no circumstances that may prevent or interfere with such full compliance now or in the future.

                  (ii) Each Borrower and each of its respective Environmental Affiliates have all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated in the future, except for matters which, individually or in the aggregate, could not have a Material Adverse Effect.

                  (iii) There is no Environmental Claim pending or to the knowledge of any Borrower after due inquiry, threatened, and there are no past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Borrower or any Environmental Affiliates of Borrowers) that could form the basis of any Environmental Claim against any Borrower or any such Environmental Affiliates, except for matters which, if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  (iv) No facility or property now or previously owned, operated or leased by any Borrower or any of their respective Environmental Affiliates is an Environmental Cleanup Site. No Borrower and none of their respective Environmental Affiliates has directly transported or disposed of or arranged for the transportation or disposal of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and, to the Borrowers' knowledge after due inquiry, no condition exists which could result in the filing of a Lien, against any property of any Borrower or any Subsidiary of any Borrower or any of their respective Environmental Affiliates, under any Environmental Law.

         (u) Margin Regulations. No proceeds of any Loan hereunder will be used for the purpose of purchasing or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of purchasing or carrying any "margin stock". Neither the making of any Loan or issuance of any Letter of Credit nor any use of proceeds of the foregoing will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

         (v) Regulation O. No director, executive officer or principal shareholder of any Borrower is a "director," "executive officer" or "principal shareholder" of any Lender, as such terms are used in Regulation O of the Board of Governors of the Federal Reserve System, as amended.

         (w) Subordinated Notes. Genesis hereby confirms that the Loan Obligations are "Senior Indebtedness" and hereby designates the Loan Obligations as "Designated Senior Indebtedness" under the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture and, the 1998 Subordinated Note Indenture and, when issued, the Additional Subordinated Note Indenture. All of the Loan Obligations constitute and will constitute "Senior Indebtedness" and "Designated Senior Indebtedness" or words of like import within the meaning ascribed to such terms in such indentures. The subordination provisions therein are enforceable against Genesis and the holders, from time to time, of the 1995 Subordinated Notes, the 1996 Subordinated Notes and the 1998 Subordinated Notes and, when issued, the Additional Subordinated Notes. Genesis is not in default under any such indenture.

         (x) Certain Documents and Transactions. Each of the Transaction Documents (including the Multicare Management Agreement), the Tax Sharing Agreement, the agreements relating to the Synthetic Lease Facility, the Certificate of Designation, the Vitalink Merger Agreement and (after the date that the Deleveraging Transaction is consummated) the Newco Management Agreement are in full force and effect and no amendments, modifications or supplements have been made to any such documents as the same were delivered on the Closing Date or in connection with Amendment No. 2 to the Third Amended and Restated Credit Agreement except (i) such amendments, modifications or supplements to Transaction Documents as could not reasonably be expected to have an adverse effect on any Borrower (including the condition (financial or otherwise), properties or prospects of such Borrower), the Loan Documents or any Lender Parties, (ii) such amendments, modifications or supplements to the Certificate of Designation, the Vitalink Merger Agreement and, if applicable, the Newco Management Agreement as is permitted by Section 8.11(b) below, (iii) supplements or amendments to the Tax Sharing Agreement necessary to join any other Subsidiaries of Genesis which may hereafter be consolidated with Genesis for tax purposes, (iv) amendments, modifications or supplements to the Synthetic Lease Facility permitted by the Collateral Agency Agreement and (v) the Permitted Put/Call Amendment. There exists no default under any such agreements except for immaterial breaches.

         (y) Labor Matters. There are no existing, or, to the best of Borrowers' knowledge, threatened or contemplated, strikes, slowdowns, picketing or work stoppages by any employees against any Borrower, any lockouts by any Borrower of any of its employees or any labor trouble or other occurrence, event or condition of a similar character which, individually or in the aggregate, could have a Material Adverse Effect.

         (z) Year 2000 Compliance. Each of the Borrowers has reviewed the areas within its business and operations which could be adversely affected by a computer failure to recognize and perform properly date sensitive functions involving certain dates prior to, on or after January 1, 2000 ("Year 2000 Problem") and, if there are any such areas, the Borrowers have developed and implemented plans to avoid any Material Adverse Effect as a consequence of a Year 2000 Problem. The Borrowers reasonably believe that all internal computer operations that are material to their respective business operations will be able to perform properly date sensitive functions for all dates before, on and after January 1, 2000 except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

   5.2   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGED PROPERTY

         (a) Each Borrower represents and warrants to each Lender Party, with respect to each Mortgaged Property owned or leased by such Borrower, as follows:

             (i) With respect to any owned Mortgaged Property, each Borrower has good and marketable title to the Mortgaged Property owned by such Borrower in fee simple and has the absolute right to mortgage, grant and convey the Mortgaged Property owned by such Borrower free of the interest of any other Person except for any interest presently of record.

             (ii) With respect to any leased Mortgaged Property of a Borrower, such Borrower holds a valid leasehold estate in the Mortgaged Property pursuant to a lease that is in full force and effect as of the Amendment Effective Date; that as of the Amendment Effective Date there exists no default nor any event which would, with the passage of time or the giving of notice or both, constitute a default under the lease; and that it has the absolute right to mortgage, grant and convey the Mortgaged Property free of the interest of any other Person except for any interest presently of record;

             (iii) No executive officer of any Borrower has been notified, or has knowledge, of any notification having been filed with regard to, a Release on, into, about or beneath the Mortgaged Property for which such Borrower may be held liable; and

             (iv) No Borrower has received any summons, citation, notice of violation, administrative order, directive, letter or other written communication from any judicial or administrative body or governmental or quasi-governmental authority concerning any intentional or unintentional action or omission related to the generation, storage, transportation, handling, transfer, disposal or treatment of Environmental Concern Materials in violation of any Environmental Law or related to any Release or threat of Release of Environmental Concern Materials.

   5.3 REPRESENTATIONS AND WARRANTIES ABSOLUTE. The representations and warranties of the Borrowers set forth in this Article 5 are unaffected by any prior or subsequent investigation by, or knowledge of, any Agent, the Issuer, or any Lender.

                                   Article 6

                              AFFIRMATIVE COVENANTS

                  So long as any Loan Obligation shall remain unpaid or any Lender or the Issuer shall have any Commitment under this Agreement, each of the Borrowers shall comply with the following covenants.

         6.1 REPORTING REQUIREMENTS.

                  (a) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of each fiscal year of Genesis, Genesis (on behalf of the Borrowers) shall furnish to the Administrative Agent, the Issuer and each Lender, audited

                           (i) consolidated statements of income, cash flows and
changes in stockholders' equity of Genesis and its consolidated Subsidiaries (excluding the Multicare Group, whether or not the same are consolidated with Genesis) for such fiscal year and a consolidated balance sheet of such Persons as of the close of such fiscal year. If at any time that the Cash Flow of the Excluded Subsidiaries in the aggregate (other than the Multicare Group) exceeds 5.0% of the Cash Flow of Genesis and its consolidated Subsidiaries (excluding the Multicare Group, whether or not the same are consolidated with Genesis), Genesis on behalf of the Borrowers shall furnish statements of income, cash flows and changes in stockholders equity of the Borrowers, on a consolidated basis, for such fiscal year and a balance sheet of such Persons, on a consolidated basis, as of the close of such fiscal year, in lieu of the requirements of preceding sentence;

                           (ii) statements of income, cash flows and changes in
stockholders' equity for the Multicare Group, on a consolidated basis, for such fiscal year and a balance sheet of the Multicare Group, on a consolidated basis, as of the close of such fiscal year provided, however, that at any time that Genesis shall prepare its financial statements in accordance with GAAP on a consolidated basis with the Multicare Group, Genesis shall also deliver the like financial statements for Genesis and its consolidated Subsidiaries (which in that event would include, for purposes of this clause (ii), the Multicare Group);

and with respect to all of the foregoing financial statements referred to above, setting forth the appropriate footnotes, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an unqualified opinion in form and substance satisfactory to the Administrative Agent of KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by the Borrowers and satisfactory to the Administrative Agent.

                  (b) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the close of each fiscal quarter of each fiscal year of the Borrowers, Genesis (on behalf of the Borrowers) shall furnish to the Administrative Agent, the Issuer and each Lender, the following unaudited financial statements:

                           (i) consolidated statements of income, cash flows and
changes in stockholders' equity of Genesis and its consolidated Subsidiaries (excluding the Multicare Group, whether or not the same are consolidated with Genesis) for such fiscal quarter and the applicable year to date period, and a consolidated balance sheet of such Persons as of the close of such fiscal quarter. If at any time that the Cash Flow of the Excluded Subsidiaries (other than the Multicare Group) exceeds 5.0% of the Cash Flow of Genesis and its consolidated Subsidiaries excluding the Multicare Group, whether or not the same are consolidated with Genesis), Genesis on behalf of the Borrowers furnish statements of income, cash flows and changes in stockholders of the Borrowers, on a consolidated basis, for such fiscal quarter and applicable year-to-date period and a balance sheet of such Persons, on a consolidated basis, as of the close of such fiscal quarter, in lieu of the requirements of preceding sentence; and

                           (ii) statements of income, cash flows and changes in
stockholders' equity for the Multicare Group, on a consolidated basis, for such fiscal quarter, together with applicable year-to-date statements and a balance sheet of such Persons, on a consolidated basis, as of the end of such fiscal quarter provided, however, that at any time that Genesis shall prepare its financial statements in accordance with GAAP on a consolidated basis with the Multicare Group, Genesis shall also deliver like financial statements for Genesis and its consolidated Subsidiaries (which in that event would include the Multicare Group);

all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the balance sheets, which shall set forth in comparative form the corresponding balance sheets as of the prior fiscal year end). Such financial statements shall be certified by the chief financial officer or other Responsible Officer of Genesis as presenting fairly the financial position of the subject entities as of the end of such fiscal quarter and year-to-date period, and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal quarter and year-to-date period, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  (c) Quarterly Compliance Certificates. Genesis, on behalf of the Borrowers, shall deliver to the Administrative Agent, the Issuer and each Lender, an Officer's Compliance Certificate concurrently with the delivery of the financial statements referred to in paragraph (a) of this Section 6.1 (with respect to the fiscal year) and paragraph (b) of this Section 6.1 (with respect to the first three fiscal quarters). Each such Officer's Compliance Certificate shall include, among other things referred to thereon, the calculations necessary to demonstrate compliance with the covenants set forth in Article 7 hereof, the calculations necessary to confirm compliance with the financial covenants set forth in Section 5.9 of the 1995 Subordinated Note Indenture and in Section 5.9 of the 1996 Subordinated Note Indenture and the applicable sections of the 1998 Subordinated Note Indenture and, when issued, any Additional Subordinated Note Indenture. The Officer's Compliance Certificate delivered pursuant to this paragraph (c) shall include a reconciliation of the financial information set forth thereon respecting Genesis and its Restricted Subsidiaries and that set forth on the financial statements for Genesis and its consolidated Subsidiaries (excluding the Multicare Group, whether or not the same are consolidated with Genesis).

                  (d) Other Information To Be Delivered Annually. Genesis (on behalf of the Borrowers) shall deliver to the Administrative Agent, the Issuer and each Lender, the following: (i) annually, within one hundred twenty (120) days of the end of the fiscal year of the Borrowers, an accountants' management letter respecting Genesis and its consolidated Subsidiaries (excluding the Multicare Group, whether or not the same are consolidated with Genesis) provided by KPMG Peat Marwick or other independent certified public accountants satisfactory to the Administrative Agent, and (ii) annually no later than ninety
(90) days prior to the commencement of each fiscal year of the Borrowers, an annual budget respecting Genesis and its consolidated Subsidiaries (excluding the Multicare Group, whether or not the same are consolidated with Genesis), setting forth in reasonable detail, expected sources and uses of funds, for the fiscal year then beginning, in form and substance satisfactory to the Administrative Agent.

                  (e) SEC Filings and Other Disclosure. Promptly upon their becoming available to any Borrower but no later than ten Business Days after the same are filed with the Securities Exchange Commission or any securities exchange, Genesis (on behalf of the Borrowers) shall deliver to the Administrative Agent, the Issuer and each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which any Borrower shall file with the Securities and Exchange Commission or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by any Borrower to its stockholders, bondholders or the financial community generally, (iii) all accountants' management letters (not otherwise delivered pursuant to the preceding paragraph
(d)) and all other reports submitted by accountants in connection with any audit of any Borrower and (iv) copies of all compliance certificates or notices delivered to or from the trustees under the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture and the 1998 Subordinated Note Indenture.

                  (f) Notice of Certain Events. Promptly upon any Borrower becoming aware of any of the following, such Borrower or Genesis (on behalf of the Borrowers) shall give the Administrative Agent notice thereof, together with a written statement setting forth the details thereof and any action with respect thereto taken or proposed to be taken by any Borrower:

                           (i) Loss of Licenses or Reimbursement Approvals. Any
                  actual Limitation (other than in the ordinary course of business) or any threatened Limitation (to the extent that it individually or in the aggregate with all other actual or threatened Limitations is material) of any License or Reimbursement Approval relating to the operation of a Health Care Business; or, if the same individually or in the aggregate could have a Material Adverse Effect, any Limitation of any License or Reimbursement Approval of any Person managed by any Borrower;

                           (ii) Default. Any Event of Default or Default;

                           (iii) Material Adverse Change. Any material adverse
                  change in the business, operations or condition (financial or otherwise) or prospects of any Borrower;

                           (iv) Material Litigation. Any pending or threatened
                  action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Borrower (or any officer or director thereof) or any property of any Borrower, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect;

                           (v) Breach or Termination of Certain Agreements. Any
                  breach, claimed breach, termination or purported or threatened termination (including a copy of any notice of termination) of
                  (A) the Multicare Management Agreement, (B) any other Transaction Document (except a termination in accordance with its terms), (C) any other Management Agreement except in the ordinary course of business, (D) the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture or the 1998 Subordinated Note Indenture (including a copy of any notice of default delivered thereunder), (E) any agreement in respect of the Synthetic Lease Facility, (F) the Newco Management Agreement, (G) the Vitalink Merger Agreement, (H) any provisions of the Certificate of Designation or (I) any other agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of Genesis and its Restricted Subsidiaries taken as a whole;

                           (vi) ERISA.

                           (A) any taxes, penalties, interest charges and other
                  financial obligations in excess of $250,000.00 that have been assessed or otherwise imposed, or which any Borrower has reason to believe may be assessed or otherwise imposed in excess of $250,000.00, against any Borrower or any member of its Controlled Group by the Internal Revenue Service, the PBGC, the Department of Labor or any other governmental entity with respect to any Plan or Multiemployer Plan.

                           (B) any application for a waiver by a Borrower or any
                  member of its Controlled Group of the minimum funding standard under ss.412 of the Code with respect to a Pension Plan.

                           (C) the adoption of any Plan, including but not
                  limited to a Defined Benefit Pension Plan, or any obligation to contribute to any Multiemployer Plan by a Borrower or any member of its Controlled Group.

                           (D) any Prohibited Transaction with respect to a
                  Plan.

                           (E) (1) that any Borrower has incurred Withdrawal
                  Liability from a Multiemployer Plan maintained by it or any member of its Controlled Group, (2) that any Multiemployer Plan to which any Borrower or any member of its Controlled Group has made contributions is or will be in Reorganization, or (3) that any other condition exists with respect to a Multiemployer Plan which presents a material risk of termination of any such Plan, Borrowers will furnish a statement to the Lenders setting forth the details of such Withdrawal Liability, Reorganization or condition, and the action that Borrowers propose to take with respect thereto, together with a copy of any notice of Withdrawal Liability or Reorganization received by such Borrower or any member of its Controlled Group.

                           (F) any default by Borrower or any member of its
                  Controlled Group (as defined in ss.4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its withdrawal (as defined in ss.4203 or ss.4205 of ERISA).

                           (G) any action brought against Borrower or any member
                  of its Controlled Group under ss.502 of ERISA with respect to its failure to comply with ss.519 of ERISA.

                           (vii) Environmental. Any Environmental Claim pending
                  or threatened against any Borrower or any of its Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Borrower or any of its Environmental Affiliates) that could form the basis of such Environmental Claim, which Environmental Claim, if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect.

                  (g) Certain Actions Respecting Put/Call Agreement. Genesis (on behalf of the Borrowers) shall deliver to the Administrative Agent prompt written notice (but in any event within five (5) Business Days) of the receipt or delivery of any notice pursuant to the Put/Call Agreement relating to the exercise of the put or call provisions thereof. The Administrative Agent shall promptly give each Lender a copy of any notice delivered pursuant to the preceding sentence of this paragraph (g). In addition, Genesis shall deliver to the Administrative Agent prior written notice at least ten (10) Business Days prior to any amendment to the Put/Call Agreement.

                  (h) Notice of Non-Renewal of Management Agreement. Genesis (on behalf of the Borrowers) shall give the Administrative Agent written notice promptly upon the receipt or delivery of any notice of non-renewal or termination delivered under or relating to the Multicare Management Agreement. The Administrative Agent shall promptly give each Lender a copy of any notice delivered pursuant to this paragraph (h).

                  (i) Other ERISA Information. The Borrowers shall deliver to the Administrative Agent, copies of the following:

                           (A) Promptly after the filing thereof with the
                  Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity, copies of each annual report, each audited financial statement and any other report so filed with respect to each Plan.

                           (B) Borrowers will furnish to the Lenders as soon as
                  possible after receipt thereof a copy of any notice that any Borrower or any member of its Controlled Group receives from the PBGC, the Internal Revenue Service, the Department of Labor or any other governmental entity or the sponsor of any Multiemployer Plan that sets forth or proposes any action to be taken or determination made by the PBGC, the Internal Revenue Service, the Department of Labor or any other governmental entity or the sponsor of any Multiemployer Plan with respect to any Plan.

                  (j) Amendments to Transaction Documents and Terms of Preferred Stock. In addition to the notice requirements set forth in paragraph (g) above, Genesis (on behalf of the Borrowers) shall furnish the Administrative Agent copies or drafts of all proposed amendments, modifications or waivers to any Transaction Documents (1) in the case of any amendments, modifications or waivers requiring the consent of the Required Lenders at least 20 Business Days prior to the effective date thereof and (2) in all other cases, at least 5 Business Days prior to the effective date thereof. As soon as the terms of the Series H Preferred Stock or Series I Preferred Stock are final, Genesis shall deliver to the Administrative Agent a copy of the Certificate of Designation respecting such stock or similar document embodying the terms thereof.

                  (k) Notices under Indenture. Genesis (on behalf of the Borrowers) shall furnish to the Administrative Agent copies of all notices, reports, certificates or other material delivered to or by the trustee or any other party under the 1995 Subordinated Note Indenture, the 1996 Subordinated
Note Indenture or the 1998 Subordinated Note Indenture or, if applicable, any Additional Subordinated Note Indenture, promptly upon receipt thereof.

                  (l) Monthly Operating Report. As soon as practicable, and in any event with 30 days after the end of each calendar month, Genesis, on behalf of the Borrowers, shall deliver to the Administrative Agent, the Issuer and each Lender, monthly reports setting forth the following financial data for the
Borrowers: census, census mix, total accounts payable and accounts receivable as of the end of such month, and net free cash flow as of the end of such month all of which shall be in form acceptable to the Administrative Agent.

                  (m) Other Information. In addition, the Borrowers will promptly furnish to the Administrative Agent such other information as any Lender Party (through the Administrative Agent) may reasonably request, including information submitted by the Borrowers to any Governmental Authority and the Administrative Agent will furnish such information to the requesting Lender Party.

         6.2 MAINTENANCE OF EXISTENCE. Each Borrower shall preserve and maintain its corporate or partnership existence, as the case may be, and good standing in the jurisdiction of its organization provided, however, upon giving written notice to the Administrative Agent, the Borrowers may dissolve any Subsidiary if

(a) such Subsidiary is not (either individually or in the aggregate with all other entities dissolved pursuant to this proviso) a material Borrower (or material Borrowers) and (b) Genesis determines that it is in the best interest of the Borrowers, taken as a whole, that such Subsidiary be dissolved. Genesis and (to the extent that any failure to qualify or remain qualified could have a Material Adverse Effect) each Restricted Subsidiary, shall qualify and remain qualified as a foreign corporation or partnership in each jurisdiction in which such qualification is required, provided, however nothing in this Section 6.2 shall prohibit any sales or other dispositions permitted under Section 8.5 or
Section 8.13.

         6.3 CONDUCT OF BUSINESS AND MAINTENANCE OF LICENSES AND OTHER PROPERTY.

                  (a) Type of Business. Each Borrower shall continue to engage in the business of the same general type as conducted by the Borrowers on the Closing Date and shall not engage in any other type of business without the consent of the Required Lenders.

                  (b) Healthcare and Regulatory Rights. Except where the failure to take any of the following actions, individually or in the aggregate, could not have a Material Adverse Effect, each Borrower shall, (i) maintain in effect all Licenses and Reimbursement Approvals necessary or appropriate to own and operate all Health Care Businesses which it owns or operates and (ii) obtain all Licenses and Reimbursement Approvals necessary or appropriate to own and operate all Health Care Businesses which it acquires and (iii) continue its participation in any and all Third Party Payor Arrangements. Except where such failure to so comply (together with all other failures from time to time by the same or other Borrowers), could not reasonably be expected to have a Material Adverse Effect, each Borrower shall comply with any and all rules, regulations, standard procedures and decrees necessary to maintain its participation in any such Third Party Payor Arrangements and prepare and file all applicable cost reports with respect to all Third Party Payors Arrangements to the extent required. Each Borrower shall use its best efforts to cause each Person managed by it to obtain and maintain its Licenses and Reimbursement Approvals necessary for the conduct of its business and to continue its participation in Third Party Payor Arrangements and comply with all rules, regulations, standard procedures and decrees relating thereto to the extent that the failure to do so could have a Material Adverse Effect.

         (c) Maintenance of Property. Each Borrower shall maintain, keep and preserve all of its property necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted (except for sales and other dispositions of property permitted under Section 8.5 below (Dispositions)). Without limiting the generality of the foregoing, each Borrower shall maintain in full force and effect each lease, Management Agreement and other material agreement used or useful in its business, subject to no material default except where the loss of, or default under, such lease, Management Agreement or other agreement (i) could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) is not otherwise prohibited by the terms of this Agreement.

         6.4 MAINTENANCE OF RECORDS; FISCAL YEAR. Each Borrower shall keep adequate records and books of account, in which complete entries will be made in accordance with historical practice and GAAP, reflecting all financial transactions of the Borrowers. Each Borrower shall maintain a fiscal year end of September 30.

         6.5 COMPLIANCE WITH LAWS. Each Borrower shall comply (and maintain procedures to assure compliance) in all material respects with all applicable Laws (including environmental and health care Laws) and all judgments, decrees or orders of any court or Governmental Authority and all settlement agreements. Without limiting the generality of the foregoing, each of the Borrowers shall maintain in full force and effect an internal compliance program respecting compliance with all Laws affecting the types of businesses carried on by the Borrowers (including healthcare Laws) and make such program available for review by any Lender, upon request.

         6.6 ERISA.

                  (a) Each Borrower will, and will cause each member of its Controlled Group, to comply in all material respects with the provisions of ERISA and the Code with respect to any Plan both in form and in operation.

                  (b) Each Borrower will cause to be made all contributions required to avoid any Accumulated Funding Deficiency, whether or not waived, with respect to any Pension Plan.

                  (c) No Borrower will adopt or permit the adoption by any member of its Controlled Group of any Defined Benefit Pension Plan which would result in any Amount of Unfunded Benefit Liabilities in excess of $500,000.00.

                  (d) No Borrower will acquire, or permit the acquisition by any member of its Controlled Group of, any trade or business which has incurred either directly or indirectly any Amount of Unfunded Benefit Liabilities under any Defined Benefit Pension Plan in excess of $500,000.00.

                  (e) The Borrowers will not permit with respect to any Plan, any Prohibited Transaction or Prohibited Transactions under ERISA or the Code resulting in liability of any Borrower or any member of its Controlled Group which together with any other liabilities subject to this paragraph (e) would in the aggregate be in excess of $500,000.00, unless such Borrower or any member of its Controlled Group will be contesting in good faith and by appropriate proceedings any such matter and measures are available and are being taken which have the effect of preventing the seizure of property of such Borrower or any member of its Controlled Group pending the outcome of such contest.

                  (f) No Borrower will withdraw, or permit any member of its Controlled Group to withdraw, from any Multiemployer Plan to which any of them may hereafter contribute if the Withdrawal Liability which would thereupon be incurred would have a material adverse effect, directly or indirectly, on the financial condition of any of the Borrowers.

                  (g) No Borrower will permit any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in ss.3(1) of ERISA) of any Borrower and of any member of its Controlled Group in excess of $500,000.00 in the aggregate with all other liabilities subject to this paragraph (g).

                  (h) No Borrower will, or will permit any member of its Controlled Group to, cause or suffer to exist a COBRA Violation with respect to any Plan to which such continuation coverage requirements apply if the violation(s) could result in a liability in excess of $500,000.00 in the aggregate.

         6.7 RIGHT OF INSPECTION. Each Borrower shall, at any reasonable time and from time to time, and upon reasonable advance notice (but no advance notice shall be required if a Default or an Event of Default shall then exist), permit the Administrative Agent, the Issuer or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit and inspect the properties of, any Borrower, and to discuss the affairs, finances and accounts of such Borrower with any of its officers, directors and independent accountants.

         6.8 INSURANCE.

                  (a) Each Borrower shall maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as are customary in the case of Persons engaged in the same or similar businesses or having similar properties similarly situated, including insurance covering its respective properties, buildings, machinery, equipment, tools, furniture, fixtures and operations, and medical malpractice, professional liability and public liability, as well as "stop loss" and business interruption. The Borrowers shall (i) deliver to the Administrative Agent the certificates evidencing such insurance annually and at least thirty days prior to the anniversary date of such insurance policies and any other time requested by the Administrative Agent and (ii) have the Collateral Agent named as additional insured and lender loss payee, as appropriate, under each such policy. Without limiting the generality of the foregoing, the Borrowers shall keep all buildings and improvements now or hereafter erected upon the Mortgaged Properties insured for the benefit of the Collateral Agent against loss by fire and other casualties and hazards required by the Collateral Agent, upon terms and with insurers and in such amounts as shall substantially cover any loss related to such properties.

                  (b) So long as no Event of Default has occurred and is continuing, the Borrowers may settle all casualty damage and other claims which do not exceed (individually or combined with other related claims) $5,000,000 consistent with past practice and reasonable business judgment and may demand, receive and receipt for all moneys becoming payable thereunder and under all condemnation awards which do not exceed (individually or combined with other related awards) $5,000,000. Borrowers shall promptly notify the Administrative Agent upon the occurrence of any condemnation, or threatened condemnation, affecting the Mortgaged Property, or any casualty damage or other claim, in each case if the amount involved exceeds the $5,000,000 value referred to above or if an Event of Default has occurred and is continuing (any such claim or condemnation award being herein referred to as an "Agent-Involved Claim"). No

Borrower shall settle with any insurance company or public entity or authority for any Agent-Involved Claim without the Administrative Agent's prior written approval thereof. The proceeds of any Agent-Involved Claim shall be paid directly to the Collateral Agent, and the Administrative Agent in its sole discretion may direct the Collateral Agent to apply the amount so collected, or any part thereof, toward the payment of the Obligations (as defined in the Collateral Agency Agreement), whether or not then due and payable, or toward the alteration, reconstruction, repair or restoration of the damaged and/or untaken portion, as the case may be, of the Mortgaged Property or other Additional Security on such terms and conditions as the Administrative Agent shall in its sole discretion require.

         6.9 PAYMENT OF TAXES AND OTHER CHARGES. Each Borrower shall

                  (a) on or prior to the date on which penalties attach thereto, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties; and

                  (b) on or prior to the date when due, pay all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons and all other lawful claims which, in each case if unpaid, might result in the creation of a Lien upon any of its properties, provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Borrower need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is being contested in good faith and by appropriate proceedings diligently conducted and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

         6.10 SUBSIDIARIES TO BE BORROWERS.

                  (a) Each Borrower shall (i) cause all of its Subsidiaries, other than Excluded Subsidiaries, at all times to be Borrowers hereunder (by signing Joinder Supplements hereto, executing Notes or allonges thereto and taking such other action as the Administrative Agent may reasonably request),
(ii) cause all the capital stock or other equity interests in such Subsidiaries owned by Borrowers, other than capital stock or other equity interests in Excluded Subsidiaries, and all notes or other rights to receive payment from another Borrower to be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement and (iii) cause all other material assets and property (other than Excluded Assets) to be pledged or mortgaged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement and/or the Mortgages. Without limiting the generality of the foregoing, when the Borrowers are required, in connection with an Acquisition or otherwise, to cause one or more (direct or indirect) Subsidiaries of Genesis (each, a "Joining Subsidiary") to become "Borrowers" hereunder, then the Borrowers and each such Joining Subsidiary shall take the actions set forth on Schedule 6.10 hereto, in the case of the formation of a new Subsidiary, promptly upon such formation, and in the case of the acquisition of an entity which shall become a Subsidiary, no later than the date of the consummation of the relevant Acquisition.

                  (b) With the prior written consent of the Administrative Agent, Genesis (on behalf of the Borrowers) may from time to time redesignate one or more Subsidiaries which are designated as Excluded Subsidiaries on
Schedule 11.1 - Part B to be Borrowers and Restricted Subsidiaries hereunder, Pledgors under the Pledge Agreement and comparable parties under the other Loan Documents (and not Excluded Subsidiaries). Thereupon and upon satisfaction of the requirements set forth in paragraph (a) above for Joining Subsidiaries, such redesignated Subsidiaries shall be Borrowers hereunder, Pledgors under the Pledge Agreement and comparable parties to the other Loan Documents. The Administrative Agent shall give the Lenders notice of any such redesignation.

         6.11 PRESERVATION OF STATUS AS SENIOR INDEBTEDNESS. The Borrowers shall comply with the terms of the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture and the 1998 Subordinated Note Indenture. Each Borrower shall promptly take all action necessary or requested by the Administrative Agent at any time to protect, preserve and give effect to the status of the Loan Obligations as "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning of the 1995 Subordinated Note Indenture and the 1996 Subordinated Note Indenture and, the 1998 Subordinated Note Indenture.

         6.12 INTEREST RATE HEDGING AGREEMENTS. At all times from and after ninety (90) days after the Closing Date, the Borrowers shall maintain one or more Interest Rate Hedging Agreements to the extent necessary to ensure that at all times at least fifty percent (50%) of the Total Funded Indebtedness of the Borrowers effectively bears, or is capped at, a fixed interest rate provided, however, that no Borrower shall enter into any rate swap, cap or collar agreement which is not an Interest Rate Hedging Agreement.

         6.13 CORPORATE SEPARATENESS. Each Borrower shall observe all requirements necessary to cause it to be treated as a separate legal entity for all purposes under applicable corporate law. Without limiting the foregoing requirement, each Borrower specifically shall (i) maintain, and cause each Excluded Subsidiary to maintain, separate corporate and financial records and observing all corporate formalities; (ii) maintain, and cause each Excluded Subsidiary to maintain, capitalization adequate to meet its business needs;
(iii) cause all reports, filings and public information to refer to such Borrower or Excluded Subsidiary, as the case may be, as a separate company (and not a division of each other); and (iv) otherwise conduct, and cause each Excluded Subsidiary to conduct, its dealings with third parties in its own name and as a separate and independent entity. Without limiting the generality of the foregoing, unless specifically agreed to by the Required Lenders, no Borrower may enter into any merger or other combination with or transfer assets to any Excluded Subsidiary, or make any loan to, advance to, or other investment in any Excluded Subsidiary, or guarantee any Indebtedness or otherwise be liable for obligations of any Excluded Subsidiary except as expressly permitted by this Agreement, provided, nothing in this Section 6.13 shall prohibit the execution and delivery of the Multicare Management Agreement or the Tax Sharing Agreement and the transactions contemplated thereby or the consummation of the Deleveraging Transaction in accordance with the terms hereof so long as both before and after giving effect to such action there would exist no Default or Event of Default. Notwithstanding the foregoing (a) the Borrowers may make such Investments in, borrow money from, and carry on other transactions with, Excluded Subsidiaries on an arm's length basis to the extent that this Agreement permits the Borrowers to carry on such activities with unrelated third parties,

(b) so long as no Default or Event of Default shall then exist or be caused thereby, the Borrowers may contribute capital to, or make other Investments in, The Multicare Group from the proceeds of the sale of equity of Genesis common stock in an amount not to exceed $20,000,000 in the aggregate from the Amendment Effective Date through the Maturity Date (to the extent that such proceeds are so used promptly upon the receipt thereof) and (c) so long as no Event of Default shall then exist or be caused thereby, the Borrowers may effect the Salisbury Transaction.

         6.14 TRANSACTIONS WITH AFFILIATES. Each Borrower shall effect all transactions with Affiliates (excluding transactions with other Borrowers) on a basis at least as favorable to such Borrower as would at the time be obtainable for a comparable transaction on an arm's length dealing with an unrelated third party, except that this Section 6.14 shall not apply to (a) the Tax Sharing Agreement, (b) the Transaction Documents and (c) the Deleveraging Transaction so long as both before and after giving effect to such action there would exist no Default or Event of Default.

         6.15 MORTGAGED PREMISES AND OTHER ADDITIONAL SECURITY.

                  (a) Payment of Obligations; Protection of Liens. Each Borrower will pay all sums due and becoming due under the Mortgages on the Mortgaged Properties, all such payments to be made as and when due. Each Borrower shall preserve, protect and defend the title, validity and priority of the Mortgages on the Mortgaged Properties and the Liens on the other Additional Security against all claims and demands whatsoever, subject to Permitted Liens and dispositions permitted under this Agreement.

                  (b) Taxes and Insurance Premiums. Subject to the provisions of
Section 6.9 (Payment of Taxes and Other Charges), each Borrower shall pay, prior to the accrual of any interest or penalty thereon, all taxes (including, without limitation, all real estate taxes and corporate taxes), water and sewer rents, charges, claims, assessments, liens and encumbrances now or hereafter assessed with respect to the Mortgaged Properties, and the premiums on all policies of insurance held by Borrowers pursuant to the provisions of Section 6.8 (Insurance) above.

                  (c) Repair and Condition of Additional Security. The Borrowers shall keep the Mortgaged Property and improvements thereon and the other Additional Security in good condition and repair, ordinary wear and tear excepted and shall not remove, demolish or materially alter the buildings or improvements on the Mortgaged Property (except to the extent that, in the reasonable business judgment of the Borrower that owns or leases the applicable property, such demolition, removal or alteration is in the best interest of such Borrower and not adverse to the interests of the Secured Parties taken as a whole), nor commit or suffer waste with respect thereto. The Borrowers shall materially comply with all laws, rules, regulations and ordinances made or promulgated by lawful authority which may now or hereafter become applicable to the Mortgaged Property or other Additional Security, and the Borrowers shall prohibit any use of the Mortgaged Property which would permit the confiscation or seizure thereof. The Borrowers shall permit the Administrative Agent at any reasonable time and from time to time to enter upon the Mortgaged Property and the buildings and improvements thereon erected for the purpose of inspecting and appraising the same, and shall make restorations and replacements reasonably required by the Administrative Agent. The Borrowers shall not take or permit any action with respect to the Mortgaged Property or other Additional Security which will in any manner impair the security of the Mortgage on the Mortgaged Property or the Lien on the other Additional Security.

                  (d) Collateral Agent's Right to Cure. In the event of the failure of any Borrower to pay the taxes and other charges set forth in Section 6.15(b) (Taxes and Insurance Premiums), or to furnish and pay for the insurance as set forth in subsection 6.8 (Insurance), or to keep the Mortgaged Property in good condition and repair as provided in subsection 6.15(c) (Repair and Condition of Mortgaged Property), the Administrative Agent and/or the Collateral Agent may, at its option, but without any obligation to do so, pay any or all such items, together with penalties and interest thereon, and procure and pay for such insurance and repairs; and any such Agent may at any time and from time to time advance such additional sum or sums as such Agent in its sole discretion may deem necessary to protect the security of the Mortgage on the Mortgaged Property. All such sums so paid or advanced by the Administrative Agent or the Collateral Agent shall immediately and without demand be repaid by the Borrowers, together with interest thereon at the Default Rate, and shall be added to the principal indebtedness secured by the Mortgage on the Mortgaged Property. The production of a receipt by the Administrative Agent or the Collateral Agent shall be conclusive proof of a payment or advance authorized hereby, and the amount and validity thereof.

                  (e) Obligations Under Leases. Each Borrower who is a tenant or subtenant under a lease with respect to a leased Mortgaged Property shall perform all of its obligations under such lease and send to the Administrative Agent a copy of any notice relating to default, termination or the like relating to such lease within one (1) business day after receipt thereof by such Borrower. The Administrative Agent is hereby granted the right (but not the obligation) to cure any default by any Borrower under a lease.

                  (f) Environmental Laws. Each Borrower covenants and agrees with each Lender Party to comply (and to cause all occupants of the Mortgaged Property to comply) in all material respects with all Environmental Laws, and to give prompt written notice to the Administrative Agent of any violation or alleged violation of any Environmental Law with respect to the Mortgaged Property. Without limiting any other indemnification provision, each Borrower will indemnify and defend each Lender Party and hold each Lender Party harmless from any loss, liability, damage, claim, action or cause of action, including, without limitation, court costs and attorney's fees, consultants' fees and any costs associated with any Remedial Action, arising from any violation or alleged violation of any Environmental Law with respect to the Mortgaged Property owned or leased by such Borrower, which undertaking shall not be subject to any limitation on such Borrower's liability as may be contained in any Loan Document, and which shall survive repayment of the Loan Obligations and/or the foreclosure of the Mortgage on the applicable Mortgaged Property.

         6.16 FURTHER ASSURANCES.

                  (a) The Borrowers shall continue to use commercially reasonable efforts to provide additional Mortgages (including leasehold mortgages) on all real property owned or leased by the Borrowers other than the Excluded Assets provided, however, at a minimum, the Borrowers shall cause,

                           (i) at least 42 Mortgages on owned or leased property to be delivered to the Collateral Agent in form and substance (with all exhibits) ready for recording on or before 9/30/99 (which number of properties shall include those recorded on or before the Amendment Effective Date) accompanied by such title reports and flood zone certifications as the Administrative Agent may reasonably request; and

                           (ii) at least 48 Mortgages on owned or leased property to be delivered to the Collateral Agent in form and substance (with all exhibits) ready for recording on or before 10/31/99 (which number of properties shall include those recorded on or before 9/30/99) accompanied by such title reports and flood zone certifications as the Administrative Agent may reasonably request.

                  (b) Each of the Borrowers agrees that it shall execute and deliver such documents and statements as the Administrative Agent may reasonably request and shall take such other action as may be required to perfect, protect or extend the Lien or priority of the Mortgage on the Mortgaged Property and the Lien or priority on the other Additional Security. In addition, each of the Borrowers agrees that it will take such other action as the Administrative Agent may reasonably request to carry out the purposes of this Agreement.

         6.17 USE OF PROCEEDS. The Borrowers will apply the proceeds of the Loans only (i) to fund working capital and Capital Expenditure needs, subject to the other limitations set forth in this Agreement, (ii) to fund Acquisitions permitted by the terms of this Agreement, (iii) to fund interest and principal payments on the Loans and other permitted Indebtedness and (iv) for general corporate purposes.

         6.18 ASSET SALES. During each of the periods referred to below, the Borrowers shall dispose of assets in accordance with Section 8.5 (Dispositions) below and/or shall cause refinancings of Loans made by Borrowers to third-parties in such amounts as will result in the Borrowers receiving Net Cash Proceeds of asset sales and Milford/Dover Proceeds and General Refinancing Proceeds in an aggregate amount equal to or greater than the amount referred to below for the period noted:

                    Period                   Net Cash Proceeds
                    ------                   -----------------

          8/15/99 through 12/31/99              $12,000,000

          8/15/99 through 6/30/00               $49,000,000

          8/15/99 through 12/31/00              $89,000,000


                                   Article 7

                               FINANCIAL COVENANTS

         7.1 CERTAIN FINANCIAL COVENANTS. So long as any Loan Obligations shall remain unpaid or any Lender or the Issuer has any Commitment under this Agreement, the Borrowers shall comply with the following financial covenants.

                  (a) Fixed Charge Coverage. The Fixed Charge Coverage Ratio shall be at least equal to the ratios set forth below during the periods indicated below:

                         Period                                 Ratio
                         ------                                 -----

         September 30, 1997 through September 30, 1998       1.30 to 1.00

         October 1, 1998 through March 31, 1999              1.25 to 1.00

         April 1, 1999 through June 30, 1999                 1.10 to 1.00

         July 1, 1999 through December 30, 1999              1.00 to 1.00

         December 31, 1999 through March 30, 2000            1.05 to 1.00

         March 31, 2000 through September 29, 2000           1.10 to 1.00

         September 30, 2000  through September 29, 2001      1.20 to 1.00

         September 30, 2001 and thereafter                   1.25 to 1.00

                  (b) Consolidated Net Worth. The amount at any date of determination after the Amendment Effective Date shall be not less than the sum of

                           (i) Seven Hundred and Forty Million Dollars
                               ($740,000,000.00)

                           plus

                           (ii) an amount equal to the sum of:

                                    (A) an amount equal to 100% of the net
                           proceeds of all equity offerings of Genesis on a cumulative basis commencing on the Amendment Effective Date through such date of determination (other than proceeds used to acquire the shares of Genesis ElderCare Corp. pursuant to the Put/Call Agreement or used to make loans or advances to, or other investments in, the Multicare Group as permitted by Section 8.3 below),

                                    (B) 75% of the cumulative amount of Net
                           Income (which shall not be reduced by the amount of any net loss for any fiscal quarter) of Genesis and its Restricted Subsidiaries, on a consolidated basis, for the period commencing on the first day of the fiscal quarter in which the Amendment Effective Date occurs through the last day of the fiscal quarter ending on, or most recently prior to, such date of determination, and

                                    (C) any reduction in the amount of debt as a
                           result of the conversion of convertible debt securities into equity.

                  "Consolidated Net Worth" shall mean the total amount of stockholders equity of Genesis and its Restricted Subsidiaries, on a consolidated basis, adjusted as follows:

                           (1) The value (as reflected on the balance sheet
determined in accordance with GAAP) of any Designated Stock that is issued in connection with the Acquisition of Vitalink shall be included as "net proceeds of ... equity offerings" for purposes of calculations of amounts referred to in clause (ii)(A) of this paragraph (b) of Section 7.1.

                           (2) The effect of the non-cash charge taken against
income in the period ended September 30, 1998 shall be excluded to the extent that such charge does not exceed $80,000,000.00 after tax;

                           (3) Consolidated Net Worth shall not be reduced by
the amount of the write-down for the carrying value of Multicare;

                           (4) Consolidated Net Worth shall not be reduced by
the non-cash charge related to the extinguishment of the put obligation under the Permitted Put/Call Amendment; and

                           (5) Consolidated Net Worth shall be determined
without regard to the payment by Genesis of dividends on its preferred stock in shares of capital stock of Genesis.

                  (c) Adjusted Total Debt/Cash Flow Ratio. The Adjusted Total Debt/Cash Flow Ratio shall be not greater than the ratios set forth below during the periods indicated below:

                          Period                                  Ratio
                          ------                                  -----

         September 30, 1997 through June 30, 1998             6.25 to 1.00

         July 1, 1998 through September 30, 1998              5.75 to 1.00

         October 1, 1998 through March 31, 1999               6.25 to 1.00

         April 1, 1999 through June 30, 1999                  8.00 to 1.00

         July 1, 1999 through December 30, 1999               8.50 to 1.00

         December 31, 1999 through March 30, 2000             8.15 to 1.00

         March 31, 2000 through June 30, 2000                 7.75 to 1.00

         July 1, 2000 through September 29, 2000              7.50 to 1.00

         September 30, 2000 through March 30, 2001            6.75 to 1.00

         March 31, 2001 through September 29, 2001            6.50 to 1.00

         September 30, 2001 through March 30, 2002            6.25 to 1.00

         March 31, 2002 through September 29, 2002            5.75 to 1.00

         September 30, 2002 through September 29, 2003        5.50 to 1.00

         September 30, 2003 and thereafter                    5.00 to 1.00

                  (d) Adjusted Senior Debt/Cash Flow. The Adjusted Senior Debt/Cash Flow Ratio shall be not greater than the ratios set forth below during the periods indicated below:

                          Period                                  Ratio
                          ------                                  -----

         September 30, 1997 through December 30, 1998          5.25 to 1.00

         December 31, 1998 through March 31, 1999              4.75 to 1.00

         April 1, 1999 through June 30, 1999                   6.25 to 1.00

         July 1, 1999 through December 30, 1999                6.75 to 1.00

         December 31, 1999 through March 30, 2000              6.40 to 1.00

         March 31, 2000 through June 30, 2000                  6.00 to 1.00

         July 1, 2000  through September 29, 2000              5.75 to 1.00

         September 30, 2000 through March 30, 2001             5.25 to 1.00

         March 31, 2001 through September 29, 2001             5.00 to 1.00

         September 30, 2001 through March 30, 2002             4.75 to 1.00

         March 31, 2002 through September 29, 2002             4.50 to 1.00

         September 30, 2002 through September 29, 2003         4.00 to 1.00

         September 30, 2003 and thereafter                     3.50 to 1.00

         7.2 CALCULATION OF FINANCIAL COVENANTS.

                  (a) The financial covenants set forth in this Article 7 shall be maintained continuously and shall be tested at the end of each fiscal quarter (based on the financial information delivered pursuant to Section 6.1 (Reporting Requirements) above) and at such other times as may be required by the terms of this Agreement.

                  (b) Following the effective date of any Acquisition that is effected by Genesis or any of its Restricted Subsidiaries and that is permitted under Section 8.4 below (Acquisitions, Etc.), the financial covenants set forth in this Article 7 shall be computed on a pro forma basis as if the effective date of such Acquisition had been the first day of the earliest of the four fiscal quarters ended on, or most recently prior to, such actual date of the Acquisition. For purposes of such computation, the Borrowers may elect to make pro forma income statement adjustments at the time of the effective date of such Acquisition under the following circumstances: (i) adjustments to reflect the elimination of that portion of salary and employee benefit expenses that will no longer be incurred after the Acquisition, to the extent demonstrated by Genesis to the satisfaction of the Administrative Agent, and (ii) adjustments to reflect any other savings in expenses which will be realized by such Person so acquired as a consequence of such Acquisition, to the extent demonstrated by Genesis to the satisfaction of the Administrative Agent. Following the effective date of any disposition that is effected by Genesis or any of its Restricted Subsidiaries and that is permitted under Section 8.5 below (Dispositions), the financial covenants set forth in this Article 7 shall be computed on a pro forma basis as if the effective date of such disposition had been the first day of the earliest of the four fiscal quarters ended on, or most recently prior to, such actual date of disposition. Following the Closing Date, the financial covenants set forth in this Article 7 shall be computed on a pro forma basis as if all transactions in connection with the Transaction Documents had been consummated, including as if the Multicare Management Agreement had been in effect since the first day of the earliest of the four fiscal quarters ended on, or most recently prior to, the Closing Date. Unless otherwise agreed to by the Required Lenders, the financial condition and results of operations of the Multicare Group or other Excluded Subsidiaries shall not be combined with those of the Borrowers for purposes of calculating the financial covenants set forth in this Article 7 except that distributions actually made to the Borrowers by Genesis Eldercare Corp. shall be included in the financial statements of the Borrower Group as income on its Investments.

                  (c) For purposes of determining the Fixed Charge Coverage Ratio, the Adjusted Total Debt/Cash Flow Ratio and the Adjusted Senior Debt/Cash Flow Ratio, the amount of Cash Flow, Interest Expense, income taxes, Rental Expenses and principal payments required to be made on Total Funded Indebtedness (and each component of the foregoing):

                           (i) will be calculated as the product of two (2) times the two most recently completed fiscal quarters for the reporting periods beginning with the quarter ended 6/30/99 and thereafter through and including the quarter ending 9/30/00;

                           (ii)  will be calculated as the product of
                                 four-thirds (4/3) times the three most recently completed fiscal quarters for the reporting periods ending 12/31/00 and 3/31/01; and

                           (iii) will be calculated on a rolling four quarter
                                 basis for each quarter ended prior to 6/30/99 and from and after the quarter ending 6/30/01.


                                   Article 8

                               NEGATIVE COVENANTS

         So long as any Loan Obligations shall remain unpaid or any Lender or the Issuer shall have any Commitment under this Agreement, each of the Borrowers shall comply with the following covenants.

         8.1 INDEBTEDNESS. No Borrower shall, at any time, create, incur, assume or suffer to exist any Indebtedness (including any Guaranties, Capitalized Leases or Assumed Indebtedness), except:

                  (a) Indebtedness to the Lender Parties pursuant to this Agreement and the other Loan Documents;

                  (b) Indebtedness constituting intercompany (i.e., inter-Borrower) loans and advances evidenced by promissory notes duly pledged to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the terms of the Pledge Agreement;

                  (c) Indebtedness in an aggregate principal amount not to exceed at any time Fifty Million Dollars ($50,000,000.00) on terms and conditions no more onerous than those set forth in this Agreement and the other Loan Documents the proceeds of which shall be used for the development of the Newly Developed Facilities;

                  (d) Obligations of Genesis under Interest Rate Hedging Agreements entered into pursuant to Section 6.12 hereof;

                  (e) Indebtedness in respect of the Synthetic Lease Facility in a principal amount not to exceed Eighty Million Dollars ($80,000,000.00);

                  (f) Indebtedness (including the indebtedness under the 1995 Subordinated Notes and the 1996 Subordinated Notes and the 1998 Subordinated Notes) existing on the Amendment Effective Date acceptable to the Agents and described on Schedule 8.1 hereto, which sets forth certain Indebtedness in a principal amount not exceeding $449,335,313.00; and any extensions, renewals, refinancings of the same so long as such extensions, renewals and refinancings
(i) are in a principal amount no greater than the amount of the Indebtedness so extended, renewed or refinanced, (ii) are incurred pursuant to agreements or instruments which do not prohibit the Indebtedness or Liens created pursuant to the Loan Documents or otherwise conflict with the terms of the Loan Documents or contains terms and conditions which are more onerous than the terms and conditions in the existing agreements and instruments, (iii) are not made at a time that a Default or Event of Default has occurred and is continuing or would be caused thereby, (iv) have maturity dates (and amortization schedules) no earlier than the debt being refinanced and (v) in the case of any extension, renewal or refinancing of the 1995 Subordinated Notes, 1996 Subordinated Notes, or 1998 Subordinated Notes shall have subordination provisions at least as favorable to the senior lenders as those set forth in the agreement refinanced or extended and shall generally be on terms acceptable to the Administrative Agent.

                  (g) Other Indebtedness incurred from time to time, in an aggregate outstanding principal amount not to exceed Thirty Million Dollars ($30,000,000.00) at any time, so long as such Indebtedness (other than Assumed Indebtedness) is incurred pursuant to agreements or instruments which contain terms and conditions no more onerous than the terms and conditions hereof and which do not, in the case of such Indebtedness for borrowed money, mature, or have principal amortization prior to, the Maturity Date;

                  (h) Indebtedness in an aggregate principal amount not in excess of $375,000,000.00 which is (i) subordinated to the Loan Obligations and obligations in respect of the Synthetic Lease Facility on terms substantially the same or more favorable to the Lender Parties as those set forth in the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture and the 1998 Subordinated Note Indenture, (ii) contains covenants which are not more onerous to the Borrower in any material way than those set forth in the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture or the 1998 Subordinated Note Indenture, (iii) shall not require any principal payments until after the Maturity Date and (iv) is otherwise on terms approved by the Administrative Agent whose approval shall not be unreasonably withheld; and

                  (i) Other Indebtedness in an aggregate principal amount not to exceed at any time Seventy-five Million Dollars ($75,000,000.00) the proceeds of which shall be used exclusively for the acquisition pursuant to Section 8.4 below of the facilities from Meridian set forth on Schedule 8.4(d) hereto so long as (a) such Indebtedness is incurred pursuant to agreements or instruments which contain terms and conditions no more onerous than the terms and conditions hereof, (b) no more than five percent (5%) of the original principal amount of such Indebtedness shall amortize (or be subject to required prepayment) in any year and (c) the sum of

                           (x) the aggregate amount of the Term Loans repaid or
                               prepaid from sources other than proceeds of Indebtedness between the Revolver Increase Effective Date and the date such Indebtedness is incurred and

                           (y) the aggregate amount of RC Commitment permanently
                               reduced during such period

shall be at least equal to the amount of Indebtedness so incurred pursuant to this paragraph (i). If the proceeds of any sale of a purchase option to acquire facilities listed on Schedule 8.5(k) have been used to prepay Term Loans hereunder on or before the Revolver Increase Effective Date, such prepayment shall be treated as if it had occurred after the Revolver Increase Effective Date for purposes of this clause (i)

provided, however, that all Indebtedness incurred pursuant to paragraph (c),
(g), (h) or (i) above shall be subject to the following (without duplication):
(i) it shall be incurred on terms which do not prohibit the Indebtedness created pursuant to the Loan Documents or otherwise conflict with the terms hereof or the other Loan Documents; (ii) at the time such Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing or shall be caused or created thereby; (iii) prior to the incurrence of such Indebtedness, Genesis (on behalf of the Borrowers) shall deliver to the Administrative Agent a certificate of a Responsible Officer of Genesis stating: (1) the amount of such Indebtedness, (2) a representation that such Indebtedness was incurred in compliance with the provisions of this Section 8.1 (indicating how much of the permitted Indebtedness under the relevant paragraph of this Section 8.1 is available before and after giving effect thereto) and (3) a representation that such Indebtedness was incurred in compliance with the financial covenants set forth herein, in Section 5.9 of the 1995 Subordinated Note Indenture and in
Section 5.9 of the 1996 Subordinated Note Indenture and Section 5.9 of the 1998 Subordinated Note Indenture and, in the case of Indebtedness incurred pursuant to paragraph (h) above, showing the calculations thereof; (iv) the terms of the instruments and agreements respecting such Indebtedness shall be no more restrictive than the terms of this Agreement; and (v) the instruments and agreements respecting such Indebtedness shall not contain provisions that would violate the terms of Section 8.12 (Limitation on Certain Restrictive Provisions) below.

         8.2 LIENS. No Borrower shall, at any time create, incur, assume or suffer to exist any Lien on any of its assets (now owned or hereafter acquired), except for the following ("Permitted Liens"):

                  (a) Liens pursuant to the Loan Documents;

                  (b) Liens acceptable to the Agents and existing on the Amendment Effective Date securing obligations existing on the Amendment Effective Date, which Liens and obligations are listed in Schedule 8.2 hereto (and any extension, renewal and replacement Liens upon the same property theretofore subject to a listed Lien, provided that (i) the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the corresponding Lien theretofore existing and
(ii) such replacement Liens are incurred pursuant to agreements or instruments which do not prohibit the Liens or Indebtedness created pursuant to the Loan Documents or otherwise conflict with the terms of the Loan Documents);

                  (c) Liens arising from taxes, assessments, charges or claims described in Section 6.9 hereof to the extent permitted by said Section 6.9, provided that the aggregate amount secured by all Liens described in this clause
(c) shall not at any time exceed $500,000.00;

                  (d) Liens existing on real estate and equipment acquired by any Borrower in an Acquisition permitted under Section 8.4 hereof so long as any such Lien (i) secures only the corresponding Assumed Indebtedness permitted under clause (g) of Section 8.1 above;

                  (e) Liens on the property subject to the Synthetic Lease Facility securing the obligations in respect of the Synthetic Lease Facility;

                  (f) Other Liens (which may be Capitalized Leases, purchase money Liens or other types of Liens) securing Indebtedness in a principal amount not to exceed at any time Fifteen Million Dollars ($15,000,000.00) incurred pursuant to paragraph (g) of Section 8.1 above;

                  (g) Liens on property which constitutes Newly Developed Facilities securing Indebtedness incurred pursuant to paragraph (c) of Section
8.1 above;

                  (h) Liens in respect of property or assets of the Borrowers imposed by law which were incurred in the ordinary course of business, such as carriers, warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien and that adequate reserves have been set aside on the applicable Borrower's books to protect against an adverse result;

                  (i) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default under Section 9.1(h);

                  (j) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (k) Easements, rights-of-way, restrictions, minor defects or irregularities in title to real property and other similar charges or encumbrances on real property not interfering in any material respect with the ordinary conduct of the business of the Borrowers taken as a whole or the value or saleability of the assets so encumbered or affecting their use for their intended purposes; and

                  (l) Purchase money Liens in favor of Cardinal on the inventory provided by Cardinal to the extent that such Liens secure liabilities that do not exceed in the aggregate an amount equal to $50,000,000, provided, however, no Lien permitted under clauses (d), (f), (g) or (h) above shall be created at any time, if there shall exist, either before or after giving effect to such transaction, a Default or an Event of Default. "Permitted Liens" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

         8.3 LOANS, ADVANCES AND INVESTMENTS. No Borrower shall, at any time (i) make or suffer to exist any loan or advance to, or (ii) purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or (iii) make any capital contribution to, or other investment in (collectively, "Investments") any other Person, except:

                  (a) Receivables owing to such Borrower arising from provision of services or sales of inventory under usual and customary terms in the ordinary course of business; and loans and advances extended by a Borrower to subcontractors or suppliers under usual and customary terms in the ordinary course of business;

                  (b) (i) Loans or advances from Genesis to a wholly-owned Restricted Subsidiary of Genesis or (ii) loans from a wholly-owned Restricted Subsidiary of Genesis to Genesis or another wholly-owned Restricted Subsidiary of Genesis provided, however, all such loans and advances shall be evidenced by promissory notes duly pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement;

                  (c) The capital stock or other ownership interests in other Borrowers duly pledged to the Collateral Agent, for the benefit of the Secured Parties;

                  (d) Cash Equivalent Investments;

                  (e) Acquisitions permitted under Section 8.4 below (Acquisitions);

                  (f) The Borrowers' initial Investment in the capital stock of Genesis ElderCare Corp. for $325,000,000.00; the option/obligation to purchase the remaining capital stock of Genesis ElderCare Corp. pursuant to the Put/Call Agreement; and the exercise of the option (or fulfillment of the obligation) to purchase the remaining equity of Genesis ElderCare Corp. pursuant to the Put/Call Agreement in exchange solely for (i) common stock of Genesis and/or
(ii) net cash proceeds received by Genesis from a substantially contemporaneous sale of its common stock in an amount not to exceed $20,000,000 in the aggregate during the period commencing with the Amendment Effective Date;

                  (g) (i) the capital stock or other ownership interests in the Excluded Subsidiaries (other than the Multicare Group) existing on the Amendment Effective Date or on the date such entity shall become an Excluded Subsidiary as set forth on Schedule 11.1 - Part B hereto, and (ii) the ownership interests in the entities created as Excluded Subsidiaries in connection with the Deleveraging Transaction and separately identified on a Schedule to be delivered to the Administrative Agent at least five (5) Business Days prior to the commencement of the Deleveraging Transaction (which entities are herein sometimes referred to collectively as "Newco"), in exchange for, among other consideration, an equity contribution of assets, subject to the various requirements relating to transfers of assets to Newco set forth in Section 8.5(i) below;

                  (h) Other Investments not covered by paragraphs (a) through
(g) of this Section 8.3 provided, that

                           (i) at the time that any Investment is made, the
                  aggregate amount (which shall include all existing amounts and all new commitments therefor) of all Investments pursuant to this paragraph (h) shall not exceed an amount equal to 8.5% of the total consolidated assets of the Borrowers (determined at the time such Investment is made);

                           (ii) no Investment in any entity shall be made
                  pursuant to this paragraph (h) if the Borrowers' existing Investment in such entity exceeds $25,000,000.00 or if such additional Investment would cause the total amount of the Borrowers' Investment in such entity to exceed Twenty Five

                  Million Dollars ($25,000,000.00) except that the Borrowers may make an additional Investment in an amount not exceeding Five Million Dollars ($5,000,000.00) in the aggregate from the Closing Date in Doctors Health Systems and an additional Investment in an aggregate amount not exceeding Five Million Dollars ($5,000,000.00) in the aggregate from the Closing Date in Age Institute of Florida; and

                           (iii) no Default or Event of Default shall then exist
                  either before or after giving effect to such transaction.

Investments referred to in paragraph (h) which are existing on the Amendment Effective Date and the amount of each such Investment are listed on Schedule 8.3 hereto. On or before (if practicable) but in any event within 5 days after any Investment is made pursuant to the preceding paragraph (h), Genesis (on behalf of the Borrowers) shall deliver to the Administrative Agent a supplement to
Schedule 8.3 showing the proposed Investment, together with a certificate of a Responsible Officer of Genesis stating that such Investment was made in compliance with this Section 8.3 (and showing the aggregate amount of permitted Investments which may be made under said paragraph (h) above, the amount of the existing Investments thereunder and the amount of the proposed Investment) and in compliance with the provisions of the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture and the 1998 Subordinated Note Indenture. The "amount" of any Investment referred to in this Section 8.3 shall mean the sum of the following (without duplication): the amount of cash paid for or contributed to such Investment; the fair market value of any equity or assets constituting consideration for or contributed to such Investment; and any commitment to pay, contribute, incur, or become liable for any of the foregoing.

         8.4 ACQUISITIONS, ETC. No Borrower shall engage in any Acquisition (other than an acquisition of assets in the ordinary course of business) except:

                           (a) A Borrower may merge with or into Genesis or any
                  direct or indirect wholly-owned Restricted Subsidiary of Genesis, provided that (i) if Genesis is a party to the merger, it is the surviving entity and (ii) if Genesis is not a party to the merger, a wholly-owned Restricted Subsidiary of Genesis is the surviving entity and provided, further, that no Event of Default or Default shall occur and be continuing before or after giving effect to such transaction;

                           (b) INTENTIONALLY OMITTED;

                           (c) One or more Borrowers may acquire Genesis
                  ElderCare Corp. on the terms and subject to the conditions set forth in paragraph (f) of Section 8.3 (Investments) above;

                           (d) So long as no Default or Event of Default has
                  occurred or would exist after giving effect to such Acquisition, any Borrower may make an Acquisition not covered by paragraph (a), (b) or (c) of this Section 8.4, subject to the following: (i) the "Acquisition Conditions" set forth on
                  Schedule 8.4 hereto shall have been satisfied; and (ii) the Acquisition Cost of all Acquisitions made pursuant to this paragraph (d) shall not exceed Fifty Million Dollars ($50,000,000.00) in any fiscal year, provided, that if the Adjusted Total Debt/Cash Flow Ratio is, and has been for two consecutive fiscal quarters, less than or equal to 4.5 to 1.0, then the Acquisition Cost of all Acquisitions pursuant to this paragraph (d) shall not exceed One Hundred Million Dollars ($100,000,000.00) in any fiscal year but no single Acquisition (or series of related Acquisitions) shall have an Acquisition Cost in excess of Fifty Million Dollars ($50,000,000.00).

         8.5 DISPOSITIONS. No Borrower shall sell, convey, assign, lease as lessor, transfer, abandon or otherwise dispose of (collectively, for purposes of this Section 8.5, "transfer"), voluntarily or involuntarily, any of its assets, except:

                  (a) A Borrower may sell inventory in the ordinary course of business;

                  (b) A Borrower may dispose of equipment which is obsolete or no longer useful in its business;

                  (c) A Borrower may transfer its properties to Genesis or a wholly-owned Restricted Subsidiary of Genesis so long as no Event of Default or Default shall exist either before or after giving effect to such transfer;

                  (d) The Borrowers may carry out the transactions contemplated by the Synthetic Lease Facility;

                  (e) The Borrowers may, from time to time, transfer Newly Developed Facilities to ElderTrust in exchange for cash and cancellation of liabilities in an amount equal to the fair market value of the facilities so transferred so long as no Default or Event of Default shall exist either before or after giving effect to such disposition and so long as no more than Fifty Million Dollars ($50,000,000) worth of such assets are transferred in any consecutive four fiscal quarter period;

                  (f) The Borrowers may grant Liens permitted under Section 8.2 (Liens) above;

                  (g) So long as no Default or Event of Default has occurred or would exist after giving effect to such transfer, a Borrower may transfer other assets (including ownership interests in Restricted Subsidiaries) provided, however, that (i) the "Disposition Conditions" set forth on Schedule 8.5 (g) hereto shall have been satisfied and (ii) both of the following financial tests shall be satisfied:

                           (A) The sum of the aggregate fair market value of the
                               property subject to such proposed transfer plus the aggregate fair market value of all property previously transferred pursuant to this paragraph
                               (g) at any time after the Closing Date (in each case determined as of the date of transfer or proposed transfer, as the case may be) is less than an amount equal to 5% of the total assets of Genesis and its Restricted Subsidiaries, on a consolidated basis, determined as of the fiscal quarter ending on, or most recently prior to, the date of the proposed transfer; and

                           (B) The sum of the amount of Cash Flow attributable
                               to the property subject to such proposed transfer plus the amount of Cash Flow attributable to all property previously transferred pursuant to this paragraph (g) at any time after the Closing Date (in each case for the four fiscal quarters ended on, or most recently prior to, the date of the transfer or proposed transfer, as the case may
                               be) is less than an amount equal to 5% of the Cash Flow of Genesis and its Restricted Subsidiaries, on a consolidated basis, for the four fiscal quarters ending on, or most recently prior to, the date of the proposed transfer.

                  (h) So long as no Default or Event of Default has occurred or would exist after giving effect to such transfer, the Borrowers may dispose of interests in Excluded Subsidiaries;

                  (i) On or before December 31, 1999, the Borrowers may transfer their interests in the facilities described on Schedule 8.5(i) hereto (or such other facilities as are described in paragraph (11) below) to Newco subject to satisfaction of each of the following requirements:

                                    (1) Genesis shall have given the
                           Administrative Agent at least five (5) Business Days' prior written notice of the intended transfer together with a schedule of the new Excluded Subsidiaries that shall constitute "Newco";

                                    (2) The facilities at the time of the
                           disposition shall have a fair market value approximately equal to $250,000,000.00 or such lesser amount consistent with paragraph (11) below as is approved by the Administrative Agent and, in support of such valuation, the Borrowers shall have provided the Administrative Agent with written appraisals from a nationally-recognized appraiser of such types of facilities based substantially on the Cash Flow generated from such facilities in form and substance satisfactory to the Administrative Agent (the "Appraised Value");

                                    (3) Newco shall make a cash distribution to
                           the transferor Borrowers immediately upon such disposition (but in any event on the same day as the assets are transferred) in an amount equal to at least 85% of the Appraised Value;

                                    (4) In addition to the cash distribution
                           referred to in the preceding clause (3), Genesis and/or one or more Restricted Subsidiaries will immediately (but in any event on the same day as the assets are transferred) receive in cash in connection with an arm length sale of the general partnership interest in Newco an amount equal to the fair market value thereof;

                                    (5) The amounts referred to in the preceding
                           clauses (3) and (4) shall be used immediately to prepay the Loans in the manner, (and with the effect, if any, on the RC Commitment), set forth in Section 1.5(c)(iii) above (Timing and Application of Mandatory Prepayments);

                                    (6) Prior to the time of the disposition to
                           Newco, Genesis shall have delivered to the Administrative Agent an opinion prepared by Valuation Research (or another recognized valuation expert acceptable to the Administrative Agent) which shall be in form and substance satisfactory to the Administrative Agent, as to the solvency of Newco (all of the Subsidiaries constituting Newco to be taken as a whole) after giving effect to (i) the cash distribution referred to in clause (3) above, (ii) the incurrence of indebtedness by Newco contemplated in connection with the Deleveraging Transaction and
                           (iii) other transactions related thereto or contemplated in connection therewith;

                                    (7) The transfer to Newco shall not violate
                           the terms of the 1995 Subordinated Indenture, the 1996 Subordinated Indenture, any other indenture or similar agreement or any other material agreement affecting any of the Borrowers or their respective properties;

                                    (8) The transferee(s) of the facilities
                           shall have entered into one or more binding
                           Management Agreements (collectively, the "Newco Management Agreement,") with Genesis or one or more Borrowers to manage the facilities, which agreements shall have an initial term of at least five years, shall provide for annual management and network services fees at least equal to 7% of the revenues generated by such facilities, and shall otherwise be on terms and conditions reasonably satisfactory to the Administrative Agent;

                                    (9) No Default or Event of Default shall
                           have occurred and be continuing or would exist after giving effect to such transfer;

                                    (10) The Borrowers shall have delivered to
                           the Administrative Agent a certificate, duly executed by an authorized officer, stating with specificity that each of the conditions set forth in this clause
                           (i) have been satisfied;

                                    (11) The facilities to be transferred shall
                           be the facilities set forth on Schedule 8.5(i) hereto subject to such adjustment to said Schedule as shall be set forth in a writing delivered to the Administrative Agent at least five (5) Business Days prior to the date of transfer so long as (a) the aggregate fair market value of all properties excluded from Schedule 8.5(i) attached hereto shall be no greater than twenty percent (20%) of the aggregate fair market value of all properties set forth on Schedule 8.5(i) attached hereto (based on Appraised Values at the time of the proposed disposition) and (b) the Administrative Agent shall not have objected to the written adjustments within three (3) Business Days of receipt of such writing; and

                                    (12) The Borrowers shall have given the
                           Administrative Agent an Officer's Compliance
                           Certificate giving pro forma effect to the Deleveraging Transaction and such other information, opinions and documents as the Administrative Agent shall have requested;

                  (j) The Borrowers may sell facilities acquired in the Vitalink Merger situated outside the geographic markets currently serviced by the Borrowers in one or more arms-length transactions for consideration consisting of cash and assumption of Indebtedness subject to the requirement that the Net Cash Proceeds of such sales shall be used immediately to prepay Loans in the manner and with the effect, if any, on the RC Commitments, set forth in Section 1.5(c)(iii) (Mandatory Prepayments) above; and

                  (k) The Salisbury Transaction.

         8.6 ISSUANCE OF SUBSIDIARY STOCK OR OTHER OWNERSHIP INTERESTS. The Borrowers shall not create, acquire, dispose of, or change any interest in any Restricted Subsidiary except as follows:

                  (a) Restricted Subsidiaries of Borrowers (or any interest therein) may be created or acquired in connection with an Acquisition to the extent permitted under Section 8.4 above (Acquisitions, Etc.);

                  (b) Restricted Subsidiaries of Borrowers (or any interest therein) may be created or acquired in connection with an Investment to the extent permitted under Section 8.3 above (Loans, Advances and Investments);

                  (c) Restricted Subsidiaries of Borrowers may be created as direct or indirect Restricted Subsidiaries of Genesis for other purposes consistent with the terms of this Agreement; and

                  (d) Restricted Subsidiaries (or any interest therein) may be disposed of pursuant to the provisions of Section 8.5 above (Dispositions).

provided, however, that with respect to Restricted Subsidiaries created or acquired in accordance with paragraphs (a), (b) or (c) above, they shall become "Borrowers" hereunder and corresponding parties to the other Loan Documents, their equity owned by Borrowers shall be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement and their material assets shall be pledged to the Collateral Agent pursuant to the Security Agreement and/or Mortgages (all as more fully set forth in Section 6.10 above) and they shall become parties to the Tax Sharing Agreement.

         8.7 LEASES. The Borrowers shall not at any time enter into or suffer to remain in effect any lease, as lessee, of any property, except:

                  (a) Leases (including subleases) by Genesis or a wholly-owned Restricted Subsidiary of Genesis as lessor (or sublessor) to Genesis or another wholly-owned Restricted Subsidiary of Genesis as lessee (or sublessee);

                  (b) Capitalized Leases and Synthetic Leases permitted under
Section 8.1 above; and

                  (c) Other leases which are not Capitalized Leases or Synthetic Leases but only to the extent that the aggregate Rental Expense of the Borrowers with respect to all such other leases does not exceed (i) during the fiscal year ending September 30, 1998, Forty-five Million Dollars ($45,000,000) and (ii) during each fiscal year thereafter, an amount equal to the amount permitted in the preceding year plus an additional Five Million Dollars ($5,000,000) (e.g., $50,000,000 in the fiscal year ending September 30, 1999).

         8.8 DIVIDENDS AND RELATED DISTRIBUTIONS. Genesis shall not (a) declare or pay any dividends, (b) purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or (c) make any distribution of assets to its stockholders as such whether in cash, assets or obligations of Genesis, (d) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock, (e) or make any other distribution by return of capital or otherwise in respect of any shares of its capital stock provided, however, notwithstanding the foregoing, (i) Genesis may declare and pay dividends and make distributions payable solely in its common stock, or options, warrants or other rights to purchase common stock and (ii) at any time that the Adjusted Total Debt/Cash Flow Ratio is, and has been for two consecutive fiscal quarters, less than 4.5 to 1.0, Genesis may, upon giving written notice thereof to the Administrative Agent, redeem or otherwise purchase outstanding shares of its capital stock in an aggregate amount not to exceed Fifty Million Dollars ($50,000,000) from the Closing Date so long as such action would not result in "Event of Acceleration" under the Put/Call Agreement and so long as both before and after giving effect to such action there would exist no Default or Event of Default hereunder. Notwithstanding the preceding sentence of this Section 8.8, (a) Genesis shall be permitted to declare and pay dividends on the Designated Stock in shares of Series G Cumulative Convertible Preferred Stock of Genesis at the times, in the amounts and otherwise as provided in the Certificate of Designation and, so long as both before and after giving effect thereto there would exist no Default or Event of Default hereunder, Genesis shall be permitted to declare and pay cash dividends on the Designated Stock at the times, in the amounts and otherwise as provided in the Certificate of Designation and (b) Genesis shall be permitted to declare and pay (non-cash) PIK dividends on its Series H Cumulative Convertible Preferred Stock issued to Cypress, TPG and/or Nazem on the terms set forth in the Sponsor Letter of Intent in exchange for the cancellation of the put provisions under the Permitted Put/Call Amendment.

         8.9 CONSOLIDATED TAX RETURN. No Borrower shall (a) file or consent to the filing of any consolidated income tax return with any Person other than other Borrowers or other Persons party to the Tax Sharing Agreement or (b) become party to any tax sharing or tax allocation agreement with any Person other than the Tax Sharing Agreement. From and after the effective date of the Tax Sharing Agreement (which shall be on or about the Closing Date), each of the Borrowers shall cause the Tax Sharing Agreement to remain in full force and effect, subject to no amendments or modifications other than (a) joinder of additional Subsidiaries of Genesis, from time to time, such that at all times all Subsidiaries of Genesis shall be parties thereto, and (b) such amendments or modifications which, individually or in the aggregate, could not reasonably be expected to have an adverse effect on the Borrowers taken as a whole (including the business, operations, condition, financial or otherwise, properties or prospects of the Borrowers), the Loan Documents or any Lender Party.

         8.10 LIMITATION ON PAYMENTS, PREPAYMENTS, DEFEASEMENT AND OTHER ACTION WITH RESPECT TO CERTAIN DEBT OBLIGATIONS. No Borrower shall, directly or indirectly, pay, prepay, purchase, defease, redeem, retire, acquire, or otherwise make any payment (on account of principal, interest, premium or otherwise) in respect of any obligation under, or evidenced by, the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture or the 1998 Subordinated Note Indenture (or cause or allow any event or condition to exist which would require any payment, prepayment, purchase, defeasance, redemption, retirement, acquisition or other payment of any such obligation) except that Genesis may make cash interest payments on the aforesaid Indebtedness, as and when required to do so by the mandatory terms thereof, all to the extent consistent with the subordination provisions applicable thereto. No Borrower shall amend, modify or supplement the terms or provisions contained in the aforementioned debt agreements or any agreement or instrument evidencing, relating or applicable thereto. No Borrower shall take or omit to take any action under or in connection with, any such agreement or instrument, which would violate or impair the subordination provisions thereof. No Borrower will make (or give any notice that it shall make) any voluntary or optional payment or prepayment or redemption or acquisition for value of, or will refund, refinance or exchange any Indebtedness (excluding Loan Obligations) if at such time any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof. No Borrower shall designate any of its Indebtedness as "Designated Senior Indebtedness" for purposes of the 1995 Subordinated Note Indenture, or the 1996 Subordinated Note Indenture or the 1998 Subordinated Note Indenture except Indebtedness incurred pursuant to this Agreement, the other Loan Documents, Qualifying Interest Rate Hedging Agreements or the Synthetic Lease Facility. Notwithstanding the foregoing, Genesis may refinance the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture or the 1998 Subordinated Note Indenture in accordance with Section 8.1(f) above.

         8.11 LIMITATIONS ON MODIFICATION OF CERTAIN DOCUMENTS; EXERCISE OF PUT/CALL AND UNDERTAKINGS RESPECTING PUT/CALL.

                  (a) Constituent Documents. No Borrower shall amend, modify or supplement its articles or certificate of incorporation, bylaws, partnership agreement or other constituent documents (i) if a Material Adverse Effect could result from such amendment, modification or supplement or (ii) if such amendment, modification or waiver could reasonably be expected to materially adversely affect the rights or interests of the Agents, the Issuer or the Lenders.

                  (b) Transaction Documents and Other Documents. No Borrower shall amend, modify or supplement any Transaction Document, the Certificate of Designation, the Vitalink Merger Agreement or, after the date the Deleveraging Transaction is consummated, the Newco Management Agreement except (a) the Permitted Put/Call Amendment and (b) such amendments, modifications or supplements which could not reasonably be expected to have an adverse effect on the Borrowers taken as a whole (including the condition (financial or otherwise), properties or prospects of the Borrowers), the Loan Documents or any Lender Party.

                  (c) Put/Call Agreement. Genesis shall not purchase or otherwise pay for, directly or indirectly, any stock of Genesis ElderCare Corp. (pursuant to the Put/Call Agreement or otherwise) for cash, or permit Genesis ElderCare Corp. to do so, except with the consent of the Required Lenders provided, however that Genesis may purchase the stock of Genesis Eldercare Corp. under the Put/Call Agreement with proceeds of the issuance of capital stock of Genesis. Genesis shall cause each of the conditions to the ability of Genesis to issue Genesis common stock in lieu of paying the Option Price (as defined in the Put/Call Agreement) in cash under Section 3.2 of the Put/Call Agreement (or any successor section thereto) to be satisfied at all times relevant to the Put/Call Agreement.

         8.12 LIMITATION ON CERTAIN RESTRICTIVE PROVISIONS. No Borrower shall enter into, or remain a party to, any agreement or instrument which would impose any restriction; (a) on the right of such Person from time to time to declare and pay dividends or take similar actions with respect to capital stock owned by such Person or pay any Indebtedness, obligations or liabilities from time to time owed to another Borrower; or (b) that would prohibit the grant of any Lien upon any of its properties (now owned or hereafter acquired) to secure any senior Indebtedness except for restrictions in agreements respecting Permitted Liens to the extent that the prohibition applies only to property subject to the Permitted Lien; or (c) would prohibit, or require the consent of any Person to, any amendment, modification or supplement to any of the Loan Documents except:
(i) restrictions set forth in the Loan Documents or in documents entered into in connection with the Synthetic Lease Facility; (ii) legal restrictions of general applicability; and (iii) restrictions pursuant to the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture and the 1998 Subordinated Note Indenture or any amendment or refinancing thereof permitted by Section 8.1(f) above; and (iv) any public subordinated indenture permitted under Section 8.1(h).

         8.13 LIMITATIONS ON MERGERS, ETC. No Borrower shall merge or consolidate with or into any Person, except (a) mergers of any Borrower with Genesis where Genesis is the survivor, (b) mergers of any Restricted Subsidiary of Genesis with any wholly-owned Restricted Subsidiary of Genesis where such wholly-owned Restricted Subsidiary is the survivor, (c) any merger pursuant to an Acquisition permitted under Section 8.4 above (Acquisitions, Etc.) or (d) any merger pursuant to a disposition permitted under Section 8.5 above (Dispositions).

         8.14 AVOIDANCE OF OTHER CONFLICTS. No Borrower shall violate or enter into agreements which conflict with, be in default under, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with (a) its articles or certificate of incorporation, bylaws or partnership agreement (or other constituent documents), or (b) any agreement or instrument to which it is party or by which any of its properties (now owned or hereafter acquired) may be subject or bound, except, with respect to clause (b), for matters that could not, individually or in the aggregate, have a Material Adverse Effect.

         8.15 CAPITAL EXPENDITURES. No Borrower shall make or commit to make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate amount of all Capital Expenditures of the Borrowers incurred (i) during the fiscal year ending September 30, 1998, would exceed Fifty-five Million Dollars ($55,000,000.00) and (ii) during any fiscal year thereafter, would exceed an amount equal to the amount permitted during the preceding year plus an additional Five Million Dollars ($5,000,000.00) (e.g., $60,000,000.00 in the fiscal year ending September 30, 1999) provided, however, that in addition to the foregoing amounts, the Borrowers may make or commit to make Capital Expenditures in connection with the development of the Newly Developed Facilities so long as the amount of such Capital Expenditures do not exceed an aggregate amount equal to:

                  (a) $40,000,000 during the four fiscal quarters ended 6/30/99;

                  (b) $35,000,000 during the four fiscal quarters ended 9/30/99;

                  (c) $30,000,000 during the four fiscal quarters ended 12/31/99; and

                  (d) $20,000,000 during the four fiscal quarters ended 3/31/00 and thereafter.

                                   Article 9

                                    DEFAULTS

         9.1 EVENTS OF DEFAULT. An "Event of Default" means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary and whether it shall be by action or inaction, by operation of law, pursuant to a court order or any rule or regulation of any Governmental Authority or otherwise):

                  (a) Failure to Pay Principal or Reimburse Drawings. The Borrowers shall fail to make any payment of the principal of any Loan on the date when the same shall become due and payable, whether at stated maturity or at a date fixed for any installment or prepayment thereof or otherwise; or the Borrowers shall fail to make any reimbursement of any Drawing under a Letter of Credit or shall fail to deposit any amount into the cash collateral account, in either case, at the times and in the amounts specified in Article 3 above.

                  (b) Failure to Pay Interest, Fees and Other Amounts. The Borrowers shall fail to make any payment of interest on any Loan or shall fail to pay any fees or any other amounts owing hereunder or under any other Loan Documents (other than as specified in paragraph (a) above) on the dates when such interest, fees or other amounts shall become due and payable and such failure continues for more than three (3) Business Days.

                  (c) Covenant Defaults.

                           (i) There shall occur a default in the due
performance or observance of any term, covenant or agreement to be performed or observed pursuant to any of Sections 6.1(f)(ii), 6.2, 6.3, 6.7, 6.10, 6.11, 6.14 or 6.17 or any Sections in Article 7 or Article 8.

                           (ii) The Borrowers shall fail to deliver any
certificates, statements or reports required to be delivered in accordance with Sections 6.1(a), (b) or (c) and such default shall continue unremedied for fourteen (14) days.

                           (iii) There shall occur any default in the due
performance or observance of any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement (other than as provided in paragraph (a) or paragraph (b) above or subparagraphs (i) or (ii) of this paragraph (c)) and, if capable of being remedied, such default shall continue unremedied for thirty (30) days after any Borrower becomes aware, or should in the exercise of reasonable diligence have become aware, of such default.

                  (d) Misrepresentation. Any representation or warranty made or deemed made by any Loan Party in or pursuant to or in connection with any Loan Document or made or deemed made by any subordinated creditor in or pursuant to or in connection with the Investors' Subordination Agreement shall prove to have been false or misleading in any material respect as of the time when made or deemed made.

                  (e) Synthetic Lease Default. There shall have occurred and be continuing any "Lease Event of Default" or "Loan Event of Default" as such terms are defined in the documents relating to the Synthetic Lease Facility.

                  (f) Subordinated Debentures. Any "Event of Default" (or similar term) as defined in the 1995 Subordinated Note Indenture, the 1996 Subordinated Note Indenture, the 1998 Subordinated Note Indenture or any other subordinated indentures to which any Borrower may from time to time be party shall have occurred and be continuing; or, any term or provision of the subordination provisions contained in any such indenture or the Investors' Subordination Agreement shall cease to be in full force and effect in accordance with its respective terms; or any Loan Party or any holder of any 1995 Subordinated Note, any 1996 Subordinated Note, any 1998 Subordinated Note, any subordinated obligation under the Investors' Subordination Agreement or other subordinated note or other subordinated obligations (or any trustee or agent on behalf of such holder) shall terminate, repudiate, declare voidable or void or otherwise contest any term or provision of such subordination provisions; or Genesis shall make, or shall be required to make or to offer to make, any defeasance, redemption or purchase of 1995 Subordinated Notes under Section 4.5 or 5.13 of the 1995 Subordinated Note Indenture or Genesis shall make, or shall be required to make or to offer to make, any defeasance, redemption or purchase of 1996 Subordinated Notes under Section 4.5 or 5.13 of the 1996 Subordinated
Note Indenture; or Genesis shall make, or shall be required to make or to offer to make, any defeasance, redemption or purchase of the 1998 Subordinated Notes (other than at final maturity) under any applicable provisions of the 1998 Subordinated Note Indenture; or Genesis shall make, or shall be required to make or to offer to make, any purchase, defeasance or redemption of subordinated notes under any similar provision, if any, under any such other subordinated indentures or other subordinated obligations.

                  (g) Other Cross-Defaults. (i) Any Loan Party shall fail to pay, in accordance with its terms and when due and payable, any Indebtedness (other than Indebtedness referred in paragraph (a), under, or arising out of any Qualifying Interest Rate Hedging Agreement or an agreement or instrument (or group or series of related agreements or instruments) which evidences outstanding Indebtedness in excess of $5,000,000.00; (ii) the maturity of any such Indebtedness shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid or purchased prior to the stated maturity thereof; (iii) any event shall have occurred and be continuing that permits any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person to accelerate the maturity thereof or require any prepayment or repurchase thereof; or (iv) a default by any Loan Party shall be continuing under any other instrument or agreement (whether or not relating to Indebtedness) binding upon such Person, except a default that, together with all other such defaults under this clause (iv), could not have a Material Adverse Effect.

                  (h) Judgments and Executions. One or more judgments for the payment of money shall have been entered against any Loan Party or Loan Parties which judgment or judgments, to the extent not paid or fully covered by insurance, exceed $1,000,000.00 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of 30 consecutive days; or one or more writs or warrants of attachment, garnishment, execution, distraint or similar process or any attachment (prejudgment or otherwise) of assets exceeding in value the aggregate amount of $1,000,000.00 shall have been issued against any Loan Party or Loan Parties or any of its or their respective properties.

                  (i) Invalidity or Noncompliance With Loan Documents; Perfection. Any of the Loan Parties shall fail to perform any of its obligations under any of the Loan Documents (after taking into account any applicable cure period set forth in such agreements); or the validity of this Agreement or any of the other Loan Documents or the subordination provisions of any other instrument or document intended by the parties hereto to benefit the Lender Parties shall have been challenged or disaffirmed by or on behalf of any of the Loan Parties or subordinated creditors; or any of the Loan Documents shall cease to be in full force and effect (other than pursuant to its terms); or other than as a direct result of any action or inaction of a Lender Party, any Liens created or intended to be created by any of the Loan Documents shall at any time cease to be valid and perfected subject to no equal or prior Liens except Permitted Liens. Without limiting the generality of the foregoing, (a) subject to the provisions of Section 6.16 (Further Assurances) above, the Collateral Agent ceases to have a first-priority perfected security interest in the material assets of the Borrowers (other than Excluded Assets) subject only to Permitted Liens and permitted dispositions or (b) after a Cash Management Notice (as such term is used in the Security Agreement) is given pursuant to the Security Agreement the Borrowers shall permit funds to be deposited in a deposit account other than as permitted under the Security Agreement or shall allow any Person other than the Borrowers and the Collateral Agent to have dominion and control over any Restricted Assignment Lockbox Account (as such term is used in the Security Agreement) or any time after a Cash Management Notice is given pursuant to the Security Agreement requiring the same, the Borrowers fail to keep sweep authorizations and required tri-party agreements in place.

                  (j) Material Adverse Effect. The Required Lenders shall have determined in good faith that an event or condition has occurred which could have a Material Adverse Effect.

                  (k) Environmental. Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred with respect to any Borrower or any Loan Party or any of their respective Environmental Affiliates, and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such event(s) or condition(s), individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person which has not been cured to the satisfaction of the Required Lenders, or (ii) the existence of any pending or threatened Environmental Claim against any such Person, or the existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

                  (l) Change of Control. A Change of Control shall have occurred; or a "Change in Control" as defined in the 1995 Subordinated Note Indenture shall have occurred; or a "Change in Control" as defined in the 1996 Subordinated Note Indenture shall have occurred; or a "Change of Control" as defined in the Put/Call Agreement shall have occurred; or a "Change in Control" as defined in the 1998 Subordinated Note Indenture shall have occurred or (after the issuance of any shares of Designated Stock) a "Change in Control" as defined in the Certificate of Designation shall have occurred.

                  (m) Subsidiaries as Loan Parties. Any direct or indirect Subsidiary of Genesis, other than Excluded Subsidiaries, shall fail to be, or shall cease to be, or fail to become, a Borrower hereunder; or the equity of any such Person owned by any Borrower shall cease to be, or fail to be, pledged under the Pledge Agreement; or, subject to the provisions of Section 6.16 (Further Assurances) above, the material assets (other than Excluded Assets) of any Borrower shall cease to be pledged to the Collateral Agent pursuant to the Security Agreement and/or Mortgages.

                  (n) Insolvency, Bankruptcy, Etc. Any Loan Party shall make an assignment for the benefit of creditors or a composition with creditors, shall generally not be paying its debts as they mature, shall admit its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against such Loan Party, any such proceeding and the same shall not be dismissed within thirty (30) days or an order, judgment or decree approving the petition in any such proceeding shall be entered against such Loan Party; or any Loan Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or any appointment of any receiver, custodian, liquidator or trustee of or for it or for any substantial part of its property or assets, or shall suffer the appointment of any receiver, liquidator or trustee, or shall take any corporate action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding and the same shall not be dismissed within thirty (30) days or a receiver or a trustee or other officer or representative of a court or of creditors, or any court, governmental office or agency, shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of such Loan Party and shall not have relinquished possession within thirty (30) days, or such Loan Party shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or any Loan Party shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint.

                  (o) Termination of Multicare Management Agreement or other Transaction Documents. Except as permitted by the Required Lenders, (i) the Multicare Management Agreement shall cease to be in full force and effect or there shall be any breach by any party thereto or a default thereunder or an amendment, modification or supplement thereto not permitted by the terms of this Agreement or any notice of non-renewal or termination thereunder shall have been delivered by any party thereto or (ii) any other Transaction Document shall cease to be in full force and effect (other than by its terms) or there shall be any material breach by any party thereto or a default thereunder or any such document shall be amended, modified, restated or supplemented in a manner not expressly permitted by the terms of this Agreement or (iii) any other Management Agreement of any Borrower shall be terminated or cease to be renewed or extended or shall be amended, modified, restated or supplemented if such termination, failure to renew or extend or amendment, modification or supplement (either singly or collectively with all other such events relating to other Management Agreements) could have a Material Adverse Effect or (iv) at the time of the exercise by the Sponsors (as defined in the Put/Call Agreement) of their rights as set forth in Section 2.2 of the Put/Call Agreement or Section 6.9 of the Put/Call Agreement, any circumstance shall exist which would, under the terms of the Put/Call Agreement, prohibit Genesis from paying the Put Option Exercise Price (as defined in the Put/Call Agreement) in Genesis Common Stock (or with the proceeds of a concurrent offering of Genesis Common Stock) as permitted under the Put/Call Agreement, or (v) there shall be any "Event of Acceleration" (or successor concept) under the Put/Call Agreement, or (vi) any event shall occur which would entitle the Sponsors to exercise any remedy under Section 8.9 of the Put/Call Agreement. If there is any Permitted Put/Call Amendment, then each of the references in this paragraph (o) to specific provisions of the Put/Call Agreement shall be deemed to be the references to the relevant successor provisions in the Put/Call Agreement.

                  (p) Loss of Licenses, Reimbursement Approvals, Etc. There shall be a Limitation of one or more Licenses or Reimbursement Approvals of any Borrower or Borrowers or Persons managed by a Borrower or Borrowers and the Required Lenders shall determine in good faith that such Limitation, individually or collectively all such Limitations, could reasonably be expected to have a Material Adverse Effect.

         9.2 CONSEQUENCES OF AN EVENT OF DEFAULT

                  (a) Events of Default in General. If an Event of Default (other than one specified in paragraph (n) of Section 9.1 (Insolvency, Bankruptcy, Etc.) hereof) shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Administrative Agent, the Collateral Agent or any other Lender Party may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans, the Issuer shall be under no further obligation to issue Letters of Credit hereunder, and the Administrative Agent may, (and upon the written request of the Required Lenders, shall), by notice to Genesis (on behalf of the Borrowers), from time to time do any or all of the following:

                           (i) Declare the Commitments terminated, whereupon the
                  Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                           (ii) Declare the unpaid principal amount of the
                  Loans, interest accrued thereon and all other Loan Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                           (iii) Direct the Borrowers to pay (and the Borrowers
                  jointly and severally agree that upon receipt of notice they will pay) to the Administrative Agent cash for deposit to the credit of the Letter of Credit collateral account in accordance with Article 3 hereof.

                           (iv) Take (or direct the Collateral Agent to take)
                  any and all actions permitted under the Pledge Agreement or other Loan Documents.

                           (v) Exercise such other remedies as may be available
                  to the Lender Parties under applicable Law.

                  (b) Automatic Acceleration; Certain Bankruptcy-Related Events. If an Event of Default specified in paragraph (n) of Section 9.1 (Insolvency, Bankruptcy, Etc.) hereof shall occur or exist, then, in addition to all other rights and remedies which any Lender Party may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans and the Issuer shall be under no further obligation to issue Letters of Credit hereunder, and the unpaid principal amount of the Loans, interest accrued thereon and all other Loan Obligations, including those referred to in clause (iii) of the preceding paragraph (a), shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue, and in addition, the Administrative Agent may, (and upon the written request of the Required Lenders), shall, by notice to Genesis (on behalf of the Borrowers), do (or shall direct the Collateral Agent to do) one or more of the following: (i) take any and all actions permitted under the Pledge Agreement or any other Loan Document or (ii) exercise such other remedies as may be available to the Lender Parties under applicable Law.

                  (c) Directions to Collateral Agent. It is understood that notwithstanding any direction that may be given by the Administrative Agent to the Collateral Agent hereunder, the Collateral Agent may take such action as appropriate under applicable Law and the Pledge Agreement, the Security Agreement, the Mortgages, the Collateral Agency Agreement and such other agreements as may bind the Collateral Agent; the Administrative Agent shall not be liable to any Person for any act or failure to act by the Collateral Agent regardless of any direction given, or any failure to give direction, by the Administrative Agent.

                  (d) Equitable Remedies. It is agreed that, in addition to all other rights hereunder or under Law, the Administrative Agent shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise.

         9.3 APPLICATION OF PROCEEDS. After the occurrence of an Event of Default and acceleration of the Loans, any amounts received on account of Loan Obligations (whether received under the Collateral Agency Agreement or otherwise) shall be applied by the Administrative Agent in the following order:

                  First, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts due to the Administrative Agent in its capacity as such;

                  Second, to payment of that portion of the Loan Obligations constituting principal, interest or fees in respect of the Tranche II Revolver Loans (if any) due to the Tranche II Revolver Lenders, ratably among them in proportion to the amounts described in this clause Second due to them;

                  Third, to payment of that portion of the Loan Obligations constituting fees and indemnities (other than those paid pursuant to clause First or Second above) due to the Lender Parties, ratably among them in proportion to the amounts described in this clause Third due to them;

                  Fourth, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest on Loans and accrued and unpaid interest on Drawings, ratably among the Lender Parties in proportion to the respective amounts described in this clause Fourth due to them;

                  Fifth, to payment of that portion of the Loan Obligations constituting unpaid principal of the Loans or unreimbursed Drawings ratably among the Lender Parties in proportion to the respective amounts described in this clause Fifth due to them;

                  Sixth, to be deposited in such cash collateral account, if any, as may be required under Article 3 above;

                  Seventh, to payment of all other Loan Obligations, ratably among the Lender Parties in proportion to the respective amounts described in this clause Seventh due to them; and

                  Finally, the balance, if any, after all of the Loan Obligations have been indefeasibly paid in full and all of the Letters of Credit shall have terminated (or funds equal to the amount of any contingent liabilities in respect thereof shall have been deposited in the Letter of Credit cash collateral account), to Genesis (on behalf of the Borrowers) or as otherwise required by Law.


                                   Article 10

                            THE ADMINISTRATIVE AGENT

         10.1 APPOINTMENT. Subject to the provisions of the second sentence of
Section 10.9 below, each Lender Party hereby irrevocably appoints Mellon to act as Administrative Agent for such Lender Party under this Agreement and the other Loan Documents. Each Lender Party hereby irrevocably authorizes the Administrative Agent to take such action on behalf of such Lender Party under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon hereby agrees to act as Administrative Agent on behalf of the Lender Parties on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 10.9 hereof. Each Lender Party hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Administrative Agent. Each Lender Party agrees that the rights and remedies granted to the Administrative Agent under the Loan Documents shall be exercised exclusively by the Administrative Agent (or a Person designated by the Administrative Agent), and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent, if any, expressly provided herein or therein.

         10.2 GENERAL NATURE OF ADMINISTRATIVE AGENT'S DUTIES. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan
Document:

                  (a) The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Administrative Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist.

                  (b) The duties and responsibilities of the Administrative Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship with respect to any Lender Party.

                  (c) The Administrative Agent's relationship with and to the Lender Parties is governed exclusively by the terms of this Agreement and the other Loan Documents. The Administrative Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, any Lender Party or any other Person or (except only as expressly provided in this Agreement and the other Loan Documents) any other duty or responsibility to such Lender Party or other Person.

                  (d) The Administrative Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Administrative Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified or could impose any liability on the Administrative Agent.

                  (e) The authority of the Administrative Agent to request information from the Borrowers or to take any other voluntary action hereunder shall impose no duty of any kind on the Administrative Agent to make such request or take any such action.

                  (f) The Administrative Agent shall have no duty to inquire whether any Interest Rate Hedging Agreement conforms to the terms and limitations of this Agreement and shall have no duty to inquire as to whether the Borrowers maintain any Interest Rate Hedging Agreements.

         10.3 EXERCISE OF POWERS. The Administrative Agent shall take any action of the type specified in this Agreement or other Loan Document as being within the Administrative Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or as otherwise provided in the Loan Documents). In the absence of such direction, the Administrative Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent that this Agreement or such other Loan Document expressly requires the direction or consent of the Required Lenders (or all of the Lenders, or some other Person or group of Persons), in which case the Administrative Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on each Lender Party (whether or not it so consented). The Administrative Agent shall not have any liability to any Person as a result of any action or inaction in conformity with this
Section 10.3.

         10.4 GENERAL EXCULPATORY PROVISIONS. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

                  (a) The Administrative Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, except only for direct (as opposed to consequential or other) damages suffered by a Person and only to the extent that such Person proves that such damages were caused by the Administrative Agent's own gross negligence or willful misconduct.

                  (b) The Administrative Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of any Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, any Loan Document, (iii) any failure of any Loan Party, any Lender or the Issuer to perform any of their respective obligations under any Loan Document, (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any Loan Document or otherwise from time to time, (v) caring for, protecting, insuring, or paying any taxes, charges or assessments with respect to any Collateral or (vi) the enforceability of any subordination.

                  (c) The Administrative Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Loan Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Loan Party or any other Person (even if the Administrative Agent knows or should know that some event or condition exists or fails to exist), or (iii) except to the extent set forth in
Section 10.5(f) below, the existence of any Event of Default or Default.

                  (d) The Administrative Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender Party with any notices, reports or information of any nature, whether in its possession presently or hereafter, whether obtained under or in connection with this Agreement or otherwise, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Administrative Agent to such Lender Party.

         10.5 ADMINISTRATION BY THE ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Administrative Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

                  (b) The Administrative Agent may consult with legal counsel (including in-house counsel for the Administrative Agent or in-house or other counsel for any Loan Party), independent public accountants and any other experts selected by it from time to time, and the Administrative Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (c) The Administrative Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Administrative Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Administrative Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Loan Party or Lender Party, such matter may be established by a certificate of such Loan Party or Lender Party, as the case may be, and the Administrative Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

                  (d) The Administrative Agent may fail or refuse to take any action unless it shall be directed by the Required Lenders (or all of the Lenders, or some other Person or group of Persons, if this Agreement or another Loan Document so expressly requires) to take such action and it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Administrative Agent by reason of taking or continuing to take any such action.

                  (e) The Administrative Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  (f) The Administrative Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Default unless the Administrative Agent has received notice from a Lender Party or a Borrower referring to this Agreement, describing such Event of Default or Default, and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to each Lender Party.

         10.6 LENDER PARTIES NOT RELYING ON ADMINISTRATIVE AGENT OR OTHER LENDERS. Each Lender Party acknowledges as follows: (a) neither the Administrative Agent nor any other Lender Party has made any representations or warranties to it, and no act taken hereafter by the Administrative Agent or any other Lender Party shall be deemed to constitute any representation or warranty by the Administrative Agent or such other Lender Party to it; (b) it has, independently and without reliance upon the Administrative Agent or any other Lender Party, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and (c) it will, independently and without reliance upon the Administrative Agent or any other Lender Party, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

         10.7 INDEMNIFICATION. Each Lender agrees to reimburse and indemnify each Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Loan Party and without limitation of the obligations of the Loan Parties to do so), in proportion to the Lenders' respective pro rata share of (without duplication) the Commitment, the Loans and Letter of Credit Participations, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including the fees and disbursements of counsel for such Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, the Existing Credit Agreement or any other "Loan Document" referred to therein, the Tender Offer, any Acquisition or any other transaction from time to time contemplated hereby or thereby, or any transaction actually or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit or any loan or letter of credit under the Existing Credit Agreement, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that such Lender proves were the result of the gross negligence or willful misconduct of such Agent or such other Person. Payments under this Section 10.7 shall be due and payable on demand.

         10.8 REGISTER. The Administrative Agent shall maintain at its address referred to in Section 12.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans and stated interest thereon owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Genesis on behalf of the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the other Lender Parties and Genesis (on behalf of the Borrowers). The Administrative Agent may be removed by the Required Lenders at any time for cause by such Required Lenders giving 30 days' prior written notice thereof to the Administrative Agent, the other Lender Parties and Genesis (on behalf of the Borrowers). Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with (so long as no Default or Event of Default shall have occurred and then be continuing) the consent of Genesis (on behalf of the Borrowers) whose consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Administrative Agent may (but shall not be required to) appoint a successor Administrative Agent. Each successor Administrative Agent shall be a Lender if any Lender shall at the time be willing to become the successor Administrative Agent, and if no Lender shall then be so willing, then such successor Administrative Agent shall be an Eligible Institution. Upon the acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Administrative Agent in its capacity as such, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Administrative Agent, such Administrative Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement. If and so long as no successor Administrative Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Administrative Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Administrative Agent shall be given to each Lender, and all payments to be made to the Administrative Agent shall be made directly to the Loan Party or Lender Party for whose account such payment is made.

         10.10 ADDITIONAL ADMINISTRATIVE AGENTS; COLLATERAL AGENT. If the Administrative Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lender Parties, the Administrative Agent and the Borrowers shall (and the Borrowers shall cause the other Loan Parties to) execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Administrative Agent, to constitute one or more other Persons designated by the Administrative Agent, to act as co-Administrative Agent or agent with respect to any part of the Collateral, with such powers of the Administrative Agent as may be provided in such supplemental agreement, and to vest in such other Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Administrative Agent under this Agreement or any other Loan Document.

         10.11 CALCULATIONS. The Administrative Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith and without gross negligence or willful misconduct. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender Party to whom payment was due but not made shall be to recover from the other Lender Parties any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Loan Party, to recover such amount from the appropriate Loan Party.

         10.12 OTHER AGENTS.

                  (a) In General. The title "Syndication Agent" given to Citicorp USA, Inc. and Bank of America, N.A. (as successor to NationsBank, N.A. and Bank of America NT&SA) in this Agreement and the title "Documentation Agent" given to First Union National Bank in this Agreement and the title "Arranger" given to Citicorp Securities, Inc. and Mellon are solely for identification purposes and imply no rights in favor of such Person and no responsibility by such Person except such rights or obligations of "Agents" (including the right to make certain determinations) as are expressly stated herein. No such Agent shall be liable for any act or failure to act on its part except for that which the claimant proves constitutes the gross negligence or willful misconduct of such Agent.

                  (b) Successor Agents. Any Syndication Agent and the Documentation Agent may resign at any time and such Agents may be removed at any time for cause by the other Agents and Genesis in which event, Genesis (on behalf of the Borrowers) if no Default or Event of Default shall then exist, and the Administrative Agent may (in their sole discretion) appoint a successor Agent.

         10.13 JOINDER OF CERTAIN SWAP PARTIES; APPOINTMENT OF AGENT. Any Affiliate of a Lender Party that now or hereafter is a party to an Interest Rate Hedging Agreement with any Borrower or Borrowers may become a "Swap Party " under the Collateral Agency Agreement and a Secured Party within the meaning of the Pledge Agreement and a secured party under the Security Agreement and Mortgages (and the Interest Rate Hedging Agreement shall thereby become a Qualifying Interest Rate Hedging Agreement secured by the Collateral under the Pledge Agreement and Additional Security under the Security Agreement and Mortgages) if (i) the Administrative Agent consents in writing to such Person becoming a "Swap Party" (such consent not to be unreasonably withheld) and (ii) such Affiliate signs a Joinder to this Agreement agreeing to the terms hereof. By signing a Joinder to this Agreement in form and substance satisfactory to the Administrative Agent, each such Affiliate shall be deemed to be a "Lender" and a "Lender Party" for purposes of this Article 10 (but shall not be included in determination of "Required Lenders" for voting or other purposes) and shall be deemed to have appointed the Administrative Agent and the Collateral Agent as their agents for the purposes set forth in the Loan Documents and to have agreed to the exculpation and indemnification provisions set forth in such Loan Documents relative to those agents. Without limiting the generality of the foregoing, (a) the Collateral Agent and the Administrative Agent are each authorized and directed to accept any and all payments under the Loan Documents (including, without limitation, the Collateral Agency Agreement) on behalf of, among others, such Swap Party and to make payments to, among others, such Swap Party in accordance with the provisions of the Collateral Agency Agreement and
(b) such "Swap Party" understands that any Qualifying Interest Rate Hedging Agreement shall be secured with the Loans and other Obligations for so long as the Obligations under the Credit Agreement remain outstanding and so secured, but that the "Swap Party" is not entitled to voting or other rights under this Agreement and the other Loan Documents except as expressly provided in the Collateral Agency Agreement. Any Affiliate of a Lender Party that has become a "Swap Party" pursuant to this Section 10.13 as in effect under the Exiting Credit Agreement shall remain a "Swap Party" following the execution and delivery of this Agreement with the same effect as if such Affiliate had delivered a new Joinder to this Agreement as provided above.


                                   ARTICLE 10A

                        SPECIAL INTERCREDITOR PROVISIONS

         10A.1 SPECIAL PROVISIONS APPLICABLE TO LENDER PARTIES AS PARTIES TO THE MULTICARE CREDIT AGREEMENT. There are certain understandings about the Multicare Credit Agreement which the Lenders have relied upon in entering into this Agreement and wish to confirm in an intercreditor agreement with the parties to the Multicare Credit Agreement. This provision (and a corresponding provision in the Multicare Credit Agreement) shall take the place of a separate agreement and shall serve as an intercreditor agreement among the lenders party to this Agreement and the lenders party to the Multicare Credit Agreement. Accordingly, each of the Lenders hereunder, in its capacity as a "Lender" under the Multicare Credit Agreement, agree to be bound by the following covenants so long as it remains a party to the Multicare Credit Agreement:

                  (a) Without the written consent of the Required Lenders, the parties to the Multicare Credit Agreement will not amend, modify, supplement or restate the assignment provisions of the Multicare Credit Agreement (currently set forth in Section 12.9 of the Multicare Credit Agreement) which require that assignments or participations of any lender's rights and obligations thereunder be made concurrent with a like assignment or participation of such lender's rights and obligations hereunder; and

                  (b) Without the written consent of the Required Lenders, the parties to the Multicare Credit Agreement will not amend, modify, supplement or restate the provisions of the Multicare Credit Agreement (currently set forth in Section 8.16 of the Multicare Credit Agreement) which set forth tests respecting when management fees under the Multicare Management Agreement may be paid in cash, which provisions are incorporated by reference into the Multicare Management Agreement.

Notwithstanding the foregoing, certain "RC Lenders" as defined in the Multicare Credit Agreement may not be Lenders hereunder and certain RC Lenders hereunder may not be "Lenders" as defined in the Multicare Credit Agreement. Accordingly, all RC Lenders hereunder that are not Lenders under the Multicare Credit Agreement agree to abide by the special intercreditor provisions set forth in this Article 10 A (or any successor provisions) and the special intercreditor provisions set forth in Article 10 A of the Multicare Credit Agreement (or any successor provision) as if a party thereto. The lenders party to the Multicare Credit Agreement are intended third party beneficiaries of this provision.

                                   ARTICLE 10B

                        SPECIAL INTER-BORROWER PROVISIONS

         10B.1 CERTAIN BORROWER ACKNOWLEDGEMENTS.

                  (a) Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by the other Borrowers because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the credit facilities on favorable terms granted by this Agreement and other Loan Documents which would not have been available to an individual Borrower acting alone. Each Borrower has determined that it is in its best interest to procure credit facilities which each Borrower may utilize directly and which receive the credit support of the other Borrowers as contemplated by the Credit Agreement and the other Loan Documents.

                  (b) The Lenders have advised the Borrowers that they are unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the obligations of each other Borrower under this Agreement and other Loan Documents. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection herewith (i) because of the desirability to each Borrower of the credit facilities, the interest rates and the modes of borrowing available hereunder, (ii) because each Borrower may engage in transactions jointly with other Borrowers and (iii) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth.

                  (c) Each Borrower has determined that it has and, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including, without limitation, the inter-Borrower arrangement set forth in this Article 10B) will have, assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they fall due for payment and that the sum of its debts is not and will not then be greater than all of its property at a fair valuation, that such Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature and that the value of the benefits to be derived by such Borrower from the access to funds under this Agreement (including, without limitation, the inter-Borrower arrangement set forth in this Section 10B) is reasonably equivalent to the obligations undertaken pursuant hereto.

         10B.2 CERTAIN INTER-BORROWER AGREEMENTS.

         (a) Subject to paragraph (b) below, each Borrower as indemnitor shall indemnify the other Borrowers as indemnitees for all Loan Obligations incurred by the indemnitee Borrowers for Loans advanced to, or Letters of Credit issued for the account of, the indemnitor Borrower.

         (b) The rights and obligations of the Borrowers pursuant to paragraph
(a) above shall be subordinated in all respects to the rights of the Administrative Agent and the other Lender Parties with respect to the Loan Obligations and, accordingly, each Borrower agrees that it shall not make any payment or receive any payment pursuant to the preceding paragraph (a) at any time a Default has occurred and is continuing or would be caused thereby. Each Borrower agrees that in the event it receives any payment described by or in violation of this paragraph (b), it shall accept such payment as agent of the Administrative Agent, for the benefit of the Lender Parties, and hold the same in trust on behalf of and for the benefit of the Administrative Agent, for the benefit of the Lender Parties.

         10B.3 RECORDS. Genesis (on behalf of each Borrower) shall maintain records specifying (a) all Loan Obligations incurred by each Borrower, (b) the date of such incurrence, (c) the date and amount of any payments made in respect of such Loan Obligations and (d) all inter-Borrower obligations pursuant to paragraph 10B.2 above. Genesis shall make copies of such records available to the Administrative Agent, upon request.

                                   ARTICLE 11

                            DEFINITIONS; CONSTRUCTION

         11.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings, (terms defined in the singular to have a correlative meaning when used in the plural) unless the context hereof otherwise clearly requires:

         "Accumulated Funding Deficiency" has the meaning given to such term in ss.4001(a)(18) of ERISA.

         "Acquisition" means, any acquisition by one or more of the Borrowers, directly or indirectly, whether in one transaction or in a series of related transactions (and whether by merger, consolidation, acquisition of assets or otherwise) of all or any substantial portion of the ownership interests in or assets of any separate business enterprise.

         "Acquisition Cost" means, with respect to any Acquisition, the value in Dollars, of the total consideration paid or payable (whether immediate or deferred and whether in cash, equity or other assets) by any of the Borrowers (such consideration including the amount of any Assumed Indebtedness) for or in respect of the ownership interests or assets being acquired in such Acquisition.

         "Additional Security" means all of the property and assets subject to the Mortgages and/or the Security Agreement, from time to time.

         "Additional Subordinated Note Indenture" means any indenture pursuant to which Additional Subordinated Notes are issued from time to time.

         "Additional Subordinated Notes" means the notes evidencing the additional subordinated indebtedness permitted under Section 8.1(h) (Indebtedness) above.

         "Adjusted Senior Debt/Cash Flow Ratio" means as of any date of determination:

         (a) Adjusted Senior Debt as of such date of determination

                  divided by
                  ----------

         (b) Cash Flow of Genesis and its Restricted Subsidiaries, on a consolidated basis.

         "Adjusted Senior Debt" means, as of any date of determination, the result of:

         (a) Adjusted Total Indebtedness, as of such date of determination less
                  ----

         (b) the sum of (i) Indebtedness which is evidenced by the 1995 Subordinated Notes, (ii) Indebtedness which is evidenced by the 1996 Subordinated Notes, (iii) Indebtedness which is evidenced by the 1998 Subordinated Notes, and (iv) any other Indebtedness which is both permitted under the terms of this Agreement and expressly subordinated in right of payment to all Loan Obligations under terms satisfactory to the Administrative Agent.

         "Adjusted Total Debt/Cash Flow Ratio" means, as of any date of determination, the ratio of:

         (a) Adjusted Total Indebtedness as of such date of determination divided by
                  ----------

         (b) Cash Flow of Genesis and its Restricted Subsidiaries, on a consolidated basis.

         "Adjusted Total Indebtedness" means, as of any date of determination, the sum of:

         (a) Total Funded Indebtedness (including Recourse Synthetic Leases but excluding Non-Recourse Synthetic Leases) as of such date of determination plus
                  ----

         (b) the product of (i) the amount of Rental Expense of Genesis and its Restricted Subsidiaries, on a consolidated basis (including Non-Recourse Synthetic Leases but excluding Recourse Synthetic Leases), for the four fiscal quarters ended on, or most recently prior to, such date of determination multiplied by (ii) eight (8).

As used in this definition, a "Recourse Synthetic Lease" means (1) the Synthetic Lease Facility and (2) any other Synthetic Lease (or any portion thereof) (x) that is guaranteed under any circumstances by a Borrower, (y) for which a Borrower has under any circumstances a purchase obligation or (z) that is otherwise recourse under any circumstances to a Borrower (excluding rental payments and guaranties of rental payments under Synthetic Leases). "Non-Recourse Synthetic Lease" means each Synthetic Lease (or any portion thereof) that is not a Recourse Synthetic Lease. A Synthetic Lease may be comprised of both a Recourse Synthetic Lease component and a Non-Recourse Synthetic Lease component.

         "Administrative Agent" has the meaning ascribed to such term in the preamble of this Agreement.

         "Affiliate" of a Person means (a) any other Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of such Person or of a Person who is an Affiliate of such Person, and (c) any individual related to such Person or Affiliate by consanguinity or adoption within the third degree. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 5% or more of any class of equity interest). Excluded Subsidiaries may be "Affiliates" of Genesis.

         "Agent-Involved Claim" shall have the meaning ascribed to such term in
Section 6.8.

         "Agents" means collectively the Administrative Agent, Citicorp USA, Inc. as Syndication Agent, First Union National Bank as Documentation Agent and Bank of America, N.A. (as successor to NationsBank, N.A. and Bank of America NT&SA) as Syndication Agent.

         "Agreement" means this Fourth Amended and Restated Credit Agreement as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

         "Amendment Effective Date" means the date that this Fourth Amended and Restated Credit Agreement becomes effective pursuant to Article 4 above.

         "Amendment No. 2 Effective Date" has the meaning ascribed to that term in Amendment No. 2 to the Third Amended and Restated Credit Agreement, dated August 28, 1998.

         "Amount of Unfunded Benefit Liabilities" has the meaning given to such term in ss.4001(a)(18) of ERISA.

         "Applicable Margin" means a marginal rate of interest which is added to the LIBO Rate or Prime Rate, as the case may be, to determine the effective rate of interest on LIBO Rate Loans, Prime Rate Loans and other payments as specified in the Loan Documents. Until the Officer's Compliance Certificate for the fiscal year ended December 31, 1998 is delivered to the Administrative Agent and Lenders pursuant to Section 6.1 above, the Applicable Margin (a) for LIBO Rate Loans shall be the following: 2.5% for any RC Loans or Tranche A Term Loans; 3.0% for any Tranche B Term Loans; and 3.25% for any Tranche C Term Loan and (b) for Prime Rate Loans shall be .75% for RC Loans and Tranche A Loans, shall be 1.25% for Tranche B Loans and shall be 1.50% for Tranche C Loans. Thereafter, the Applicable Margin shall be determined in the following manner:

         (a) For any RC Loans or Tranche A Term Loans, the Applicable Margin shall be the percentage amount set forth below under the caption "Applicable Margin for RC Loans and Tranche A Term Loans" opposite the relevant Adjusted Total Debt/Cash Flow Ratio:

 Adjusted Total                   Applicable Margin for RC Loans
 Debt/Cash Flow Ratio             and Tranche A Term Loans
 --------------------             ------------------------

                                           Prime Rate Loans     LIBO Rate Loans
                                           ----------------     ---------------

 below 3.0                                 0%                    .75%

 > 3.0 < 3.5                               0%                    1.00%
 -

 > 3.5 < 4.0                               0%                    1.25%
 -

 > 4.0 < 4.5                               0%                    1.50%
 -

 > 4.5 < 5.0                               0%                    1.75%
 -

 > 5.0 < 5.5                               .25%                  2.00%
 -

 > 5.5 < 5.75                              .50%                  2.25%
 -

 > 5.75 < 6.0                              .75%                  2.50%
 -

 > 6.0 < 6.5                               1.00%                 2.75%
 -

 > 6.5 < 7.0                               1.25%                 3.00%
 -

 > 7.0                                     1.50%                 3.25%

         (b) For any Tranche B Term Loans, the Applicable Margin for LIBO Rate Loans shall be 3.50%, provided, however, that any time that the Adjusted Total Debt/Cash Flow Ratio is less than 4.5 to 1.0, the Applicable Margin for Tranche B Term Loans shall be 3.00%. The Applicable Margin for Tranche B Term Loans which are Prime Rate Loans shall be 1.75% provided, however, that at any time that the Adjusted Total Debt/Cash Flow Ratio is less than 4.5 to 1.0, the Applicable Margin for Tranche B Loans which are Prime Rate Loans shall be 1.25%.

         (c) For any Tranche C Term Loans, the Applicable Margin for LIBO Rate Loans shall be 3.75%, provided, however, that any time that the Adjusted Total Debt/Cash Flow Ratio is less than 4.5 to 1.0, the Applicable Margin for Tranche C Term Loans shall be 3.25%. The Applicable Margin for Tranche C Term Loans which are Prime Rate Loans shall be 2.00% provided, however, that at any time that the Adjusted Total Debt/Cash Flow Ratio is less than 4.5 to 1.0, the Applicable Margin for Tranche C Loans which are Prime Rate Loans shall be 1.50%.

The Applicable Margin shall be adjusted five Business Days after receipt of the annual or quarterly Officer's Compliance Certificate, delivered pursuant to
Section 6.1 and shall be based on the Adjusted Total Debt to Cash Flow Ratio set forth therein. At any time that such annual or quarterly Officer's Compliance Certificate is required to be delivered pursuant to said Section 6.1 and is not so delivered, then the Applicable Margin shall be the highest rate specified for the subject Tranche of Loan until the Officer's Compliance Certificate is so delivered.

         "Assignment and Acceptance" shall have the meaning ascribed to such term in Section 12.9.

         "Assumed Indebtedness" means Indebtedness incurred by a Person which is not a Borrower and which (a) is existing at the time such Person (or assets of such Person) is acquired by a Borrower and (b) is assumed by a Borrower in connection with such Acquisition, other than Indebtedness incurred by the original obligor in connection with, or in contemplation of, such Acquisition.

         "Available RC Commitment" means, as of any date, the difference between
(a) and (b) where (a) is the amount of the RC Commitment on such date and (b) is the sum of (i) the aggregate outstanding principal amount of all RC Loans on such date, (ii) the face amount of all outstanding Letters of Credit on such date, and (iii) the aggregate unpaid amount of all Drawings under Letters of Credit as of such date.

         "Bank Tax" means (i) any Tax based on or measured by net income of a Lender Party, any franchise Tax and any doing business Tax imposed upon any Lender Party by any jurisdiction (or any political subdivision thereof) in which such Lender Party or any lending office of a Lender Party is located and (ii) for the purposes of Section 1.13, any other Tax imposed by a jurisdiction other than the United States or a political subdivision thereof that would not have been imposed but for a present or former connection between such Lender Party or lending office (as the case may be) and such jurisdiction.

         "Borrowers" has the meaning ascribed to such term in the preamble hereto. It is the intent of the parties (and a covenant of the Borrowers herein) that each Person which is now or hereafter becomes a direct and indirect Subsidiary of Genesis other than the Excluded Subsidiaries shall at all times after becoming a Subsidiary of Genesis be a "Borrower" pursuant to the terms of this Agreement.

         "Business Day" means any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania, the State of New York or other day on which banking institutions are authorized or obligated to close in the city in which the Administrative Agent's Domestic Lending Office is located or, as applicable, in the city in which the Issuer's Domestic Lending Office is located provided, however, that whether or not expressly stated in this Agreement or other Loan Documents, when "Business Day" is used with respect to any LIBO Rate Loan, such Business Day must also be a Eurodollar Business Day.

         "Capital Expenditures", with respect to any Person, means, for any period, all expenditures (whether paid in cash or accrued as liabilities) of such Person during such period which are, or should be, classified as capital expenditures in accordance with GAAP.

         "Capitalized Lease" means at any time any lease which is, or should be, capitalized on the balance sheet of the lessee at such time in accordance with GAAP, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or should be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease in accordance with GAAP.

         "Cardinal" means Cardinal Health, Inc. and certain of its subsidiaries.

         "Cash Equivalent Investments" means any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $1,000,000,000.00 and with a senior unsecured debt credit rating of at least "A" by Moody's Investors Service, Inc. or "A" by Standard & Poor's Ratings Services;
(iii) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding Genesis and its Affiliates) incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Ratings Group; and
(iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $1,000,000,000.00 with a term of not more than seven days for underlying securities of the type referred to in clause (i) above.

         "Cash Flow", with respect to any Person, for any period, means (a) Net Income of such Person plus (b) each of the following to the extent deducted in determining Net Income: (i) Interest Expense, (ii) Rental Expense, (iii) depreciation expense, (iv) amortization expense, (v) income taxes, (vi) equity in the net loss of Multicare except to the extent funded in cash by such Person, and equity in the net loss of all other Investments, except to the extent funded in cash by such Person, (vii) compensation paid in common stock of Genesis, as to which there is no repurchase or similar obligation, (viii) fees related to the execution and delivery of this Fourth Amended and Restated Credit Agreement and related documents and fees related to the Sponsor Letter of Intent and transactions contemplated thereby, in an aggregate amount not to exceed $15,000,000 and (ix) non-cash PIK dividends paid on the Series H Preferred Stock and Series G Preferred Stock of Genesis, minus (c) to the extent included in Net Income, equity in the net income of Multicare and equity in net income or gains of all other Investments except to the extent received in cash by such Person, all as adjusted for changes in accrued management fees under the Multicare Management Agreement, in each case for such period.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

         "Certificate of Designation" means the Certificate of Designation of Series G Cumulative Preferred Stock attached as Schedule I to the Vitalink Merger Agreement.

         "Change of Control" means the occurrence of any of the following events:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to be the "beneficial owner" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock (as hereinafter defined) of Genesis;

         (b) Genesis consolidates or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or merges with or into Genesis, in any such event pursuant to a transaction in which the outstanding Voting Stock of Genesis is changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Genesis is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock (as hereinafter defined) or
(y) cash, securities or other property in an amount which Genesis would not be prohibited, under Section 5.10 of the 1995 Subordinated Note Indenture if then in effect, or under Section 5.10 of the 1996 Subordinated Note Indenture if then in effect or under the applicable provisions of the 1998 Subordinated Note Indenture and any Additional Subordinated Indenture, from paying as a "restricted payment" (as defined in such indentures), and (ii) the holders of the Voting Stock of Genesis immediately prior to such transaction own, directly or indirectly, not less than 50% of the Voting Stock of the surviving corporation immediately after such transaction;

         (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Genesis (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Genesis was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Genesis then in office; or

         (d) Genesis is liquidated or dissolved or adopts a plan of liquidation.

For purposes of this definition of "Change of Control," (A) "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency); (B) "Redeemable Capital Stock" of a Person shall mean any capital stock or equity interests that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any stated maturity of the principal of the 1995 Subordinated Notes or 1996 Subordinated Notes or 1998 Subordinated Note or is redeemable at the option of the holder thereof at any time prior to any such stated maturity, or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof; and (C) "Board of Directors" of Genesis shall mean the board of directors of Genesis or the executive committee of Genesis.

         "Closing Date" means October 9, 1997.

         "COBRA Violation" means any violation of the "continuation coverage requirements" of "group health plans" of former ss.162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988) and of ss.4980B of the Code (as in effect for tax years beginning on or after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time, and the Treasury regulations thereunder.

         "Collateral" means (a) the cash collateral account, if any, in respect of Letters of Credit from time to time and (b) the collateral subject to, or purported to be subject to, the Liens of the Pledge Agreement, from time to time.

         "Collateral Agency Agreement" has the meaning assigned to that term in
Section 4.1(d) (Collateral Agency Agreement) above.

         "Collateral Agent" has the meaning assigned to that term in the Collateral Agency Agreement.

         "Commitment" means, with respect to any Lender, the obligation of such Lender to make Loans (including, without limitation, Tranche II Revolver Loans) pursuant to the terms of this Agreement and, with respect to the Issuer, to issue Letters of Credit. "Commitment" means, with respect to all Lender Parties, the sum of each Lender Party's Commitment.

         "Contingent Reimbursement Obligation" means the contingent obligation of the Borrowers to reimburse the Issuer for any Drawings that may be made under an outstanding Letter of Credit, whenever issued. Without limiting the generality of the foregoing, the amount of all Contingent Reimbursement Obligations at any time shall be the aggregate amount available to be drawn under outstanding Letters of Credit at such time.

         "Controlled Group" means a group of employers, of which any Borrower is a member and which group constitutes:

         (a) A controlled group of corporations (as defined in ss.414(b) of the Code);

         (b) Trades or businesses (whether or not incorporated) which are under common control (as defined in ss.414(c) of the Code);

         (c) Trades or businesses (whether or not incorporated) which constitute an affiliated service group (as defined in ss.414(m) of the Code); or

         (d) Any other entity required to be aggregated with any Borrower pursuant to ss.414(o) of the Code.

         "Cypress" means The Cypress Group L.L.C., a Delaware limited liability company and (a) any Subsidiary thereof and (b) any other Affiliate thereof reasonably acceptable to the Administrative Agent. Without limiting the generality of the foregoing, "Cypress" shall include Cypress Associates L.P., Cypress Offshore Partners L.P., Cypress Merchant Banking Partners L.P., Cypress Advisors Inc.

         "Default" means any event or condition which with notice, passage of time or both, would constitute an Event of Default.

         "Default Rate" means, with respect to any amounts payable hereunder or under the other Loan Documents, a rate equal to the sum of (a) two percent (2%) per annum plus (b) the interest rate otherwise in effect with respect to such amounts or, if no such rate is otherwise in effect with respect to such amounts, a rate equal to the sum of (i) the Prime Rate plus (ii) the highest Applicable Margin thereon plus (iii) two percent (2%).

         "Defined Benefit Pension Plan" means a defined benefit plan (other than a Multiemployer Plan) as defined in ss.3(35) of ERISA which is maintained by any Borrower or any member of its Controlled Group.

         "Defined Contribution Plan" means an individual account plan (other than a Multiemployer Plan) as defined in ss.3(34) of ERISA which is maintained by any Borrower or any member of its Controlled Group.

         "Deleveraging Transaction" means a series of related transfers of nursing home facilities by certain Borrowers to Newco as contemplated in paragraph (i) of Section 8.5.

         "Designated Stock" means the Series G Cumulative Convertible Preferred Stock of Genesis created pursuant to the Certificate of Designation and issued solely in connection with the Vitalink Merger.

         "Dollar," "Dollars" and the symbol "$" means lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to any Lender or the Issuer, the branch or office of such Lender or the Issuer, as the case may be, designated, from time to time, by such Person in a notice to the Administrative Agent and Genesis.

         "Drawing" means (a) any amount disbursed by the Issuer pursuant to the terms of a Letter of Credit or (b) as the context may require, the obligation of the Borrowers to reimburse the Issuer for such disbursement.

         "EBITDA" means Net Income before Interest Expense, provision for income taxes, depreciation and amortization as adjusted on a pro forma basis for the transactions contemplated by the Multicare Management Agreement.

         "ElderTrust" means ElderTrust, a Maryland real estate investment trust.

         "Eligible Institution" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000.00; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the OECD) or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or under the laws of a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000.00, so long as such bank is acting through a branch or agency located in the United States; and (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $500,000,000.00; and (vii) with respect to any Lender that is a fund, any other fund with assets in excess of $100,000,000.00 that invests in bank loans and is managed by the same investment advisor as such Lender; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Institution under this definition.

         "Environmental Affiliate" means, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim, such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

         "Environmental Approvals" means any approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, any Governmental Authority pursuant to or required under any Environmental Law.

         "Environmental Claim" means, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person

(including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

         "Environmental Cleanup Site" means any location which is listed or proposed for listing on the National Priorities List (as established under CERCLA), on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

         "Environmental Concern Materials" means (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state
Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

         "Environmental Law" means any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (include dealings in Dollar deposits) in London, England.

         "Eurodollar Lending Office" means, with respect to any Lender or the Issuer, the branch or office of such Lender or the Issuer, as the case may be, designated by such Person in a notice to the Administrative Agent and Genesis.

         "Event of Default" means any of the Events of Default described in
Section 9.1 hereof.

         "Excess Cash Flow" means, for any fiscal year of the Borrowers, the amount, if any, by which Net Cash Provided by Operations for such fiscal year exceeds the sum of (a) the aggregate principal amount of Total Funded Indebtedness incurred consistently with the terms of this Agreement, and scheduled to have been repaid or prepaid during such fiscal year and (b) the amount of any Investments made pursuant to Section 8.3(h).

         "Excluded Assets" are (a) those assets listed on Schedule 11.1-Part A attached hereto and (b) any other assets which the Required Lenders agree to include on Schedule 11.1 - Part A from time to time as additional Excluded Assets, so long as the Required Lenders so agree prior to the date such assets are acquired or created by the Borrowers and (c) those assets designated as "Excluded Assets" pursuant to the terms of this Agreement.

         "Excluded Subsidiaries" means, subject to Section 6.10(b), the entities listed on Schedule 11.1-Part B attached hereto and, whether or not the same would otherwise be Subsidiaries of Genesis, the Multicare Group and, after the Closing Date, each Subsidiary of any Excluded Subsidiary.

         "Existing Credit Agreement" has the meaning set forth in the recitals hereof.

         "Federal Funds Rate" for any day means the rate per annum determined by the Administrative Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by federal funds brokers on the previous trading day, or, if such Federal Reserve Bank does not announce such rate on any day, the rate for the last day on which such rate was announced.

         "Fixed Charge Coverage Ratio" means, as of any date of determination, the result of:

         (a) Cash Flow of Genesis and its Restricted Subsidiaries, on a consolidated basis.

                  divided by
                  ----------

         (b) the sum of (i) Interest Expense, income taxes and Rental Expense of Genesis and its Restricted Subsidiaries, on a consolidated basis, and (without duplication) (ii) principal payments scheduled or required to be made on Total Funded Indebtedness.

         "GAAP" has the meaning set forth in Section 11.3 below.

         "General Refinancing Proceeds" has the meaning set forth in Section 1.5(b) (Mandatory Prepayments) above.

         "Genesis" has the meaning ascribed to such term in the preamble hereto.

         "Genesis ElderCare Acquisition Corp." means the Delaware corporation of that name, formerly Waltz Acquisition Corp.

         "Genesis ElderCare Corp." means the Delaware corporation of that name, formerly Waltz Corp.

         "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Guaranty" means, with respect to any Person (a "Guarantor"), any contractual or other obligation, contingent or otherwise, of such Person to pay any Indebtedness or other obligation of any other Person or to otherwise protect the holder of any such Indebtedness or other obligation against loss (whether such obligation arises by agreement to pay, to keep well, to purchase assets, goods, securities or services or otherwise) provided, however, that the term "Guaranty" shall not include an endorsement for collection or deposit in the ordinary course of business. The term, "Guaranty," when used as a verb has the correlative meaning.

         "Health Care Business" means any healthcare related business including any facility, unit, operation or business supplying health care services, supplies or products, including long-term care, rehabilitation therapy, specialized health care, health care management, and pharmacies.

         "Indebtedness" of any Person means (without duplication):

         (a) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

         (b) all (i) obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (ii) Mandatorily Redeemable Stock;

         (c) all obligations of such Person for the deferred purchase price of property or services;

         (d) all obligations secured by a Lien on property owned by such Person (whether or not assumed) provided, however, for purposes of determining the amount of such Indebtedness under this clause (d), the amount of any such non-recourse Indebtedness shall be limited to the lesser of (i) the fair market value of the asset subject to such Lien and (ii) the amount of such Indebtedness;

         (e) all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

         (f) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

         (g) all obligations of such Person with respect to acceptances or similar obligations issued for the account of such Person;

         (h) all obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP;

         (i) all obligations of such Person under any Interest Rate Hedging Agreement or any currency protection agreement, currency future, option or swap or other currency hedge agreement;

         (j) all Guaranties of such Person; and

         (k) all obligations of such Person under, or in respect of, any Synthetic Leases.

Indebtedness shall not include (i) accounts payable to Cardinal in respect of inventory purchased in the ordinary course of business or (ii) accounts payable to other trade creditors arising out of purchases of goods or services in the ordinary course of business, provided that (1) such accounts payable are payable on usual and customary trade terms, and (2) such accounts payable are not overdue by more than 60 days according to the original terms of sale except (if no foreclosure, distraint, levy, sale or similar proceeding shall have been commenced) where such payments are being contested in good faith by appropriate proceedings diligently conducted and subject to such reserves or other appropriate provisions as may be required by GAAP.

         "Indemnified Parties" means the Lender Parties and their respective Affiliates and (without duplication) the directors, trustees, officers, employees, attorneys and agents of each of the foregoing.

         "Interest Expense" means, for any Person, for any period, the sum (without duplication) of (a) all interest accrued (or accreted) on Indebtedness of such Person during such period whether or not actually paid (excluding any obligations under any Synthetic Leases) plus (b) the net amount accrued under any Interest Rate Hedging Agreements (or less the net amount receivable thereunder) during such period.

         "Interest Period" means with respect to any LIBO Rate Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, and ending one, two, three or six months thereafter as selected by the Borrowers pursuant to Section 1.8 above and (b) thereafter, each period commencing on the day after the last day of the preceding Interest Period and ending one, two, three or six months thereafter, as selected by the Borrowers pursuant to Section 1.8 above provided, however, if any such Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day and provided, further, if any such Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period (as may be the case with an Interest Period commencing at the end of a calendar month) the Interest Period shall end on the last Eurodollar Business Day of the relevant calendar month.

         "Interest Rate Hedging Agreement" means any rate swap, cap or collar agreement with a term of at least three years or such shorter term as may be acceptable to the Administrative Agent to which any or all of the Borrowers are party and which is on terms and conditions satisfactory to the Administrative Agent.

         "Investments" has the meaning set forth in Section 8.3 above.

         "Investors' Subordination Agreement" means that certain Subordination Agreement, dated as of October 7, 1997, among Cypress, TPG, Nazem, Genesis, as the same may be amended, restated, modified and/or supplemented from time to time pursuant to the terms hereof and thereof.

         "Issuer" has the meaning ascribed to such term in the preamble hereto.

         "JCAHO" - Joint Commission on Accreditation of Healthcare
Organizations.

         "Joinder Effective Date" means the date that any Joining Subsidiary becomes a Borrower hereunder pursuant to Section 6.10 above.

         "Joinder Supplement" has the meaning set forth in Schedule 6.10 hereto.

         "Joining Subsidiary" has the meaning set forth in Section 6.10 hereof.

         "Law" means any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

         "Lender" has the meaning ascribed to such term in the preamble hereto and shall include, without limitation, each Tranche II Revolver Lender.

         "Lender Parties" means, collectively, the Lenders, the Issuer, and the Agents.

         "Letter of Credit" means (i) any letter of credit issued by the Issuer pursuant to Article 3 hereof or (ii) any letter of credit issued under the Existing Credit Agreement and outstanding on the Closing Date.

         "Letter of Credit Participation" means, with respect to any RC Lender, the participation interest of such Lender in any Letter of Credit acquired pursuant to Article 3 above. The amount of the Letter of Credit Participation of an RC Lender in any Letter of Credit shall be deemed to be the amount equal to such RC Lender's pro rata share (determined on the basis of the RC Commitments at such time) of the sum of (a) the aggregate unpaid amount of all Drawings thereunder at such time and (b) the amount of any Contingent Reimbursement Obligations with respect thereto at such time.

         "LIBO Rate" means the rate per annum determined by the Administrative Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (a) the rate of interest (which shall be the same for each day in such Interest Period) determined in good faith by the Administrative Agent (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the first day of the applicable Interest Period for delivery on the first day of such Interest Period in similar amounts and maturities as the proposed LIBO Rate Loan by (b) a number equal to 1.0 minus the Reserve Percentage. "Reserve Percentage" for any day means the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Administrative Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System representing the maximum reserve requirement (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The LIBO Rate shall be adjusted automatically as of the effective date of each change in the Reserve Percentage.

         "LIBO Rate Loan" means a Loan bearing interest at the per annum rate of the LIBO Rate plus Applicable Margin.

         "Licenses" means any and all licenses, including provisional licenses, certificates of need, JCAHO and/or other accreditations, permits, franchises, rights to conduct business, approvals by a Governmental Authority or otherwise, consents, qualifications, operating authority, and/or any other authorizations.

         "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Limitation" means a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in a Third Party Payor Arrangement and/or loss of any other rights.

         "Loans" means, collectively, the Tranche II Revolver Loans, the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the RC Loans. A "Loan" means any of the Loans.

         "Loan Documents" means this Agreement (including any agreements or writings incorporated in this Agreement), the Notes, the Letters of Credit, the Investors' Subordination Agreement, the Pledge Agreement, the Security Agreement, the Mortgages, the Collateral Agency Agreement, each Joinder Supplement and all other agreements and instruments executed in connection herewith or therewith in each case as the same may be amended, modified, restated or supplemented from time to time.

         "Loan Obligations" means all obligations, from time to time, of any Loan Party to any Lender Party or other Indemnified Party under, or arising out of, this Agreement or any Loan Document whether such obligations are direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (specifically including obligations arising or accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Loan Party, or which would have accrued but for the commencement of such proceeding even if the claim is not allowed in such proceeding under applicable law).

         "Loan Parties" means the Borrowers and any other Person who from time to time grants or purports to grant to the Collateral Agent a Lien on any property pursuant to the Pledge Agreement or is a Guarantor of any Loan Obligations.

         "Management Agreement" means any agreement pursuant to which a Person (or group of Persons) manages the business of another Person (or group of Persons).

         "Mandatorily Redeemable Stock" means all stock, other than the Designated Stock or the Series H Preferred Stock or the Series I Preferred Stock issued to Cypress and TPG substantially on the terms set forth in the Sponsor Letter of Intent that is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished (other than stock which is redeemable, payable or required to be purchased under all circumstances for consideration consisting solely of common stock of Genesis), or convertible into any Indebtedness of the issuer, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any Person other than the issuer (whether or not conditioned upon the occurrence of a circumstance or event, such as a change in control of the issuer) or (C) upon the occurrence of a condition not solely within the control of the issuer, such as a redemption required to be made out of future earnings or (ii) convertible into Mandatorily Redeemable Stock.

         "Material Adverse Effect" means (a) a material adverse effect on the business, operations, condition (financial or otherwise), properties or prospects of Genesis or of the Borrowers, taken as a whole, or (b) an adverse effect on the legality, validity, binding effect or enforceability of any Loan Document, or the ability of the Collateral Agent or any Lender Party to enforce any rights or remedies under or in connection with any Loan Document. Without limiting the generality of the foregoing, as used in connection with any provisions respecting the ownership or operation of any Health Care Business, Material Adverse Effect may include, among other things, any loss or suspension of a License or Reimbursement Approval for any material nursing home or other material Health Care Business or material group of nursing homes or other material group of Health Care Businesses of the Borrowers or any event, occurrence or matter or series thereof giving rise to a reasonable probability of any of the foregoing consequences.

         "Maturity Date" means the latest of the RC Maturity Date, the Tranche A Maturity Date, the Tranche B Maturity Date, the Tranche C Maturity Date or the maturity date for the Tranche II Revolver Loans or, as the context may require, the applicable maturity date for a specified Tranche of Loan.

         "Mellon" means Mellon Bank, N.A., a national banking association, and any successor or assign thereof.

         "Merger Agreement" means the Agreement and Plan of Merger, dated as of June 16, 1997, among Genesis ElderCare Corp., Genesis ElderCare Acquisition Corp. and Multicare.

         "Meridian" means Meridian Health Care Growth & Income Fund, L.P.

         "Milford/Dover Proceeds" means proceeds from refinancings consummated during the period commencing on the Amendment Effective Date and ending prior to the Tranche II Revolver Effective Date of the loans made by one or more Borrowers to the joint ventures owning assisted living facilities in Dover and Milford, Delaware or other joint ventures of the Borrowers up to an aggregate amount for all such refinancings of $12,000,000.00.

         "Mortgaged Property" means any property, from time to time subject to any Mortgage.

         "Mortgages" means the mortgages, deeds of trust and other conveyance instruments and agreements granting a Lien on real property of the Borrowers in favor of the Collateral Agent from time to time, as such instruments and agreements may be amended, restated, modified and/or supplemented from time to time.

         "Multicare" means The Multicare Companies, Inc., a Delaware corporation.

         "Multicare Credit Agreement" means that certain Credit Agreement, dated as of October 9, 1997, among Multicare, certain Subsidiaries thereof, Mellon as Administrative Agent and the other agents and lenders referred to therein, as the same may be amended, restated, modified and/or supplemented from time to time consistent with the provisions of this Agreement and the Multicare Credit Agreement.

         "Multicare Group" means, collectively, Genesis ElderCare Corp., Genesis ElderCare Acquisition Corp., Multicare (including the survivor of any merger between Genesis ElderCare Acquisition Corp. and Multicare) and/or any of Multicare's Subsidiaries from time to time.

         "Multicare Management Agreement" means that certain Management Agreement, dated as of October 9, 1997, by and between Genesis Eldercare Network Services, Inc. and Multicare (formerly Genesis ElderCare Corp.).

         "Multiemployer Plan" means such term in ss.4001(a)(3) of ERISA.

         "Nazem" means Nazem, Inc., a Delaware corporation and (a) any Subsidiary thereof and (b) any other Affiliate thereof reasonably acceptable to the Administrative Agent. Without limiting the generality of the foregoing, "Nazem" includes Genesis ElderCare Portfolio K, L.P.

         "Net Cash Proceeds" means, with respect to any transaction involving a Borrower, the gross proceeds thereof in the form of cash or cash equivalents, net of the sum of the following (without duplication): (a) payments made to retire obligations (other than to a Borrower) that are attributable to or secured by the properties that are the subject of a sale, assignment or other disposition which is part of the transaction, (b) reasonable brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of legal counsel and investment bankers) related to such transaction and (c) all taxes actually paid or estimated in good faith to be or become payable as a result of such transaction.

         "Net Cash Provided by Operations" means for any period, the Net Income of the Borrowers on a consolidated basis for such period plus amortization and depreciation expense of the Borrowers for such period plus cash extraordinary gains (other than from a disposition) less Capital Expenditures of the Borrowers for such period (to the extent permitted by the terms of this Agreement), less increases in working capital (or plus decreases in working capital) of the Borrowers during such period.

         "Net Income" means, with respect to any Person, for any period the net earnings (or loss) after taxes of such Person for such period less cash dividends paid on the Series G Cumulative Convertible Preferred Stock less non-recurring gains plus non-recurring non-cash losses.

         "Newco" means, collectively, the entities formed as Excluded Subsidiaries to acquire the nursing home facilities referred to in Section 8.5(i). Newco shall initially be created as Excluded Subsidiaries, which soon thereafter shall cease to be Subsidiaries because the general partnership interests in Newco will be sold to one or more third-parties.

         "Newco Management Agreement" has the meaning ascribed to such term in
Section 8.5(i)(8).

         "Newly Developed Facilities" means, collectively, any newly developed assisted living facilities built or developed after the Amendment Effective Date by one or more Borrowers.

         "1995 Subordinated Note Indenture" means the Indenture dated as of June 15, 1995 between Genesis and Delaware Trust Company, as Trustee, relating to the 1995 Subordinated Notes, as such Indenture may be amended, modified, restated or supplemented from time to time in accordance with the terms of this Agreement.

         "1995 Subordinated Notes" means Genesis' 9-3/4% Senior Subordinated Notes issued pursuant to the 1995 Subordinated Note Indenture in the original aggregate principal amount of $120,000,000.00.

         "1996 Subordinated Note Indenture" means the Indenture, dated as of October 7, 1996, between Genesis and First Union National Bank, as Trustee, relating to the 1996 Subordinated Notes, as such Indenture may be amended, modified, restated or supplemented from time to time in accordance with the terms of this Agreement.

         "1996 Subordinated Notes" means Genesis' 9 1/4% Senior Subordinated Notes issued pursuant to the 1996 Subordinated Note Indenture, in the original aggregate principal amount of $125,000,000.00.

         "1998 Subordinated Note Indenture" means an Indenture, dated as of December 23, 1998, between Genesis and The Bank of New York, as Trustee, relating to the 1998 Subordinated Notes, as such Indenture may be amended, modified, restated or supplemented from time to time in accordance with the terms of this Agreement.

         "1998 Subordinated Notes" means Senior Subordinated Notes issued by Genesis pursuant to the 1998 Subordinated Note Indenture in an aggregate principal amount not to exceed $125,000,000.

         "Non-U.S. Lender" means any Lender that is not a U.S. Person.

         "Notes" means, collectively, the Tranche II Revolver Notes, the Tranche A Term Notes, and the RC Notes. A "Note" means any of the Notes.

         "Obligations" means Loan Obligations.

         "Officer's Compliance Certificate" means a certificate, as of a specified date, of the chief financial officer or controller of Genesis in substantially the form of Exhibit G hereto as to each of the following: (a) the absence of any Event of Default or Default on such date, (b) the truth of the representations and warranties herein and in the other Loan Documents as of such date and (c) compliance (or if required by the terms of this Agreement respecting the delivery of any such Officer's Compliance Certificate, pro forma compliance after taking account of such acquisitions, dispositions, indebtedness or other events as this Agreement shall direct for such pro forma compliance statement) with the financial covenants set forth in Article 7 and the financial limitations set forth in Sections 8.1(g), 8.2(f), 8.3(h), 8.4(d), 8.5(g) and 8.7(c).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a pension plan (as defined in ss.3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or subject to ss.412 of the Code and maintained by any Borrower or any member of its Controlled Group.

         "Permitted Liens" has the meaning set forth in Section 8.2 above.

         "Permitted Put/Call Amendment" means an amendment to the Put/Call Agreement which

         (a) is substantially on the terms described in the Sponsor Letter of Intent;

         (b) is substantially concurrent with, or subsequent to, the receipt by Genesis of at least $50,000,000 in cash in exchange for its common stock or warrants therefor;

         (c) is accompanied by agreements insuring that at all times during the period beginning on the date of the Permitted Put/Call Amendment and ending on the date that Genesis acquires 100% of the capital stock of Genesis ElderCare Acquisition Corp. it shall, under all circumstances, maintain control of the Board of Directors of Multicare and of Genesis ElderCare Acquisition Corp.;

         (d) would not cause a "Change of Control" as defined in any indenture applicable to Multicare or cause any other default under any such indenture; and

         (e) if it involves any transfer in the ownership of the stock of Genesis ElderCare Acquisition Corp. and assignment of rights and obligations under the Put/Call Agreement, each of the transferees/assignees signs an Investor Subordination Agreement or other appropriate subordination agreement on terms and conditions satisfactory to the Administrative Agent subordinating any obligations of Genesis under the Put/Call Agreement (or related agreements), if any, to the obligations to the Lender Parties hereunder and under the Synthetic Lease Facility.

         ""Person" means an individual, corporation, partnership, trust, unincorporated association, limited liability company, joint venture, joint-stock company, Governmental Authority or any other entity.

         "Plan" means an employee benefit plan (other than a Multiemployer Plan) as defined in ss.3(3) of ERISA which is either (1) maintained by any Borrower or any member of its Controlled Group, or (2) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Borrower or any member of its Controlled Group is then making or accruing an obligation to make contributions or has ever been obligated to make contributions.

         "Pledge Agreement" means the Pledge Agreement dated as of October 9, 1997, among Genesis and certain Subsidiaries as Pledgors and Mellon as Collateral Agent, as the same may be amended, restated, modified and/or supplemented from time to time consistent with the terms of this Agreement and the Pledge Agreement.

         "Premises" has the meaning ascribed to such term in Section 12.12 hereof.

         "Prime Rate" means the greater of (A) the interest rate per annum announced from time to time by the Administrative Agent as its prime rate or (B) the Federal Funds Rate plus .50%. The Prime Rate may be greater or less than other interest rates charged by the Administrative Agent to other borrowers.

         "Prime Rate Loan" means any Loan bearing interest at the Prime Rate plus the Applicable Margin.

         "Prohibited Transaction" has the meaning given to such term in ss.406 of ERISA or ss.4975(c) of the Code.

         "Put/Call Agreement" means the Put/Call Agreement dated as of October 9, 1997, among Genesis, TPG and Cypress as the same may be amended consistent with Section 8.11 (Limitations on Modifications of Certain Documents) above.

         "Qualifying Interest Rate Hedging Agreements" means such Interest Rate Hedging Agreements as may be entered into from time to time pursuant to Section
6.12 above between any or all of the Borrowers, on the one hand, and any Lender Party or Affiliate of a Lender Party that satisfies the conditions set forth in
Section 10.13 above, on the other hand.

         "Quarterly Payment Date" means the last Business Day of each December, March, June and September.

         "RC Commitment" means, with respect to any RC Lender, (i) the amount set forth opposite such Lender's name under the heading "RC Commitment" on
Schedule 1.1 hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's RC Commitment assigned to such Lender, in either case as the same may be reduced from time to time pursuant to
Section 1.7 above or increased or reduced from time to time pursuant to assignments in accordance with Section 12.9 below or (ii) as the context may require, the obligation of such Lender to make RC Loans in an aggregate unpaid principal amount not exceeding such amount; and "RC Commitment" means with respect to all RC Lenders, the sum of each RC Lender's RC Commitment.

         "RC Lender" means (i) any Lender with an "RC Commitment" designated on
Schedule 1.1 hereto and (ii) any Person that is assigned any or all of the rights or obligations of an RC Lender with respect to its RC Commitment or RC Loans, from time to time, pursuant to Section 12.9.

         "RC Loan" has the meaning ascribed to such term in Section 1.1 of this Agreement.

         "RC Maturity Date" means September 30, 2003.

         "RC Note" means each promissory note of the Borrowers issued to an RC Lender relating to such Lender's RC Loans and RC Commitments substantially in the form of Exhibit A-1 hereto, together with any allonges thereto, from time to time, and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.

         "Register" has the meaning ascribed to such term in Section 10.8 hereof.

         "Registered Lender" has the meaning ascribed to such term in Section
1.14 hereof.

         "Registered Note" has the meaning ascribed to such term in Section 1.14 hereof.

         "Regulatory Change" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Closing Date (including any applicable law that shall have become such as the result of any act of omission of the Borrowers or any of their Affiliates, without regard to when such applicable law shall have been enacted or implemented), whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority or otherwise or (ii) enacted, adopted, issued or proposed before or after the Closing Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any Bank Tax.

         "Reimbursement Approvals" means, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations (including JCAHO accreditation) and/or any other agreements with or approvals by organizations and Governmental Authorities.

         "Release" means a release, spill, emission, leaking, pumping, emptying, escaping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Environmental Concern Materials through or in the air, soil, surface water, groundwater or property.

         "Remedial Action" means actions necessary to comply with any Environmental Law with respect to (a) clean up, removal, treatment or handling of Environmental Concern Materials in the indoor or outdoor environment; (b) prevention of Releases or threats of Releases or minimization of further Releases of Environmental Concern Materials so they do not migrate or endanger or threaten to endanger public or employee health or safety or welfare or the indoor or outdoor environment; or (c) performance of pre-remedial studies and investigations and post-remedial monitoring and care.

         "Rental Expense" means, with respect to any Person for any period, the aggregate rental obligations of such Person, payable in respect of any leases (including Synthetic Leases but excluding Capitalized Leases during such period, but in any case including obligations for taxes, insurance, maintenance and similar costs which the lessee is obligated to pay under the terms of such leases and which are attributable to the leases for such period (whether such amounts are accrued or paid during such period).

         "Required Lenders" means, as of any date, Lenders otherwise eligible to vote pursuant to the terms of this Agreement holding, in the aggregate, at least 51% of the aggregate outstanding Loans, participations in Letters of Credit and available Commitments (including without limitation the Tranche II Revolver Commitments) so eligible to vote.

         "Responsible Officer" of a Person means the President, the Secretary, the Chief Executive Officer, any Vice President, the Controller, the Treasurer or the Chief Financial Officer of such Person.

         "Restricted Subsidiaries" means all direct and indirect Subsidiaries of Genesis at any time other than Excluded Subsidiaries.

         "Revolver Increase Effective Date" has the meaning ascribed to that term in Amendment No. 2 to this Agreement, dated August 28, 1998.

         "Salisbury Transaction" means the transaction, or series of related transactions, whereby the Borrowers create a new entity that will be deemed to be an Excluded Subsidiary hereunder and either (a) (i) transfer the nursing home facility known as the Salisbury Center to that entity, and (ii) sell at least fifty percent of the ownership interest therein to an unrelated third-party in an arm's length transaction for cash at least equal to the fair market value thereof, or (b) sell the nursing home facility known as the Salisbury Center to that entity for approximately $19,000,000 of which approximately $14,000,000 shall be in cash and approximately $5,000,000 shall be in seller financing and in either event immediately applies the proceeds thereof in accordance with the terms of Section 1.5 (Voluntary Prepayments and Unscheduled, Mandatory Prepayments) above.

         "Secured Parties" has the meaning ascribed to such term in the Collateral Agency Agreement.

         "Security Agreement" has the meaning ascribed to such term in Section
4.1 above.

         "Series H Preferred Stock" means the 5% Series H Senior Convertible Cumulative Preferred Stock issued after the Amendment Effective Date by Genesis to TPG, Nazem and Cypress in connection with the Permitted Put/Call Amendment on substantially the terms set forth in the Sponsor Letter of Intent.

         "Series I Preferred Stock" means the 5% Series I Senior Convertible Exchangeable Participating Cumulative Preferred Stock issued after the Amendment Effective Date by Genesis to TPG, Nazem and Cypress in connection with the Permitted Put/Call Amendment on substantially the terms set forth in the Sponsor Letter of Intent.

         "Sponsor Letter of Intent" means that certain Letter of Intent, dated on or about August 2, 1999, among TPG, Cypress, Nazem and Genesis.

         "Subsidiary" of a Person at any time means:

         (a) any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person;

         (b) any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person;

         (c) any partnership, limited liability company, joint venture or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person; or

         (d) any entity which is consolidated with such Person for financial reporting purposes.

         "Synthetic Lease" means any lease (other than a Capitalized Lease) wherein the lessee is treated (or purported to be treated) as the owner of the leased property for income tax purposes, including the Synthetic Lease Facility.

         "Synthetic Lease Facility" means the $80,000,000 Synthetic Lease facility evidenced by that certain Amended and Restated Participation Agreement dated as of October 7, 1996, as amended by that certain Amendment to Amended and Restated Participation Agreement dated as of January 31, 1997, that certain Second Amendment to Amended and Restated Participation Agreement dated as of March 7, 1997, and that certain Third Amendment to Amended and Restated Participation Agreement and Amendment to Other Operative Documents dated as of October 9, 1997, as amended as of the date hereof (as the same may be further amended, modified or supplemented from time to time, the "Participation Agreement") and other Operative Documents (as defined in the Participation Agreement).

         "Tax" means any federal, state, local or foreign tax assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

         "Tax Sharing Agreement" means that certain Amended and Restated Tax Sharing Agreement, dated as of October 9, 1997, among Genesis and its Subsidiaries, as such agreement may be supplemented, from time to time, in accordance with the terms of this Agreement.

         "Tender Offer" means Genesis ElderCare Acquisition Corp.'s offer to purchase the outstanding common shares of Multicare as contained in its "Offer to Purchase for Cash All Outstanding Shares of Common Stock of the Multicare Companies," dated June 20, 1997, as extended from time to time.

         "Term Loans" means collectively the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

         "Third Party Claims" has the meaning set forth in Section 12.12 hereof.

         "Third Party Payor Arrangements" means any and all arrangements with Medicare, Medicaid, CHAMPUS, and any other Governmental Authority, or quasi-public agency, Blue Cross, Blue Shield, any and all managed care plans and organizations, including but not limited to HMOs and preferred provider organizations, private commercial insurance companies, employee assistance programs and/or any other third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

         "Total Funded Indebtedness" means the aggregate amount of consolidated Indebtedness (including the current portion thereof) of Genesis and its Restricted Subsidiaries (including all Indebtedness consisting of Capitalized Lease Obligations, Synthetic Leases, Guaranties and letter of credit reimbursement obligations).

         "TPG" means TPG Partners II, L.P., a Delaware limited partnership and
(a) any Subsidiary thereof and (b) any other Affiliate thereof reasonably acceptable to the Administrative Agent. Without limiting the generality of the foregoing, "TPG" includes TPG Parallel II, L.P., TPG Investors II, L.P., TPG Coinvestment, L.P.

         "Tranche" means the designation of a Loan as an RC Loan, a Tranche II Revolver Loan, a Tranche A Term Loan, a Tranche B Term Loan or a Tranche C Term Loan and the designation of the related Commitment as an RC Commitment, a Tranche II Revolver Commitment, a Tranche A Commitment, a Tranche B Commitment or a Tranche C Commitment, as applicable.

         "Tranche A Commitment" means, (1) with respect to any Tranche A Lender,
(a) at any time on or prior to the Closing Date, (i) the amount set forth opposite such Lender's name under the heading "Tranche A Commitment" on Schedule
1.1 hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's Tranche A Commitment assigned to such Lender, in either case as the same may be increased or reduced from time to time pursuant to assignments in accordance with Section 12.9 or (ii) as the context may require, the obligation of such Lender to make Tranche A Loans in an aggregate unpaid principal amount not exceeding such amount, and (b) thereafter, zero and (2) with respect to all Tranche A Lenders, the sum of each Lender's Tranche A Commitment.

         "Tranche A Lender" means (a) any Lender with a "Tranche A Commitment" designated on Schedule 1.1 hereto and (b) any Person that is assigned any or all of the rights or obligations of a Tranche A Lender with respect to its Tranche A Commitment or Tranche A Term Loans, from time to time, pursuant to Section 12.9.

         "Tranche A Maturity Date" means September 30, 2003.

         "Tranche A Term Loan" has the meaning ascribed to that term in Section
1.1 of this Agreement.

         "Tranche A Term Note" means each promissory note of the Borrowers issued to a Tranche A Lender relating to such Lender's Tranche A Loans and Tranche A Commitment, substantially in the form of Exhibit A-2 hereto, together with any allonges thereto from time to time and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.

         "Tranche B Commitment" means, (1) with respect to any Tranche B Lender,
(a) at any time on or prior to the Closing Date, (i) the amount set forth opposite such Lender's name under the heading "Tranche B Commitment" on Schedule
1.1 hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's Tranche B Commitment assigned to such Lender, in either case as the same may be increased or reduced from time to time pursuant to assignments in accordance with Section 12.9 or (ii) as the context may require, the obligation of such Lender to make Tranche B Term Loans in an aggregate unpaid principal amount not exceeding such amount, and (b) thereafter, zero and (2) with respect to all Tranche B Lenders, the sum of each Lender's Tranche B Commitment.

         "Tranche B Lender" means (i) any Lender with a "Tranche B Commitment" designated on Schedule 1.1 hereto and (ii) any Person that is assigned any or all of the rights or obligations of a Tranche B Lender with respect to its Tranche B Commitment or Tranche B Term Loans, from time to time, pursuant to
Section 12.9.

         "Tranche B Maturity Date" means September 30, 2004.

         "Tranche B Opt-Out Lender" has the meaning ascribed to such term in
Section 1.5 hereof.

         "Tranche B Term Loan" has the meaning ascribed to that term in Section
1.1 of this Agreement.

         "Tranche C Commitment" means (1) with respect to any Tranche C Lender,
(a) at any time on or prior to the Closing Date, (i) the amount set forth opposite such Lender's name under the heading "Tranche C Commitment" on Schedule
1.1 hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's Tranche C Commitment assigned to such Lender, in either case as the same may be increased or reduced from time to time pursuant to assignments in accordance with Section 12.9 or (ii) as the context may require, the obligation of such Lender to make Tranche C Term Loans in an aggregate unpaid principal amount not exceeding such amount, and (b) thereafter, zero and (2) with respect to all Tranche C Lenders the sum of each Lender's Tranche C Commitment.

         "Tranche C Lender" means (i) any Lender with a "Tranche C Commitment" designated on Schedule 1.1 hereto and (ii) any Person that is assigned any or all of the rights or obligations of a Tranche C Lender with respect to its Tranche C Commitment or Tranche C Term Loans, from time to time, pursuant to
Section 12.9.

         "Tranche C Maturity Date" means June 1, 2005.

         "Tranche C Opt-Out Lender" has the meaning ascribed to such term in
Section 1.5 above.

         "Tranche C Term Loan" has the meaning ascribed to that term in Section
1.1 of this Agreement.

         "Tranche II Revolver Effective Date" means the date that each of the conditions to the obligation of the Tranche II Revolver Lenders to make the initial Tranche II Revolver Loans is satisfied or waived by such Lenders.

         "Tranche II Revolver Commitment" means, with respect to any Tranche II Revolver Lender, the amount of its commitment to extend Tranche II Revolver Loans.

         "Tranche II Revolver Lender" means any Lender that agrees to make Tranche II Revolver Loans, from time to time.

         "Tranche II Revolver Loans" has the meaning ascribed to such term in
Section 1.1 of this Agreement.

         "Transaction Documents" means each of the material documents as the same exist on the Closing Date respecting (i) the Tender Offer, (ii) the proposed merger between Genesis ElderCare Acquisition Corp. and Multicare, (iii) the relationship between Genesis, Cypress, Nazem and TPG and the rights and obligations relating thereto and (iv) related matters including the Put/Call Agreement, the Stockholders Agreement respecting Genesis ElderCare Corp., the Merger Agreement and the Multicare Management Agreement.

         "Type" means with respect to Loans, any of the following, each of which shall be deemed to be a different "Type" of Loan: Prime Rate Loans, LIBO Rate Loans having a one-month Interest Period commencing on a specified date, LIBO Rate Loans having a two-month Interest Period commencing on a specified date, LIBO Rate Loans having a three-month Interest Period and LIBO Rate Loans having a six-month Interest Period commencing on a specified date.

         "United States Person" has the meaning ascribed to such term in Section
1.13 hereof.

         "Vitalink" means Vitalink Pharmacy Services, Inc., a Delaware corporation.

         "Vitalink Merger" means the merger contemplated in and consummated in accordance with the Vitalink Merger Agreement.

         "Vitalink Merger Agreement" means the Agreement and Plan of Merger, dated as of April 26, 1998, as amended as of July 7, 1998, among Vitalink, Genesis and V Acquisition Corporation, a Delaware corporation.

         "Withdrawal Liability" has the meaning given to such term in ss.4201 of ERISA.

         11.2 CONSTRUCTION. In this Agreement and each other Loan Document, unless the context otherwise clearly requires,

         (a) references to the plural include the singular, the singular the plural and the part the whole;

         (b) "or" has the inclusive meaning represented by the phrase "and/or;"

         (c) the terms "property" and "assets" each include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired;

         (d) the words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document;

         (e) the words "includes" and "including" (and similar terms) in this Agreement or any other Loan Document mean "includes, without limitation" and "including, without limitation," respectively whether or not stated; and

         (f) references to "determination" (and similar terms) by any Lender Party include good faith estimates by such Lender Party (in the case of quantitative determinations) and good faith beliefs by such Lender Party (in the case of qualitative determinations).

No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Loan Document. The section and other headings contained in this Agreement and in each other Loan Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Loan Document in any respect. Whenever this Agreement requires the delivery of financial projections, it is understood that the projections shall be made in good faith, consistent with the Loan Documents and based on Genesis' reasonable judgment as to the anticipated financial performance and results of operations. However, any such financial projections shall not constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

         11.3 ACCOUNTING PRINCIPLES.

         (a) As used herein, "GAAP" shall mean generally accepted accounting principles (other than as set forth herein as to consolidation) in the United States, applied on a basis consistent with the principles used in preparing the financial statements of Genesis and its consolidated Subsidiaries as of September 30, 1996 and for the fiscal year then ended. When the word "consolidated" is used in this Agreement, it shall be used in a manner consistent with generally accepted accounting principles in the United States except that such principles relating to what entities shall be consolidated shall be superseded by any terms of this Agreement which designate what entities shall be consolidated for purposes relating hereto.

         (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.


                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 NOTICES. Unless otherwise expressly provided under this Agreement all notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement (and unless otherwise specified, in each other Loan Document) shall be by telephone (immediately confirmed in writing) or in writing (including facsimile communication) and if in writing shall be delivered by hand, nationally recognized overnight courier or U.S. mail or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective unless otherwise expressly provided, telephonic notices must be confirmed in writing no later than the next day by letter or facsimile, (d) if given by U.S. mail, the day after such communication is deposited in the mails with overnight first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, further, that notices to the Administrative Agent shall not be effective until received. Any Lender giving any notice to the Borrowers shall simultaneously send a copy of such notice to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice. Except as otherwise provided in this Agreement, in the event of a discrepancy between any telephonic or written notice, the written notice shall control.

         12.2 PRIOR UNDERSTANDINGS; ENTIRE AGREEMENT. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein except as expressly provided otherwise (e.g., certain fee agreements and fee arrangements set forth in the commitment letter relating hereto and indemnification and other payment obligations under the Existing Credit Agreement). This Agreement and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the transactions contemplated hereby or thereby and, except as expressly provided herein or in the other Loan Documents, shall not be affected by reference to any other documents not incorporated herein. Notwithstanding the foregoing, (a) the authorizations and waivers set forth in the various amendments and waivers to the Third Amended and Restated Credit Agreement, remain in full force and effect (including, without limitation, certain waivers respecting compliance with Section 6.12 (Interest Rate Hedging Agreements)) and (b) this Agreement and the other Loan Documents shall not eliminate any liability of the Borrowers under, arising out of, or in connection with the various amendments and waivers to the Third Amended and Restated Credit Agreement or any other agreements, documents certificates or instruments delivered in connection therewith.

         12.3 SEVERABILITY. Every provision of this Agreement and each of the other Loan Documents is intended to be severable, and if any term or provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         12.4 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

         12.5 GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

         12.6 NON-MERGER OF REMEDIES. The covenants and obligations of the Borrowers and the rights and remedies of the Administrative Agent and other Lender Parties hereunder and under the other Loan Documents shall not merge with or be extinguished by the entry of a judgment hereunder or thereunder, and such covenants, obligations, rights and remedies shall survive any entry of a judgment until payment in full of the Loan Obligations and termination of the Commitment. All obligations under the Loan Documents shall continue to apply with respect to and during the collection of amounts due under the Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms of this Agreement or of any rights under this Agreement or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings. Without limiting the generality of the foregoing, post-judgment interest rate shall be the interest rate provided in paragraph (d) of Section
1.8 (Default Rate) above.

         12.7 NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Administrative Agent or any other Lender Party in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Administrative Agent and the other Lender Parties under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Lender Party would otherwise have hereunder or thereunder, at law, in equity or otherwise. Any waiver of a specific default made in accordance with Section 12.8 below shall be effective only as to such specific default and shall not apply to any subsequent default.

         12.8 AMENDMENTS; WAIVERS. Any term, covenant, agreement or condition of any Loan Document to which the Lenders (or the Administrative Agent) are party may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Required Lenders (or by the Administrative Agent at the direction of the Required Lenders); provided, however, if the rights and duties of the Administrative Agent are affected thereby, such amendment or waiver must be executed by the Administrative Agent; and provided, further, that any amendment or waiver of the terms of Article 3 hereof or any other amendment or waiver that relates to Letters of Credit or rights or obligations relating thereto or the rights or obligations of the Issuer must also be executed by the Issuer (and any amendments to any Letter of Credit, itself, need only be approved by the Borrowers and the Issuer); and provided, further, that no such amendment or waiver shall be effective unless in writing and signed by each Lender referred to below, if it would

         (a) increase such Lender's Commitment or the outstanding amount of such Lender's Loans or Letters of Credit Participations; or

         (b) extend the final maturity of any Loan held by such Lender or the time of any scheduled principal payment of any Loan of such Lender; or

         (c) decrease the rate of interest or amount of fees due to such Lender or decrease the principal amount in respect of any Loan of such Lender or extend the time of payment of interest or fees due to such Lender, provided that the written consent of the Required Lenders, rather than the consent of all Lenders, shall be sufficient to waive imposition of the Default Rate; or

         (d) reduce or waive any payment owing to such Lender in respect to any unreimbursed Drawings; or

         (e) change the number of Lenders which are required to consent to any proposed action under this Agreement before such action may be taken under this Agreement if such change could cause such Lender to lose its right to participate in such consent;

and provided, further, that no such amendment or waiver shall be effective unless in writing and signed by all the Lenders if it would

         (i) amend the definition of "Required Lenders" or

         (ii) release any Borrower of its Obligations or release any guaranty or collateral security granted pursuant to the Loan Documents;

         provided, however, the Administrative Agent shall (or may direct the Collateral Agent to), without the consent of any Person, release any Borrower, guarantor or collateral security granted pursuant to the Loan Documents (1) as a court of competent jurisdiction may direct, or (2) in connection with a disposition permitted under Section 8.5 above (other than a disposition to another Borrower) or as may be otherwise provided under the Loan Documents, or (3) in connection with the release of record of any security interest which was granted pursuant to the Existing Credit Agreement or predecessor thereto and provided, further, that no amendment or waiver of any terms of this Agreement or any other Loan Document shall be made without the consent of such Secured Parties as are required by the terms of the Collateral Agency Agreement, and provided, further, that for purposes of determining whether "all Lenders," "the Required Lenders" or "any Lender" has consented to any amendment or waiver, no effect shall be given to the determination of any Lender who has lost its right to vote pursuant to Sections 1.3(c), 1.3(e)(ii) or 1.6(e) above and provided, further, any amendment to cash collateral documents or cash management documents that may be entered into may be amended by the Collateral Agent without the Required Lenders. Without limiting the generality of the foregoing, the Administrative Agent is authorized and directed to take such action as it deems necessary or desirable (including, without limitation, the execution and filing of UCC-3 termination statements or the giving of direction to another Person to do the same) to release any security interest referred to in the proviso to this clause (ii), and provided, further, that in order to amend any agreement or other writing referred to in Section 1.1(c) (Tranche II Revolver Loans) above or to waive any terms or conditions thereof, including without limitation any mandatory prepayment of the Tranche II Revolver Loans, only the Borrowers, the Administrative Agent and the Tranche II Revolver Lenders (or so many of such Tranche II Revolver Lenders as is specified in such writing) shall be required to amend such writing, provided, however, that the aggregate amount of the Tranche II Revolver Commitments may not be increased above $40,000,000.00 without the consent of the Required Lenders and the consents of the Tranche II Revolver Lenders as set forth in the agreement referred to in Section 1.1(c).

Further, the Administrative Agent and the Lenders may amend or modify the provisions of Article 10 hereof (except for Section 10.9 (Successor Administrative Agent) and paragraph (b) of Section 10.12 (Other Agents)) and
Article 10A hereof without the need for any consent or approval from the Borrowers, it being acknowledged that the Borrowers are not third party beneficiaries of the provisions of said Article 10 (except for Section 10.9 (Successor Administrative Agent) and paragraph (b) of Section 10.9 (Successor Administrative Agent)) or Article 10A; and without the consent of any Lenders, the Administrative Agent may enter into amendments and modifications to this Agreement and the other Loan Documents as necessary or desirable to cure any ambiguities herein or therein or to add additional Borrowers or add additional Collateral.

         Reference is also made to Article 10A of the Multicare Credit Agreement which affects the right of the parties hereto to amend certain provisions set forth in Section 12.9 below without the consent of certain Lenders party thereto; accordingly, when amending Section 12.9 below, consideration shall be given to the provisions of said Section 10A of the Multicare Credit Agreement. Finally, reference is also made to Section 2.5 of the Collateral Agency Agreement which affects the right of the parties hereto to amend Articles 6, 7 and 8; accordingly, when amending those Articles, consideration shall be given to such provisions in the Collateral Agency Agreement.

         12.9 SUCCESSORS AND ASSIGNS.

         (a) Assignments by the Borrowers. Without the prior written consent of all of the Lenders, no Borrower may assign any of its rights or delegate any of its duties or obligations under this Agreement or any other Loan Document.

         (b) Participations. Any Lender or the Issuer may sell participations to one or more Eligible Institutions of all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment); provided, however, that, with respect to any Lender,
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iii) all amounts payable by the Borrowers under this Agreement shall be determined as if such transferor Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred, (iv) such participant shall agree to be bound by the provisions of this Agreement and the other Loan Documents, (v) with respect to any sale of a participation in any Tranche hereunder except with respect to any interest in RC Loans and RC Commitments and except with respect to Tranche II Revolver Loans and Tranche II Revolver Commitments, such Lender shall contemporaneously sell to the same participant a proportionately equal amount of its interest in the same Tranche under the Multicare Credit Agreement and (vi) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such transferor Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole rights and responsibility vis-a-vis the Borrowers to enforce the obligations of the Borrowers relating to the Loans and Letters of Credit including the right to approve any amendment, modification or waiver of any provision of this Agreement (except that such Lender may give its participants the right to direct such Lender to approve or disapprove any amendment, modification or waiver which would require such Lender's consent under clause
(a) (b), (c), of the preceding Section 12.8).

         (c) Assignments by Lenders. Except to the extent that any assignments of Tranche II Revolver Loans may be governed by the provisions of the agreement or other writing referenced in Subsection 1.1(c) (Tranche II Revolver Loans) above, each Lender and the Issuer may assign to one or more Eligible Institutions all or a portion of its interest, rights and obligations under this Agreement (including all or a portion of its Commitment) and the other Loan Documents; provided, however, that with respect to any assignment,

         (i) unless the assignee is (prior to the effective time of the assignment) an existing Lender or the Issuer or an Affiliate of an existing Lender or the Issuer, the Administrative Agent and, if no Event of Default has occurred and is continuing, Genesis (on behalf of the Borrowers) must give their prior written consents to such assignment (which consents shall not be unreasonably withheld),

         (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent and, unless an Event of Default has occurred and is continuing, Genesis (on behalf of the Borrowers), for their acceptance, an Assignment and Acceptance Agreement in substantially the form attached hereto as
Exhibit I (an "Assignment and Acceptance"), together with (A) any Note subject to such assignment and (B) a processing and recordation fee of $3,500.00 (or such lesser amount as is required for the Administrative Agent to receive an aggregate amount equal to $3,500.00 under this Agreement and the Multicare Credit Agreement in respect of such transfer),

         (iii) no Lender may make a partial assignment if the amount of its portion of the Commitment and (without duplication) the outstanding Loans and Letter of Credit Participations, together with the amount of its interest under the Multicare Credit Agreement assigned in accordance with clause (v) below, is, or after giving effect to the proposed assignment would be, less than Five Million Dollars ($5,000,000.00),

         (iv) unless the assignee is (prior to the effective time of the assignment) the Issuer or a Lender hereunder, the aggregate amount of any interest so sold to any assignee pursuant to any partial assignment hereunder, together with the aggregate amount so sold to such assignee in accordance with clause (v) below, may not be less than Five Million Dollars ($5,000,000.00), and

         (v) with respect to any assignment of an interest in any Tranche hereunder except with respect to any interest in RC Loans and RC Commitments, the assignor Lender shall contemporaneously assign to the same assignee a proportionately equal amount of its interest in the same Tranche under the Multicare Credit Agreement.

The requirements set forth in paragraphs (iii) and (iv) above and the requirement as to an assignee being an Eligible Institution shall not apply to certain assignments approved by the Administrative Agent and Genesis (on behalf of the Borrowers) prior to the Closing Date.

         "Partial assignment" as used in clauses (iii) and (iv) above means any assignment of a Lender's rights and obligations hereunder except an assignment of all of such Lender's rights and obligations such that after the assignment such Lender shall have no Commitment and no interest in any Loans or Letters of Credit hereunder. Upon compliance with clauses (i) through (v) above, from and after the effective date specified in the relevant Assignment and Acceptance,
(1) the assignee shall be a party to this Agreement and the other Loan Documents, and to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and under the other Loan Documents and (2) the assigning Lender shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents.

         (d) Procedures Respecting Assignment. Upon their receipt of an Assignment and Acceptance executed by the assignor and the assignee, subject to the conditions set forth in the preceding paragraph (c), the Administrative Agent and (unless an Event of Default shall have occurred and be continuing) Genesis (on behalf of the Borrowers) shall accept such Assignment and Acceptance. If the subject assignment is of an interest in the Tranche A Commitment and Tranche A Term Loan and/or RC Commitment and RC Loans, within thirty (30) days after such Assignment and Acceptance is signed and accepted by all parties and made effective, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent new Notes in exchange for the surrendered Notes, each to the order of such assignee in an amount equal to its portion of the Commitment and Loans assigned to it pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitment and Loans retained by it. Such Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the date of such surrendered Notes (each assignee shall confirm in the Assignment and Acceptance that, notwithstanding the date of the new Notes made in favor of such assignee, such assignee shall have no right to, or interest in, any fees or interest which shall have accrued on the Loans prior to the effective date of the Assignment and Acceptance). Cancelled or replaced Notes shall be returned to the Borrowers upon the execution of such new Notes.

         (e) Assignments to Federal Reserve Bank. Notwithstanding any of the terms of this Section 12.9 without the consent of the Administrative Agent and the Borrowers, (i) any Lender may assign all or any portion of its rights to payments in connection with this Agreement to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (ii) in the case of any Lender that is a fund, any such Lender may collaterally assign or pledge any portion of its Loans (other than RC Loans) and its Notes (other than RC Notes) to its trustee (if such trustee is an Eligible Institution) in support of its obligations to such trustee, provided, however, that before any other transfer may be made to such trustee (whether as a result of such collateral assignment or pledge or otherwise) the conditions of paragraphs (c) and (d) above must be satisfied. Such assignment shall not affect any other rights or any obligations of the assigning Lender.

         12.10 COUNTERPARTS; PHOTOCOPIED OR TELECOPIED SIGNATURE PAGES. Any Loan Document may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be as effective as delivery of a manually executed counterpart of such Loan Document.

         12.11 MAXIMUM LAWFUL INTEREST RATE. Notwithstanding any provision contained in this Agreement or the Notes or any other Loan Document, the total liability of the Borrowers for payment of interest pursuant to this Agreement and the Notes shall not exceed the maximum amount of such interest permitted by Law to be charged, collected, or received from the Borrowers, and if any payment by the Borrowers includes interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Notes, or if none is due, to the other Loan Obligations, if any, and then such excess shall be refunded to Genesis (on behalf of the Borrowers).

         12.12 INDEMNIFICATION.

         (a) Whether or not any fundings are made under this Agreement, the Borrowers jointly and severally shall unconditionally upon demand, pay or reimburse the Administrative Agent and other Lender Parties for, and indemnify and save the Administrative Agent, the other Lender Parties and their respective Affiliates, officers, directors, employees, agents, attorneys, shareholders and consultants (collectively, "Indemnitees") harmless from and against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnitee as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, the Existing Credit Agreement or any "Loan Document" referred to therein, the Tender Offer, any Acquisition or transaction from time to time contemplated hereby or by any other Loan Document, or any transaction actually or proposed to be financed in whole or in part or directly or indirectly with the proceeds of any Loan or Letter of Credit, any transaction contemplated by the Transaction Documents but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that the Borrower proves were the result solely of the gross negligence or willful misconduct of such Indemnitee, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrowers under this paragraph (a), or any other indemnification obligation of the Borrowers hereunder or under any other Loan Document are unenforceable for any reason, the Borrowers hereby agree, jointly and severally, to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

         (b) Without limiting the generality of the foregoing, the Borrowers jointly and severally hereby indemnify and agree to defend and hold harmless each Indemnitee, from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and attorneys', consultants' and experts' fees) arising out of or in any way relating to: (i) the use, handling, management, production, treatment, processing, storage, transfer, transportation, disposal, release or threat of release of any Environmental Concern Material by or on behalf of, any Borrower or any of its Environmental Affiliates; (ii) the presence of Environmental Concern Materials on, about, beneath or arising from any premises owned or occupied by any Borrower or any of its Environmental Affiliates (herein collectively, the "Premises"); (iii) the failure of any Borrower or Environmental Affiliate of a Borrower or any occupant of any Premises to comply with the Environmental Laws; (iv) any Borrower's breach of any of the representations, warranties and covenants contained herein or in any Loan Documents; (v) Regulatory Actions (as hereinafter defined) and Third Party Claims (as hereinafter defined); or (vi) the imposition or recording of a Lien against any Premises in connection with any release at, on or from any Premises or any activities undertaken on or occurring at any Premises, or arising from such Premises or pursuant to any Environmental Law. The Borrowers' indemnity and defense obligations under this section shall include, whether foreseeable or unforeseeable, any and all costs related to any remedial action. "Regulatory Action" means any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority under or in connection with any Environmental Law involving any Borrower or any occupant of any of the Premises or involving any of the Premises or any activities undertaken on or occurring at any Premises. "Third Party Claims" means claims by a party (other than a party to this Agreement and other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to Environmental Concern Materials on, about, beneath or arising from any Premises or in any way related to any alleged violation of any Environmental Laws or any activities undertaken on or occurring at any Premises.

         (c) The indemnities contained herein shall survive repayment of the Loan Obligations, termination of the Commitment and satisfaction, release, and discharge of the Loan Documents, whether through full payment of the Loans, foreclosure, deed in lieu of foreclosure or otherwise.

         (d) The foregoing amounts are in addition to any other amounts which may be due and payable to the Administrative Agent and/or the Lenders under this Agreement. A certification by the Administrative Agent or a Lender hereunder of the amount of liabilities, losses, costs, expenses, claims and/or charges shall be conclusive, absent manifest error.

         12.13 EXPENSES.

         Whether or not there shall be any funding hereunder, the Borrowers agree, jointly and severally, to pay promptly or cause to be paid promptly and to hold harmless

         (i) with respect to matters relating to clause (1) of this paragraph
(i), the Agents, and, with respect to clauses (2) and (3) of this paragraph (i), the Administrative Agent (and after an Event of Default and for the period in which the same shall continue, each Lender Party) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to (1) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, (2) the administration and performance of this Agreement and the other Loan Documents, and (3) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document;

         (ii) the Administrative Agent (and, with respect to clause (4) of this paragraph (ii) after an Event of Default and for the period in which the same shall continue, each Lender Party) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to the enforcement or preservation of rights under, or administration of, this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (1) the creation, perfection or protection of any Lien on any Collateral, (2) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any Collateral, including advances for storage, insurance premiums, transportation charges, taxes, filing fees and the like, (3) collection or enforcement of an outstanding Loan Obligation, and (4) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents); and

         (iii) each Lender Party against liability for all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by any Lender Party to be payable in connection with this Agreement or any other Loan Documents.

         12.14 MAXIMUM AMOUNT OF JOINT AND SEVERAL LIABILITY. To the extent that applicable Law otherwise would render the full amount of the joint and several obligations of any Subsidiary of Genesis hereunder and under the other Loan Documents invalid or unenforceable, such Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each Borrower's obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 12.14 were not a part of this Agreement.

         12.15 AUTHORIZATION OF GENESIS BY OTHER BORROWERS.

         (a) Each of the Borrowers hereby irrevocably authorizes Genesis to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatever on behalf of such Borrower under and with respect to any Loan Document and each Borrower shall be bound thereby. This authorization is coupled with an interest and shall be irrevocable, and the Administrative Agent and each Lender Party may rely on any notice, request, information supplied by Genesis, every document executed by Genesis, every agreement made by Genesis or other action taken by Genesis in respect of the Borrowers or any thereof as if the same were supplied, made or taken by any or all Borrowers. Without limiting the generality of the foregoing, the failure of one or more Borrowers to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Borrower from obligations in respect of such writing.

         (b) The Borrowers acknowledge that the credit provided hereunder is on terms more favorable than any Borrower acting alone would receive and that each Borrower benefits indirectly from all Loans and Letters of Credit hereunder. Genesis and, subject only to the terms of the preceding paragraph (a), each of the other Borrowers, shall be jointly and severally liable for all Loan Obligations, regardless of, inter alia, which Borrower requested (or received the proceeds of) a particular Loan or Letter of Credit.

         12.16 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment hereunder and the Loan Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender," "Issuer," "Holders of Notes" and like terms shall include the Administrative Agent in its individual capacity as such. The Administrative Agent and its Affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, enter into Interest Rate Hedging Agreements with, serve as "Administrative Agent" for other financing vehicles, issue letters of credit on behalf of, and engage in any other business with, (a) any Loan Party or any stockholder, Subsidiary or Affiliate of any Loan Party or (b) any other Person, whether such other Person may be engaged in any conflict or dispute with any Loan Party or any Lender Party or otherwise, as though the Administrative Agent were not the Administrative Agent hereunder.

         12.17 CERTAIN WAIVERS BY BORROWERS. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Loan Obligations and any requirement that any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Borrower or any other Person or any collateral or other direct or indirect security for any of the Loan Obligations. Without limiting the generality of the foregoing, each Borrower acknowledges and agrees that the Administrative Agent or other Lender Party may commence an action against such Borrower whether or not any action is brought against any other Borrower or against any collateral and it shall be no defense to any action brought against any Borrower that the Lender Parties have failed to bring an action against any other Loan Party or any Collateral.

         12.18 SET-OFF. The Borrowers hereby agree that, to the fullest extent permitted by Law, if any Loan Obligation shall be due and payable (by acceleration or otherwise), each Lender Party shall have the right, without notice to any Borrower, to set-off against and to appropriate and apply to such Loan Obligation any indebtedness, liability or obligation of any nature owing to any Borrower by such Lender Party, including but not limited to all deposits now or hereafter maintained by any Borrower with such Lender Party. Such right shall exist whether or not such Lender Party or any other Person shall have given notice or made any demand to any Borrower or any other Person. The Borrowers hereby agree that, to the fullest extent permitted by Law, any participant and any Affiliate of any Lender Party or any participant shall have the same rights of set-off as a Lender Party as provided in this Section 12.18. The rights provided by this Section 12.18 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender Party (or any such participant, or Affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise.

         12.19 SHARING OF COLLECTIONS. The following provisions in this Section
12.19 shall be subject to the provisions of Section 9.3 (Application of Proceeds) above and the distribution provisions of the Collateral Agency Agreement. The Lender Parties hereby agree among themselves that if any Lender Party shall receive (by voluntary payment, realization upon security, charging of accounts, set-off or from any other source) any amount on account of the Loan Obligations in greater proportion than any such amount received by any other Lender Party (based on the relative amount of each such Lender Party's interest in the Loan Obligations), then the Lender Party receiving such proportionately greater payment shall notify each other Lender Party and the Administrative Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 12.19 so that, in effect, all such excess amounts will be shared ratably among all of the Lender Parties. The Lender Party receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lender Parties a participation in the applicable Loan Obligations owed to such other Lender Parties in such amount as shall result in a ratable sharing by all Lender Parties of such excess amount (and to such extent the receiving Lender

Party shall be a participant). If all or any portion of such excess amount is thereafter recovered from the Lender Party making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender Party making such purchase. The Borrowers hereby consent to and confirm the foregoing arrangements. Each participant shall be bound by this
Section 12.19 as fully as if it were a Lender hereunder.

         12.20 OTHER LOAN DOCUMENTS. Each Lender acknowledges that on signing this Agreement is bound by the terms of the Collateral Agency Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Lender party to a Qualifying Interest Rate Hedging Agreement acknowledges that it is familiar with the provisions set forth in Section 2.3 of the Collateral Agency Agreement.

         12.21 CERTAIN BORROWER ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that neither the Administrative Agent nor any other Lender Party has any fiduciary relationship with or fiduciary duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Other Lender Parties on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

         12.22 CERTAIN LENDER PARTY ACKNOWLEDGEMENTS. Each Lender Party acknowledges that it has no right to any interest in any capital stock of Multicare in connection with this Agreement and the other Loan Document and, should that right otherwise arise hereunder or under the other Loan Documents, it is hereby waived.

         12.23 CONSENTS AND APPROVALS OF SIGNING PARTIES. Each of the Lenders agrees that its execution of this Agreement, in addition to indicating its approval, as a Lender, of the terms hereof, shall be deemed (a) to serve as its consent to the amendments effected hereby in its capacity as a participant in the Synthetic Lease Facility, if applicable, in accordance with the terms of the Collateral Agency Agreement and (b) to serve as a consent to the amendments of
Section 8.16 of the Multicare Credit Agreement pursuant to Amendment No. 4 to the Multicare Credit Agreement dated as of the date hereof.

         12.24 CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF JURY TRIAL.

         (a) Consent to Jurisdiction. For the purpose of enforcing payment and performance of the Loan Documents, including, any payment under the Notes and performance of other obligations under the Loan Documents, or in any other matter relating to, or arising out of, the Loan Documents, each of the Borrowers hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waive personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to Genesis (on behalf of the applicable Borrowers) at the address provided for in Section 12.1 and service so made shall be deemed to be completed upon actual receipt or execution of a receipt by any Person at such address. Each of the Borrowers hereby waives the right to contest the jurisdiction and venue of the courts located in the

Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Administrative Agent in any court outside the Commonwealth of Pennsylvania, or
(b) any other Lender other than in a state within the United States designated by such Lender. The provisions of this Section 12.23 shall not limit or otherwise affect the right of the Administrative Agent or any other Lender Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

         (b) WAIVER OF JURY TRIAL; DAMAGES. NEITHER ANY LENDER PARTY NOR ANY LOAN PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR INVOLVING ANY COLLATERAL OR ANY GUARANTY RELATING TO THE INDEBTEDNESS HEREUNDER OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS
SECTION 12.23 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE ADMINISTRATIVE AGENT NOR ANY LENDER PARTY NOR ANY REPRESENTATIVE OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR SUCH LENDER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (b) OF SECTION 12.23. THE PROVISIONS OF THIS SECTION 12.23 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS
SECTION 12.23 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


BORROWERS:
Genesis:                             GENESIS HEALTH VENTURES, INC.,
                                     a Pennsylvania corporation


                                     By____________________________
                                     Name:  Barbara J. Hauswald
                                     Title:  Treasurer

                                     Address for notices:
                                     101 East State Street
                                     Kennett Square, PA 19348
                                     Attention: Ira C. Gubernick, Vice President
                                                   Chairman's Office & Corporate
                                                   Secretary
                                     Telephone: (610) 444-6350
                                     Facsimile: (610) 444-3365

Restricted Subsidiaries:

BREVARD MERIDIAN LIMITED                  EASTON MERIDIAN LIMITED
PARTNERSHIP,                              PARTNERSHIP,
a Maryland limited partnership            a Maryland limited partnership
By: Meridian Healthcare, Inc.,            By: Meridian Health, Inc.,
a Pennsylvania corporation,               a Pennsylvania corporation, and
its sole general partner                  Meridian Healthcare, Inc., a Pennsylvania
                                          corporation, its general partners
CARE4, L.P., a Delaware limited
partnership                               EDELLA STREET ASSOCIATES,
By: Institutional Health Care Services,   a Pennsylvania limited partnership
Inc., a New Jersey corporation            By: Genesis Health Ventures of
                                          Clarks Summit, Inc., a Pennsylvania
CATONSVILLE MERIDIAN LIMITED              corporation, its sole general partner
PARTNERSHIP,
a Maryland limited partnership            GENESIS PROPERTIES LIMITED
By: Meridian Health, Inc.,                PARTNERSHIP,
a Pennsylvania corporation,               a Pennsylvania limited partnership
one of its general partners               By: Genesis Health Ventures
                                          of Arlington, Inc., a Pennsylvania
                                          corporation, its sole general partner

GREENSPRING MERIDIAN LIMITED              MERIDIAN VALLEY LIMITED
PARTNERSHIP,                              PARTNERSHIP
a Maryland limited partnership            a Maryland limited partnership
By: Meridian Healthcare, Inc.,            By: Meridian Healthcare, Inc.,
a Pennsylvania corporation,               a Pennsylvania corporation,
its sole general partner                  its general partner

HALLMARK HEALTHCARE LIMITED               MERIDIAN VALLEY VIEW LIMITED
PARTNERSHIP,                              PARTNERSHIP
a Maryland limited partnership            a Maryland limited partnership
By: Pharmacy Equities, Inc.,              By: Meridian Healthcare, Inc.,
a Pennsylvania corporation                a Pennsylvania corporation,
its general partner                       its general partner

HAMMONDS LANE MERIDIAN                    MILLVILLE MERIDIAN LIMITED
LIMITED PARTNERSHIP,                      PARTNERSHIP,
a Maryland limited partnership            a Maryland limited partnership
By: Meridian Healthcare, Inc.,            By: Meridian Healthcare, Inc.,
a Pennsylvania corporation,               a Pennsylvania corporation,
one of its general partners               its sole general partner

MERIDIAN/CONSTELLATION                    PHILADELPHIA AVENUE
LIMITED PARTNERSHIP                       ASSOCIATES, a
a Maryland limited partnership            Pennsylvania limited partnership
By:  Meridian Healthcare, Inc.,           By: Philadelphia Avenue Corporation,
a Pennsylvania corporation,               a Pennsylvania corporation, its
its general partner                       sole general partner

MERIDIAN EDGEWOOD LIMITED                 RIVER STREET ASSOCIATES, a
PARTNERSHIP                               Pennsylvania limited partnership
a Maryland limited partnership            By: Genesis Health Ventures of
By: Meridian Healthcare, Inc.,            Wilkes-Barre, Inc., a Pennsylvania
a Pennsylvania corporation,               corporation, its sole general partner
its general partner
                                          SEMINOLE MERIDIAN LIMITED
MERIDIAN PERRING LIMITED                  PARTNERSHIP,
PARTNERSHIP                               a Maryland limited partnership
a Maryland limited partnership            By: Meridian Health, Inc., a
By: Meridian Healthcare, Inc.,            Pennsylvania corporation, its
a Pennsylvania corporation,               sole general partner
its general partner
                                          STATE STREET ASSOCIATES, L. P., a
                                          Pennsylvania limited partnership
                                          By: State Street Associates, Inc.,
                                          a Pennsylvania corporation,
                                          its sole general partner

THERAPY CARE SYSTEMS, L.P. a              By:________________________________
Pennsylvania limited partnership          On behalf of each of the foregoing
By: Team Rehabilitation, Inc.,            as Treasurer of the general partner
a Pennsylvania corporation,
its sole general partner                  Address for notices:

VOLUSIA MERIDIAN LIMITED                     Suite 100
PARTNERSHIP,                                 101 East State Street
a Maryland limited partnership               Kennett Square, PA  19348
By: Meridian Health, Inc., a
Pennsylvania corporation,                    Attention: Vice President, Chairman's
its sole general partner                     Office & Corporate Secretary

GENESIS PROPERTIES OF DELAWARE               Telephone: 610-444-6350
LTD. PARTNERSHIP, L.P.,                      Facsimile: 610-444-3365
a Delaware limited partnership
By: Genesis Properties of Delaware
Corporation, a Delaware corporation,
a general partner

McKERLEY HEALTH FACILITIES,
a New Hampshire general partnership
By: Meridian Health, Inc.,
a Pennsylvania corporation,
and Meridian Healthcare, Inc.,
a Pennsylvania corporation,
its general partners

GENESIS HEALTH VENTURES OF
WEST VIRGINIA, L.P., a Pennsylvania
limited partnership
By: Genesis Eldercare Network Services,
Inc., a Pennsylvania corporation, and
Genesis Eldercare Rehabilitation Services,
Inc., a Pennsylvania corporation,
its general partners

GENESIS HEALTH VENTURES OF       GENESIS IMMEDIATE MED
ARLINGTON, INC.,                 CENTER, INC.,
a Pennsylvania corporation       a Pennsylvania corporation

GENESIS HEALTH VENTURES OF       GENESIS ELDERCARE HOME CARE
BLOOMFIELD, INC.,                SERVICES, INC. (f/k/a HEALTHCARE
a Pennsylvania corporation       SERVICES NETWORK, INC.)
                                 a Pennsylvania corporation
GENESIS HEALTH VENTURES OF
CLARKS SUMMIT, INC.,             GENESIS ELDERCARE PHYSICIAN
a Pennsylvania corporation       SERVICES, INC., (f/k/a GENESIS
                                 PHYSICIAN SERVICES, INC.)
GENESIS HEALTH VENTURES OF       a Pennsylvania corporation
MASSACHUSETTS, INC.,
a Pennsylvania corporation       HEALTHCARE RESOURCES CORP.,
                                 a Pennsylvania corporation
GENESIS HEALTH VENTURES OF
NAUGATUCK, INC.,                 KNOLLWOOD MANOR, INC.,
a Pennsylvania corporation       a Pennsylvania corporation

GENESIS HEALTH VENTURES OF       MERIDIAN HEALTH, INC.,
SALISBURY, INC.,                 a Pennsylvania corporation
a Pennsylvania corporation
                                 MERIDIAN HEALTHCARE, INC.,
GENESIS HEALTH VENTURES OF       a Pennsylvania corporation
WAYNE, INC.,
a Pennsylvania corporation       PHILADELPHIA AVENUE CORPORATION,
                                 a Pennsylvania corporation
GENESIS HEALTH VENTURES OF
WEST VIRGINIA, INC.,             GENESIS ELDERCARE STAFFING
a Pennsylvania corporation       SERVICES, INC. (f/k/a STAFF
                                 REPLACEMENT SERVICES, INC.)
GENESIS HEALTH VENTURES OF       a Pennsylvania corporation
WINDSOR, INC.,
a Pennsylvania corporation       STATE STREET ASSOCIATES, INC.,
                                 a Pennsylvania corporation
GENESIS HEALTH VENTURES OF
INDIANA, INC.,
a Pennsylvania corporation

GENESIS HEALTH VENTURES OF
NEW GARDEN, INC.
a Pennsylvania corporation

GENESIS HEALTH VENTURES OF
POINT PLEASANT, INC.
a Pennsylvania corporation

SUBURBAN MEDICAL SERVICES,               GENESIS HEALTH SERVICES
INC., a Pennsylvania corporation         CORPORATION,
                                         a Delaware corporation
GENESIS ELDERCARE
REHABILITATION                           GENESIS HEALTHCARE CENTERS
SERVICES, INC., (f/k/a TEAM              HOLDINGS, INC.,
REHABILITATION, INC.)                    a Delaware corporation
a Pennsylvania corporation
                                         GENESIS HOLDINGS, INC.,
THERAPY CARE, INC.,                      a Delaware corporation
a Pennsylvania corporation
                                         GENESIS PROPERTIES OF DELAWARE
THE TIDEWATER HEALTHCARE                 CORPORATION, a Delaware corporation
SHARED SERVICES GROUP, INC.,
a Pennsylvania corporation               HILLTOP HEALTH CARE CENTER,
                                         INC., a Delaware corporation
WYNCOTE HEALTHCARE CORP.,
a Pennsylvania corporation               HORIZON MEDICAL EQUIPMENT
                                         AND SUPPLY, INC., a West Virginia
ASCO HEALTHCARE, INC.,                   corporation
a Maryland corporation
                                         KEYSTONE NURSING HOME, INC.,
ACCUMED, INC.,                           a Delaware corporation
a New Hampshire corporation
                                         LINCOLN NURSING HOME, INC.,
BRINTON MANOR, INC.,                     a Delaware corporation
a Delaware corporation
                                         McKERLEY HEALTH CARE CENTERS,
COMPASS HEALTH SERVICES, INC.,           INC., a New Hampshire corporation
a West Virginia corporation
                                         WAYSIDE NURSING HOME, INC.,
CONCORD HEALTHCARE                       a Delaware corporation
CORPORATION,
a Delaware corporation                   PROFESSIONAL PHARMACY
                                         SERVICES, INC., a Maryland Corporation
CONCORD PHARMACY SERVICES,
INC., a Pennsylvania corporation         MEDICAL SERVICES GROUP, INC.,
                                         a Maryland Corporation
CRYSTAL CITY NURSING CENTER,
INC., a Maryland corporation             NEIGHBORCARE PHARMACIES, INC.,
                                         a Maryland Corporation
EASTERN MEDICAL SUPPLIES, INC.,
a Maryland corporation                   DERBY NURSING CENTER
                                         CORPORATION, a Connecticut
ENCARE OF MASSACHUSETTS, INC.,           corporation
a Delaware corporation

GENESIS ELDERCARE NATIONAL                 GERI-MED CORP., a Pennsylvania
CENTERS, INC., (f/k/a NATIONAL             corporation
HEALTH CARE AFFILIATES, INC.)
a Florida corporation                      GMS INSURANCE SERVICES, INC.,
                                           a Pennsylvania corporation
GENESIS ELDERCARE NETWORK
SERVICES, INC., (f/k/a GENESIS             GENESIS ELDERCARE HOSPITALITY
MANAGEMENT RESOURCES, INC.)                SERVICES, INC. (f/k/a HCHS, INC.)
(f/k/a TOTAL CARE SYSTEMS, INC.)           a Pennsylvania corporation
a Pennsylvania corporation
                                           GENESIS ELDERCARE
GENESIS ELDERCARE PROPERTIES,              TRANSPORTATION SERVICES, INC.
INC., a Pennsylvania corporation           (f/k/a HSS-PARA TRANSIT, INC.
                                           a Pennsylvania corporation
VERSALINK, INC., a Delaware
corporation                                INNOVATIVE PHARMACY SERVICES,
                                           INC., a New Jersey corporation
GERIATRIC & MEDICAL COMPANIES,
INC., a Delaware corporation               INSTITUTIONAL HEALTH CARE
                                           SERVICES, INC., a New Jersey
GERIATRIC AND MEDICAL                      corporation
SERVICES, INC., a New Jersey
corporation                                LIFE SUPPORT MEDICAL, INC.,
                                           a Pennsylvania corporation
GERIATRIC AND MEDICAL
INVESTMENTS CORPORATION,                   LIFE SUPPORT MEDICAL
a Delaware corporation                     EQUIPMENT, INC., a Pennsylvania
                                           corporation
BURLINGTON WOODS
CONVALESCENT CENTER, INC.                  METRO PHARMACEUTICALS, INC.,
a New Jersey corporation                   a Pennsylvania corporation

CRESTVIEW CONVALESCENT HOME,               NATIONAL PHARMACY SERVICE,
INC., a Pennsylvania corporation           INC., a Pennsylvania corporation

CRESTVIEW NORTH, INC.,                     NETWORK AMBULANCE SERVICES,
a Pennsylvania corporation                 INC., (f/k/a REGIONAL AMBULANCE
                                           SERVICES, INC.) (f/k/a LIFE SUPPORT
GENESIS ELDERCARE DIAGNOSTIC               AMBULANCE, INC.)
SERVICES, INC., (f/k/a DIVERSIFIED         a Pennsylvania corporation
DIAGNOSTICS, INC.)
a Pennsylvania corporation                 UNITED HEALTH CARE SERVICES,
                                           INC., a Pennsylvania corporation
GMC MEDICAL CONSULTING
SERVICES, INC., a Pennsylvania             VALLEY MEDICAL SERVICES, INC.,
corporation                                a Pennsylvania corporation

VALLEY TRANSPORT AMBULANCE                 HEALTH CONCEPTS AND SERVICES,
SERVICE, INC., a Pennsylvania              INC., a Maryland corporation
corporation
                                           INNOVATIVE HEALTH CARE
VILLAS REALTY & INVESTMENTS,               MARKETING, INC., a Pennsylvania
INC., a Pennsylvania corporation           corporation

WEISENFLUH AMBULANCE SERVICE,              KNOLLWOOD NURSING HOME, INC.,
INC., a Pennsylvania corporation           a Delaware corporation

GENESIS ELDERCARE ADULT DAY                MANOR MANAGEMENT CORP.
HEALTH SERVICES, INC., a                   OF GEORGIAN MANOR, INC., a
Pennsylvania corporation                   Pennsylvania corporation

GENESIS ELDERCARE HOME                     McKERLEY HEALTH CARE CENTER-
HEALTH SERVICES - SOUTHERN,                CONCORD, INC., a New Hampshire
INC., a Pennsylvania corporation           corporation

GENESIS ELDERCARE                          MERIDIAN HEALTHCARE
MANAGEMENT                                 INVESTMENTS, INC., a Maryland
SERVICES, INC., (f/k/a BLUEFIELD           corporation
MANOR, INC.) a Delaware corporation
                                           PHARMACY EQUITIES, INC., a
CARECARD, INC., a Maryland                 Pennsylvania corporation
corporation
                                           PROSPECT PARK LTC
CAREFLEET, INC., a Pennsylvania            MANAGEMENT,
corporation                                INC., a Pennsylvania corporation

CHELTENHAM LTC MANAGEMENT,                 WALNUT LTC MANAGEMENT, INC.,
INC., a Pennsylvania corporation           a Pennsylvania corporation

EASTERN REHAB SERVICES, INC.,              WEST PHILADELPHIA LTC
a Maryland corporation                     MANAGEMENT, INC., a Pennsylvania
EIDOS, INC., a Florida corporation         corporation

GMC LEASING CORPORATION,                   TRANSPORT SERVICES, INC.,
a Delaware corporation                     a Maryland corporation

GMS MANAGEMENT, INC.,                      YORK LTC MANAGEMENT INC., a
a Pennsylvania corporation                 Pennsylvania corporation

GMS MANAGEMENT-TUCKER, INC.,
a Pennsylvania corporation

GOVERNOR'S HOUSE NURSING
HOME, INC., a Delaware corporation

GENESIS ELDERCARE                         NEIGHBORCARE-ORCA, INC.
REHABILITATION                            (f/k/a WHITE, MACK AND WART,
MANAGEMENT SERVICES, INC.                 INC.), an Oregon corporation
(f/k/a ROBINDALE MEDICAL                  NEIGHBORCARE OF OKLAHOMA,
SERVICES, INC.), a Pennsylvania           INC. (f/k/a VITALINK SUBSIDIARY,
corporation                               INC.), an Oklahoma corporation

DELCO APOTHECARY, INC., a                 NEIGHBORCARE INFUSION
Pennsylvania corporation                  SERVICES, INC. (f/k/a VITALINK
                                          INFUSION SERVICES, INC.),
GENESIS ELDERCARE LIVING                  a Delaware corporation
FACILITIES, INC., a Pennsylvania
corporation                               NEIGHBORCARE PHARMACY
                                          SERVICES, INC. (f/k/a VITALINK
NEIGHBORCARE OF WISCONSIN,                PHARMACY SERVICES, INC.), a
INC.                                      Delaware corporation*
(f/k/a GCI INNOVATIVE PHARMACY,
INC.), a Wisconsin corporation            DIANE MORGAN AND ASSOCIATES,
                                          INC., a Pennsylvania corporation
NEIGHBORCARE OF NORTHERN
CALIFORNIA, INC. (f/k/a                   GENESIS ELDERCARE NETWORK
COMPUPHARM OF NORTHERN                    SERVICES OF MASSACHUSETTS,
CALIFORNIA, INC.), a California           INC., a Pennsylvania corporation
corporation

NEIGHBORCARE OF VIRGINIA, INC.            By:_______________________________
(f/k/a TEAMCARE OF VIRGINIA, INC.),       On behalf of each of the foregoing
a Virginia corporation                    As Treasurer

NEIGHBORCARE OF INDIANA, INC.             Address for Notices:
(f/k/a TEAMCARE OF INDIANA, INC.),
an Indiana corporation                    Suite 100
                                          101 East State Street
NEIGHBORCARE-TCI, INC.*                   Kennett Square, PA  19348
(f/k/a TEAMCARE, INC.),
a Delaware corporation                    Attention:  Vice President, Chairman's
                                          Office & Corporate Secretary
NEIGHBORCARE-MEDISCO, INC.
(f/k/a MEDISCO PHARMACIES, INC.),         Telephone:  610-444-6350
a California corporation                  Facsimile:  610-444-3365

-------------------
* TeamCare Clinical Services, Inc.,       -------------------
  ManorCare of Ohio Inc. and ManorCare    * CompuPharm of Ohio, Inc. was merged
  of Illinois, Inc., were                   into this entity.
  merged into this entity.

MAIN STREET PHARMACY, L.L.C., a
Maryland limited liability company
By: Professional Pharmacy Services, Inc.,
a Maryland corporation, its managing
member


By:________________________________
On behalf of the foregoing
As Treasurer of the managing member

Address for Notices:

Suite 100
101 East State Street
Kennett Square, PA  19348

Attention:  Vice President, Chairman's
Office & Corporate Secretary

Telephone:  610-444-6350
Facsimile:  610-444-3365

AGENTS, ISSUER AND LENDERS:

                               MELLON BANK, N.A., as a Lender,
                               as Issuer and as Administrative Agent


                               By________________________________
                                 Name:
                                 Title:

                               Address for notices:

                               street address:

                                 AIM 199-5220
                                 Mellon Independence Center
                                 701 Market Street
                                 Philadelphia, Pennsylvania 19106

                               mailing address:

                                 AIM 199-5220
                                 P.O. Box 7899
                                 Philadelphia, Pennsylvania  19101-7899

                                 Attention:  Linda Sigler,
                                 Loan Administration

                                 Telephone:  215-553-4583
                                 Facsimile:  215-553-4789

                               With a copy to

                                 Mellon Bank, N.A.
                                 One Mellon Bank Center
                                 Room 151-4440
                                 Pittsburgh, PA 15258-0001

                                 Attention:  Marsha Wicker
                                             Vice President

                                 Telephone:  412-236-1631
                                 Facsimile:  412-236-0287

                               With a copy for notices respecting assignments to:

                                 MELLON BANK, N.A.
                                 One Mellon Bank Center
                                 43rd Floor
                                 Pittsburgh, PA  15258-0001

                                 Attention:  Dean Hazelton

                                 Telephone:  412-236-0316
                                 Facsimile:  412-236-9176

                               CITICORP USA, INC., as a Lender and as
                               Syndication Agent


                               By________________________________
                                 Name:
                                 Title:

                               Address for notices:

                                 399 Park Avenue
                                 8th Floor, Zone 11
                                 New York, NY 10043

                                 Attention:  James J. McCarthy

                                 Telephone:  212-559-0501
                                 Facsimile:  212-793-0289

                               FIRST UNION NATIONAL BANK, as a
                               Lender and as Documentation Agent


                               By________________________________
                                 Name:
                                 Title:


                               FIRST UNION NATIONAL BANK (as
                               successor to CORESTATES BANK, N.A.)


                               By________________________________
                                 Name:
                                 Title:


                               Address for notices:

                                 One First Union Center TW-5
                                 Charlotte, NC  28288-0735

                                 Attention: Joe Towell

                                 Telephone:  704-383-3844
                                 Facsimile:  704-383-9144

                               BANK OF AMERICA, N.A. (as successor to
                               NationsBank, N.A. and Bank of America, NT&SA), as a Lender and as a Syndication Agent

                               By_______________________________
                                 Name:
                                 Title:


                               Address for notices:

                                 101 North Tryon Street
                                 15th Floor
                                 Charlotte, NC 28255
                                 NC1-001-15-11

                                 Attention: Robert Campbell

                                 Telephone:  704-388-8799
                                 Facsimile:  704-388-0922

                               With a copy to

                                 100 North Tryon Street
                                 17th Floor
                                 Charlotte, NC 28255
                                 NC1-007-1711

                                 Attention: Ms. Marty Mitchell

                                 Telephone:  704-388-1115
                                 Facsimile:  704-386-3893

                               CREDIT LYONNAIS NEW YORK BRANCH


                               By:___________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                 Credit Lyonnaise New York Branch
                                 1301 Avenue of the Americas
                                 New York, NY 10019

                                 Attention: Farboud Tavangar

                                 Telephone:  (212) 261-7832
                                 Facsimile:  (212) 261-3440

                               FLEET NATIONAL BANK


                               By:___________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                 Fleet National Bank
                                 One Federal Street
                                 MA OF D07B
                                 Boston, MA 02110

                                 Attention: Carol Paige

                                 Telephone:  (617) 346-4619
                                 Facsimile:  (617) 346-4699

                               THE INDUSTRIAL BANK OF JAPAN, LIMITED

                               By:___________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                 The Industrial Bank of Japan, Limited
                                 1251 Avenue of the Americas
                                 New York, NY 10020

                                 Attention: Randall Wernes

                                 Telephone:  (212) 282-3461
                                 Facsimile:  (212) 282-4488

                               NATIONAL WESTMINSTER BANK Plc


                               By:___________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                 National Westminster Bank Plc
                                 65 East 55th Street, 21st Floor
                                 New York, NY 10022

                                 Attention: Andrew S. Weinberg

                                 Phone:      (212) 401-1330
                                 Facsimile:  (212) 401-1390

                               THE SAKURA BANK, LIMITED


                               By:___________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                 The Sakura Bank, Limited
                                 277 Park Avenue, 45th Floor
                                 New York, NY 10172


                                 Attention: Stephen Chan

                                 Telephone:  (212) 909-4554
                                 Facsimile:  (212) 909-4599

                               PARIBAS


                               By:____________________________
                                  Name:
                                  Title:


                               By:____________________________
                                  Name:
                                  Title:



                               Address for notices:

                                 Paribas
                                 787 Seventh Avenue
                                 New York, NY 10019

                                 Attention: Stas Byhovsky

                                 Telephone:  (212) 841-2568
                                 Facsimile:  (212) 841-2292

                               THE BANK OF NEW YORK


                               By:____________________________
                                  Name:
                                  Title:

                              Address for notices:

                                 The Bank of New York
                                 One Wall Street, 21st Floor
                                 New York, NY 10286

                                 Attention:  Stephen Brennan

                                 Telephone:  (212) 635-8020
                                 Facsimile:  (212) 635-8092

                               BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Bank of Tokyo-Mitsubishi Trust Company
                                  1251 Avenue of the Americas, 12th Floor
                                  New York, NY  10020-1104

                                  Attention:  Douglas Weir

                                  Telephone:  (212) 782-4503
                                  Facsimile:  (212) 782-4935

                               CRESTAR BANK


                               By:____________________________
                                  Name:
                                  Title:

                               Address for Notices:

                                  Crestar Bank
                                  c/o Suntrust Bank Nashville
                                  P.O. Box 305110
                                  Nashville, TN  37230

                                  Attention: Jan Naifeh

                                  Telephone:  (615) 748-4026
                                  Facsimile:  (615) 748-5700

                               DRESDNER BANK AG, NEW YORK
                               BRANCH AND GRAND CAYMAN BRANCH


                               By:____________________________
                                  Name:
                                  Title:


                               By:____________________________
                                  Name:
                                  Title:


                               Address for notices:

                                  Dresdner Bank AG, New York
                                  75 Wall Street, 25th Floor
                                  New York, NY  10005-2889

                                  Attention:  Brigit Anderson

                                  Telephone:  (212) 429-2747
                                  Facsimile:  (212) 429-2129

                               FINOVA CAPITAL CORPORATION


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Finova Capital Corporation
                                  311 S. Wacker, Suite 4400
                                  Chicago, IL  60606

                                  Attention:  Brian Williamson

                                  Telephone:  (312) 294-4175
                                  Facsimile:  (312) 322-3553

                               KEY CORPORATE CAPITAL INC.


                               By:___________________________
                                  Name:
                                  Title:

                               Address for notices:

                                 Key Corporate Capital Inc.
                                 c/o Key Bank, N.A.
                                 127 Public Square
                                 Cleveland, OH 44114

                                 Attention:  Arthur E. Cutler
                                 OH-01-27-0504

                                 Telephone:  (216) 689-0854
                                 Facsimile:  (216) 689-8468

                               ALLFIRST BANK (successor to FMB BANK, formerly known as FIRST NATIONAL BANK OF MARYLAND)


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Allfirst Bank
                                  25 S. Charles Street, 18th Floor
                                  Baltimore, MD 21201

                                  Attention:  Robert H. Hauver

                                  Telephone:  (410) 244-4246
                                  Facsimile:  (410) 244-4388

                               NATEXIS BANQUE BFCE


                               By:____________________________
                                  Name:
                                  Title:


                               By:____________________________
                                  Name:
                                  Title:


                               Address for notices:

                                  Natexis Banque BFCE
                                  645 Fifth Avenue, 20th Floor
                                  New York, NY 10022

                                  Attention:  Frank Madden

                                  Telephone:  (212) 872-5180
                                  Facsimile:  (212) 872-5045

                               NATIONAL CITY BANK OF
                               PENNSYLVANIA


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  National City Bank of Pennsylvania
                                  20 Stanwix Street, 46-25-191
                                  Pittsburgh, PA 15222
                                  Loc. 46-25-191

                                  Attention:  Bruce G. Shearer

                                  Telephone:  (412) 644-7726
                                  Facsimile:  (412) 471-4883

                               THE SANWA BANK, LIMITED


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                 The Sanwa Bank, Limited
                                 55 E. 52nd Street
                                 New York, NY 10055

                                 Attention:  Chris DiCarlo

                                 Telephone:  (212) 339-6336
                                 Facsimile:  (212) 754-1304

                               SUMMIT BANK


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Summit Bank
                                  250 Moore Street, 2nd Floor
                                  Hackensack, NJ 07601

                                  Attention:  Tom Hanrahan

                                  Telephone:  (201) 646-5859
                                  Facsimile:  (201) 646-9497

                               THE DAI-ICHI KANGYO BANK, LTD.


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  The Dai-Ichi Kangyo Bank, Ltd.
                                  One World Trade Center, 48th Floor
                                  New York, NY 10048

                                  Attention: Takayuki Kumagai

                                  Telephone:  (212) 432-6651
                                  Facsimile:  (212) 488-8955

                               BANK AUSTRIA CREDITANSTALT
                               CORPORATE FINANCE, INC.


                               By:_________________________
                                  Name:
                                  Title:


                               By:__________________________
                                  Name:
                                  Title:


                               Address for notices:

                                  Bank Austria Creditanstalt Corporate
                                  Finance, Inc.
                                  Two Greenwich Plaza
                                  Greenwich, CT 06830

                                  Attention:  Clifford L. Wells

                                  Telephone:  (203) 861-6417
                                  Facsimile:  (203) 861-0297

                               CREDIT SUISSE FIRST BOSTON


                               By:_________________________
                                  Name:
                                  Title:


                               By:__________________________
                                  Name:
                                  Title:


                               Address for notices:


                                 Credit Suisse First Boston
                                 11 Madison Avenue
                                 New York, NY 10010

                                 Attention:  William S. Lutkins

                                 Telephone:  (212) 325-9705
                                 Facsimile:  (212) 325-8319

                               FIRST NATIONAL BANK OF CHICAGO


                               By:________________________
                                  Name:
                                  Title:

                               Address for notices:

                                 First National Bank of Chicago
                                 1 First National Plaza
                                 Mailcode: IL1-0536
                                 Chicago, IL 60670

                                 Attention:  Tom Harkless/
                                             Greg Tomczyk

                                 Telephone:  (312) 732-1134
                                 Facsimile:  (312) 732-2016

                               SCOTIABANC, INC.


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  ScotiaBanc, Inc.
                                  600 Peachtree Street NE
                                  Suite 2700
                                  Atlanta, GA 30308

                                  Attention:  Dana Maloney

                                  Telephone:  (404) 877-1524
                                  Facsimile:  (404) 888-8998

                               CIBC INC.


                               By:_________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  CIBC Inc.
                                  425 Lexington Avenue, 8th Floor
                                  New York, NY 10025

                                  Attention:  John Livingston

                                  Telephone:  (212) 856-3581
                                  Facsimile:  (212) 856-3761

                               AMSOUTH BANK


                               By:_________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  AmSouth Bank
                                  1900 5th Ave. N. AST7FL
                                  Birmingham, AL  35203

                                  Attention: Ken DiFatta

                                  Telephone:  (205) 801-0358
                                  Facsimile:  (205) 326-4790

                               PFL LIFE INSURANCE COMPANY


                               By:_________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  PFL Life Insurance Company
                                  c/o Aegon USA Investment Management,  Inc.
                                  4333 Edgewood Road, NE
                                  Cedar Rapids, IA 52499

                                  Attention:  John Bailey, Securities Analyst

                                  Telephone:  (319) 369-2811
                                  Facsimile:  (319) 369-2666

                               MONUMENTAL LIFE INSURANCE COMPANY (successor by merger to PEOPLES SECURITY LIFE INSURANCE COMPANY)


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Monumental Life Insurance Company
                                  c/o Aegon USA Investment Management, Inc.
                                  4333 Edgewood Road, NE
                                  Cedar Rapids, IA 52499


                                  Attention:  John Bailey, Securities Analyst

                                  Telephone:  (319) 369-2811
                                  Facsimile:  (319) 369-2666


                                  Payment Advice
                                  --------------

                                  Attention:  Marla Johnson
                                  Monumental Life Insurance Company
                                  c/o AEGON USA Investment Management, Inc.
                                  4333 Edgewood Road, NE
                                  Cedar Rapids, IA 52499
                                  Fax Number: (319) 398-8695

                               FLOATING RATE PORTFOLIO
                               By: INVESCO Senior
                               Secured Management, Inc., as attorney in fact


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Floating Rate Portfolio
                                  c/o INVESCO Senior Secured
                                  Management, Inc.
                                  1166 Avenue of the Americas, 27th Floor
                                  New York, NY 10036

                                  Attention:  Kathleen Lenarcic

                                  Telephone:  (212) 278-9794
                                  Facsimile:  (212) 278-9619

                               MORGAN STANLEY DEAN WITTER
                               PRIME INCOME TRUST


                               By:___________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Morgan Stanley Dean Witter
                                  Prime Income Trust
                                  c/o Morgan Stanley Dean Witter Advisors
                                  72nd Floor
                                  Two World Trade Center
                                  New York, NY  10048

                                  Attention: Kevin Egan

                                  Telephone:  (212) 392-5845
                                  Facsimile:  (212) 392-5345

                               EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

                               By: Eaton Vance Management
                                   as Investment Advisor


                               By:_____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  State Street Bank & Trust Company
                                  Corporate Trust Division
                                  One Enterprise Drive
                                  North Quincy, MA  02171
                                  Attention:  Patrick McEnroe
                                  Telephone:  (617) 664-5367
                                  Facsimile:  (617) 664-5366

                                  Eaton Vance Management
                                  255 State Street, 8th Floor
                                  Boston, MA  02109
                                  Attention:  Payson Swaffield
                                  Telephone:   (617) 598-8484
                                  Telecopier:  (617) 695-9594
                                  Reference:

                               ING HIGH INCOME PRINCIPAL PRESERVATION FUND
                               HOLDINGS, LDC

                               By:  ING Capital Advisors, Inc.,
                                    As Investment Advisor


                               By:___________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  ING High Income Principal Preservation
                                  Fund Holdings, LDC
                                  c/o ING Capital Advisors, Inc.
                                  333 South Grand Avenue, Suite 4250
                                  Los Angeles, CA 90071

                                  Attention: Helen Rhee

                                  Telephone:  (213) 346-3983
                                  Facsimile:  (213) 346-3995

                               SENIOR DEBT PORTFOLIO
                               BY: Boston Management and Research
                                   as Investment Advisor


                               By:________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Eaton Vance Management
                                  255 State Street, 8th Floor
                                  Boston, MA 02109

                                  Attention:  Payson Swaffield

                                  Telephone:  (617) 598-8484
                                  Facsimile:  (617) 695-9594

                               MASSACHUSETTS MUTUAL LIFE INSURANCE CO.


                               By:________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Massachusetts Mutual Life Insurance Co.
                                  1295 State Street
                                  Springfield, MA 01111

                                  Attention:  John Wheeler, Managing Director

                                  Telephone:  (413) 744-6228
                                  Facsimile:  (413) 744-2022

                               MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                               By:____________________________
                                  Name:
                                  Title:


                               MERRILL LYNCH PRIME RATE PORTFOLIO
                               By: Merrill Lynch Asset Management, L.P., as
                                   Investment Advisor


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Merrill Lynch Senior Floating Rate Fund, Inc. c/o Merrill Lynch Asset Management
                                  800 Scudders Mill Road - Area 1B
                                  Plainsboro, NJ 08536

                                  Attention:  Colleen Cunniffe

                                  Telephone:  (609) 282-2093
                                  Facsimile:  (609) 282-2756

                               MERRILL LYNCH GLOBAL INVESTMENT SERIES
                               Income Strategies Portfolio

                               By: Merrill Lynch Asset Management, L.P., as
                                   Investment Advisor As assignee


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Merrill Lynch Global Investment Series
                                  c/o Merrill Lynch Asset Management, L.P.
                                  800 Scudders Mill Road - Area 1B
                                  Plainsboro, NJ 08536

                                  Attention:  Colleen Cunniffe

                                  Telephone:  (609) 282-2093
                                  Facsimile:  (609) 282-2756

                               METROPOLITAN LIFE INSURANCE COMPANY


                               By:__________________________
                                  Name:
                                  Title:

                               Address for notices:

                                 Metropolitan Life Insurance Company
                                 334 Madison Avenue
                                 Convent Station, NJ 07961-0633

                                 Attention:  James Dingler
                                 Asst. Vice President

                                 Telephone:  (973) 254-3206
                                 Facsimile:  (973) 254-3050

                               THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                               By:____________________________
                                  Name:
                                  Title:  Its Authorized Representative

                               Address for notices:

                                  The Northwestern Mutual Life Insurance
                                  Company
                                  720 E. Wisconsin Avenue
                                  Milwaukee, WI 53202

                                  Attention:  David A. Barras
                                  Director-Investments
                                  Northwestern Investment Management Company

                                  Telephone:  (414) 299-1618
                                  Facsimile:  (414) 299-7124

                               NEW YORK LIFE INSURANCE
                               AND ANNUITY CORPORATION
                               By:  New York Life Insurance Company


                               By:__________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  New York Life Insurance and Annuity
                                  Corporation
                                  c/o New York Life Insurance Company
                                  51 Madison Avenue, Room 206
                                  New York, NY 10010

                                  Attention:  Christine Villaluz/Tony Malloy

                                  Telephone:  (212) 576-7590
                                  Facsimile:  (212) 447-4122

                               OAK HILL SECURITIES FUND, L.P.

                               By:  Oak Hill Securities GenPar, L.P.,
                                    Its General Partner


                               By:  Oak Hill Securities MGP, Inc.,
                                    Its General Partner



                               By:________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Oak Hill Securities Fund, L.P.
                                  c/o O'Sullivan Graev & Karabell, LLP
                                  30 Rockefeller Plaza
                                  New York, NY 10112

                                  Attention:  Michael Kontokosta

                                  Telephone:  (212) 408-2475
                                  Facsimile:  (212) 728-5950

                               OCTAGON LOAN TRUST


                               By:______________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Octagon Loan Trust
                                  380 Madison Avenue, 12th Floor
                                  New York, NY 10017

                                  Attention:  James P. Ferguson
                                  Managing Director

                                  Telephone:  (212) 622-3070
                                  Facsimile:  (212) 622-3797

                               PARIBAS CAPITAL FUNDING LLC


                               By:__________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Paribas Capital Funding LLC
                                  787 Seventh Avenue, 32nd Floor
                                  New York, NY 10019

                                  Attention:  Francois Gauvin

                                  Telephone:  (212) 841-2144
                                  Facsimile:  (212) 841-2548


                               with a copy to:


                                  State Street Bank & Trust Co.
                                  Corporate Trust Dept.
                                  Attn: Bill Connolly
                                  Phone: (617) 664-5410
                                  Fax: (617) 664-5366(67)(68)

                               ROYALTON COMPANY
                               By: Pacific Investment Management Company, as its Investment Advisor
                               By: PIMCO Management Inc., a general partner



                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Royalton Company
                                  c/o Pacific Investment Management Co.
                                  840 Newport Center Drive
                                  Newport Beach, CA  92658

                                  Attention:  Melissa Fejdasz

                                  Telephone:  (949) 721-5169
                                  Facsimile:  (949) 718-2623

                               NORTHERN LIFE INSURANCE COMPANY


                               By:___________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Northern Life Insurance Company
                                  c/o Reliastar Investment Research, Inc.
                                  100 Washington Avenue South, Suite 800
                                  Minneapolis, MN  55401-2121

                                  Attention:  James V. Wittich

                                  Telephone:  (612) 372-3553
                                  Facsimile:  (612) 372-5368

                               KZH SOLEIL LLC


                               By:_________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  KZH Soleil LLC
                                  c/o The Chase Manhattan Bank
                                  450 West 33rd Street - 15th Floor
                                  New York, NY 10001

                                  Attention:  Virginia Conway

                                  Telephone:  (212) 946-7575
                                  Facsimile:  (212) 946-7776

                               with a copy to:

                                  SAI Investment Adviser, Inc.
                                  1 SunAmerica Center, 34th Floor
                                  Los Angeles, CA 90067

                                  Attention: Sabur Moini

                                  Telephone:  (310) 772-6256
                                  Facsimile:  (310) 772-6078

                               KZH III LLC


                               By:_______________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  KZH III LLC c/o The
                                  Chase Manhattan Bank
                                  450 West 33rd Street -
                                  15th Floor New York,
                                  NY 10001

                                  Attention:  Virginia Conway

                                  Telephone:  (212) 946-7575
                                  Facsimile:  (212) 946-7776

                               VAN KAMPEN PRIME RATE INCOME TRUST


                               By:_________________________________
                                  Name:
                                  Title:


                               VAN KAMPEN CLO I, LIMITED
                               by: Van Kampen Management, Inc.,
                               as Collateral Manager


                               By:_________________________________
                                  Name:
                                  Title:


                               VAN KAMPEN SENIOR INCOME TRUST


                               By:_________________________________
                                  Name:
                                  Title:


                               Address for notices:

                               In care of:
                               Van Kampen Management
                               One Parkview Plaza, 5th Floor
                               Oakbrook Terrace, IL 60181

                               Attention: Scott Fries

                               Telephone: (630) 684-6026
                               Facsimile: (630) 684-6740

                               CANADIAN IMPERIAL BANK OF COMMERCE


                               By:______________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Canadian Imperial Bank of Commerce
                                  425 Lexington Avenue, 7th Floor
                                  New York, NY 10025

                                  Attention:  William Swenson

                                  Telephone:  (212) 856-3935
                                  Facsimile:  (212) 856-3799

                               NEW YORK LIFE INSURANCE COMPANY


                               By:________________________
                                  Name:
                                  Title:

                               Address for notices:


                                  New York Life Insurance and
                                  Annuity Corporation
                                  c/o New York Life Insurance Company
                                  51 Madison Avenue
                                  Room 206
                                  New York, New York  10010

                                  Attention:  Christine Villaluz

                                  Telephone:  (212) 576-7590
                                  Facsimile:  (212) 447-4122

                               CITY NATIONAL BANK


                               By:___________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  City National Bank
                                  400 N. Roxbury Drive, 3rd Floor
                                  Beverly Hills, CA  90210

                                  Attention:  Randall Watsek

                                  Telephone: 310/888-6131
                                  Fax: 310/888-6564

                               TORONTO-DOMINION (NEW YORK), INC.


                               By:_________________________
                                  Name:
                                  Title:


                               Address for notices:


                                  The Toronto-Dominion (New York), Inc.
                                  31 West 52nd Street, 18th Floor
                                  New York, NY 10019

                                  Attention:  Wayne Hosang

                                  Telephone: 212/827-7307
                                  Fax: 212/827-7250

                               LEHMAN COMMERCIAL PAPER INC.



                               By:______________________________
                                  Name:
                                  Title:


                               Address for notices:


                                  Lehman Commercial Paper Inc.
                                  3 World Financial Center
                                  New York, NY 10285

                                  Attention:  Michele Swanson

                                  Telephone: 212/526-0330
                                  Fax: 212/526-0242

                               CAPTIVA II FINANCE LTD.



                               By:________________________
                                  Name:
                                  Title:


                               Address for notices:

                                  Captiva II Finance Ltd.
                                  c/o Deutsche Morgan Grenfell (Cayman) Limited P.O. Box 1984GT, Elizabethan Square
                                  Grand Cayman, Cayman Islands

                                  Attention: Director

                                  Telephone:  (345) 949-8244
                                  Facsimile:  (345) 949-8178

                               with a copy to:

                                  Stanfield Capital Partners
                                  330 Madison Avenue, 27th Flr.
                                  New York, NY 10017

                                  Attention:  Christopher Bondy

                                  Telephone:  (212) 284-4304
                                  Facsimile:  (212) 284-4320

                               CERES FINANCE LTD.


                               By:____________________________
                                  Name:
                                  Title:


                               Address for notices:

                                  Ceres Finance Ltd.
                                  c/o Deutsche Morgan Grenfell (Cayman) Limited P.O. Box 1984GT, Elizabethan Square
                                  Grand Cayman, Cayman Islands

                                  Attention: Director

                                  Telephone:  (345) 949-8244
                                  Facsimile:  (345) 949-8178

                               with a copy to:

                                  Stanfield Capital Partners
                                  330 Madison Avenue, 27th Flr.
                                  New York, NY 10017

                                  Attention:  Christopher Bondy

                                  Telephone:  (212) 284-4304
                                  Facsimile:  (212) 284-4320

                               COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                               B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH



                               By:____________________________
                                  Name:
                                  Title:


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Rabobank Nederland
                                  245 Park Avenue
                                  New York, NY 10167

                                  Attention:  Richard Mattner

                                  Telephone:  (212) 916-6848
                                  Facsimile:  (212) 916-7821

                               AMARA-2 FINANCE LTD.


                               By:_________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Amara-2 Finance Ltd.
                                  c/o Stanfield Capital Partners LLC
                                  330 Madison Avenue, 27th Flr.
                                  New York, NY 10017

                                  Attention:  Christopher Bondy

                                  Telephone:  (212) 284-4304
                                  Facsimile:  (212) 284-4320

                               MLCBO IV (CAYMAN) LTD.
                               BY: HIGHLAND CAPITAL MANAGEMENT L.P.,
                               as Collateral Manager


                               By:__________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  MLCBO IV (CAYMAN) LTD.
                                  c/o Highland Capital Management L.P.
                                  as Collateral Manager
                                  1150 Two Galleria Tower
                                  13455 Noel Road, LB #45
                                  Dallas, TX  75240

                                  Attention:  Patrick Daugherty

                                  Telephone:  (972) 233-4300
                                  Facsimile:  (972) 233-4343

                               PAMCO CAYMAN LTD.
                               BY: HIGHLAND CAPITAL MANAGEMENT L.P.,
                               as Collateral Manager


                               By:_______________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  PAMCO CAYMAN LTD.
                                  c/o Highland Capital Management L.P.,
                                  as Collateral Manager
                                  1150 Two Galleria Tower
                                  13455 Noel Road, LB #45
                                  Dallas, TX  75240

                                  Attention:  Patrick Daugherty

                                  Telephone:  (972) 233-4300
                                  Facsimile:  (972) 233-4343

                               JACKSON NATIONAL LIFE INSURANCE COMPANY
                               By: PPM America, Inc., as attorney-in-fact, on behalf of Jackson National Life Insurance Company


                               By:______________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  PPM America, Inc.
                                  225 W. Wacker, Suite 1200
                                  Chicago, IL  60606

                                  Attention:  John Waldings

                                  Telephone:  (312) 634-1230
                                  Facsimile:  (312) 634-0054

                               CYPRESSTREE INVESTMENT PARTNERS I., Ltd.
                               By: CypressTree Investment Management Company, Inc., as Portfolio Manager


                               By:_____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  CypressTree Investment Partners I, Ltd.
                                  125 High Street
                                  Boston, MA 02110

                                  Attention:  Phil Robbins

                                  Telephone:  (617) 946-0600
                                  Facsimile:  (617) 946-5681

                               INDOSUEZ CAPITAL FUNDING III, LIMITED
                               By: Indosuez Capital, as Portfolio Advisor


                               By:________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Indosuez Capital Funding III, Limited
                                  1211 Avenue of the Americas, 8th Floor
                                  New York, NY  10036-8701

                                  Attention:  Melissa Marano

                                  Telephone:  (212) 278-2231
                                  Facsimile:  (212) 278-2250

                               THE ROYAL BANK OF SCOTLAND plc


                               By:________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  The Royal Bank of Scotland plc
                                  Wall Street Plaza
                                  88 Pine Street, 26th Floor
                                  New York, NY 10005

                                  Attention:  Derek Bonner

                                  Telephone:  (212) 269-0938
                                  Facsimile:  (212) 269-8929

                               ML CLO XX PILGRIM AMERICA (CAYMAN) LTD.
                               By: Pilgrim Investments, Inc.
                                   As its Investment Manager


                               By:___________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  ML CLO XX Pilgrim America (Cayman) Ltd.
                                  c/o Pilgrim Investments, Inc.
                                  Two Renaissance Square
                                  40 North Central Avenue, Suite 1200
                                  Phoenix, AZ 85004-3444

                                  Attention:  Chuck Lemieux

                                  Telephone:  (602) 417-8214
                                  Facsimile:  (602) 417-8327

                               STEIN ROE & FARNHAM INCORPORATED
                               As Agent For
                               KEYPORT LIFE INSURANCE COMPANY

                               By:__________________________________
                                  Name:
                                  Title:

                              Address for notices:

                                  Keyport Life Insurance Company
                                  c/o Stein Roe & Farnham
                                  One South Wacker Drive, 33rd Floor
                                  Chicago, IL 60606

                                  Attention:  Brian W. Good

                                  Telephone:  (312) 368-7644
                                  Facsimile:  (312) 368-7857

                               CHASE SECURITIES INC., as Agent
                               For The Chase Manhattan Bank, as Assignee


                               By:__________________________________
                                  Name:
                                  Title:

                              Address for notices:

                                  Chase Securities, Inc.
                                  270 Park Avenue, 4th Floor
                                  New York, NY 10017

                                  Attention:  William Bokos

                                  Telephone:  (212) 270-3142
                                  Facsimile:  (212) 270-7968

                               ALLIANCE CAPITAL MANAGEMENT L.P.,
                               As Manager on behalf of ALLIANCE CAPITAL FUNDING, L.L.C. By: ALLIANCE CAPITAL MANAGEMENT CORPORATION, General Partner of Alliance Capital Management L.P.


                               By:__________________________________
                                  Name:
                                  Title:

                              Address for notices:

                              Alliance Capital Funding, L.L.C.
                              Alliance Capital Management L.P.
                              1345 Avenue of the Americas, 38th Floor
                              New York, NY 10105

                              Attention:  Savitri Alex

                              Telephone:  (212) 969-1350
                              Facsimile:  (212) 969-1466

                              ALLIANCE INVESTMENTS, LIMITED,
                              As Assignee
                              By:  Alliance Capital Management Corp.

                              By:__________________________________
                                 Name:
                                 Title:

                              Address for notices:

                              Alliance Capital Management L.P.
                              1345 Avenue of the Americas
                              New York, NY 10105

                              Attention:  Savitri Alex
                                          Alliance Investments, Ltd.

                              Telephone:  (212) 969-1350
                              Facsimile:  (212) 969-1466

                               ML CLO XII PILGRIM AMERICA (CAYMAN) LTD.
                               By: Pilgrim Investments, Inc.
                               As its Investment Manager


                               By:__________________________________
                                  Name:
                                  Title:

                              Address for notices:

                                  ML CLO XII PILGRIM AMERICA
                                  (CAYMAN) LTD.
                                  c/o Pilgrim Investments, Inc.
                                  Two Renaissance Square, Suite 1200
                                  40 North Central Avenue
                                  Phoenix, AZ 85004-3444

                                  Attention:  Chuck Lemieux

                                  Telephone:  (602) 417-8214
                                  Facsimile:  (602) 417-8327

                               INTEGRITY LIFE INSURANCE COMPANY


                               By:__________________________________
                                  Name:
                                  Title:

                              Address for notices:

                              Integrity Life Insurance Company
                              515 W. Market Street
                              Louisville, KY 40202-3319

                              Attention: James Myjak

                              Telephone:  (502) 582-7921
                              Facsimile:  (502) 582-7903

                               PROVIDENT BANK OF MARYLAND


                               By:__________________________________
                                  Name:
                                  Title:

                               Address for notices:

                               Provident Bank of Maryland
                               114 E. Lexington Street
                               Baltimore, MD 21202

                               Attention: Frieda McWilliams

                               Telephone:  (410) 277-2086
                               Facsimile:  (410) 277-2793

                               GENERAL ELECTRIC CAPITAL CORPORATION


                               By:__________________________________
                               Name:
                               Title:

                               Address for notices:

                               General Electric Capital Corporation
                               c/o Capital Markets
                               201 High Ridge Road
                               Stamford, CT 06927

                               Attention:  William E. Magee

                               Telephone:  (203) 708-1405
                               Facsimile:  (203) 316-7978

                               ABN AMRO BANK N.V.


                               By:__________________________________
                                  Name:
                                  Title:

                              Address for notices:

                                  ABN AMRO BANK N.V.
                                  One Ravinia Dr., Suite 1200
                                  Atlanta, GA 30346

                                  Attention:  Steve Hipsman

                                  Telephone:  (770) 399-7376
                                  Facsimile:  (770) 399-7397

                               DEUTSCHE BANK AG NEW YORK BRANCH
                               a/o CAYMAN ISLANDS BRANCH


                               By:__________________________________
                                  Name:
                                  Title:


                               By:__________________________________
                                  Name:
                                  Title:



                               Address for notices:

                               Deutsche Bank AG
                               New York Branch
                               a/o Cayman Islands Branch
                               31 W. 52nd Street
                               New York, NY 10019

                               Attention: Sue Pearson

                               Telephone:  (212) 469-7140
                               Facsimile:  (212) 469-8701

                               ERSTE BANK


                               By:__________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Erste Bank
                                  280 Park Avenue, 32nd Floor
                                  West Building
                                  New York, NY 10017

                                  Attention:  Rima Terradista

                                  Telephone:  (212) 984-5638
                                  Facsimile:  (212) 984-5627

                               CAPTIVA III FINANCE, LTD.,
                               as advised by Pacific Investment Management
                               Company


                               By:_____________________________
                                  Name:
                                  Title:


                               CAPTIVA IV FINANCE LTD.,
                               as advised by Pacific Investment Management
                               Company


                               By:_____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Pacific Investment Management Co.
                                  840 Newport Center Drive
                                  Newport Beach, CA  92660

                                  Attention:  Melissa Fejdasz

                                  Telephone:  (949) 721-5169
                                  Facsimile:  (949) 718-2623

                               ML CLO XIX STERLING (CAYMAN) LTD.
                               By: Sterling Asset Manager, L.L.C., as its
                               Investment Advisor


                               By:_______________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Sterling Asset Management, LLC
                                  40 Fulton Street, 10th Floor
                                  New York, NY 10038

                                  Attention:  Rafael Scolari

                                  Telephone:  (212) 406-3580
                                  Facsimile:  (212) 406-3710

                               DLJ CAPITAL FUNDING, INC.


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  DLJ Capital Funding, Inc.
                                  277 Park Avenue, 10th Floor
                                  New York, NY 10172

                                  Attention:  Mary McCormack

                                  Telephone:  (212) 892-6675
                                  Facsimile:  (212) 892-6031

                               GALAXY CLO 1999-1, LTD.


                               By:_________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  SAI Investment Adviser, Inc.
                                  1 SunAmerica Center, 34th Floor
                                  Los Angeles, CA 90067

                                  Attention: Sabur Moini

                                  Telephone:  (310) 772-6256
                                  Facsimile:  (310) 772-6078

                               MERRILL LYNCH, PIERCE, FENNER & SMITH
                               INCORPORATED


                               By:_______________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                                  250 Vesey Street
                                  North Tower, 16th Floor
                                  New York, NY 10281-1316

                                  Attention:  Sandra P. Anton

                                  Telephone:  (212) 449-3719
                                  Facsimile:  (212) 449-9435

                               STANFIELD CLO, LTD.
                               By: Stanfield Capital Partners LLC
                                   as its Collateral Manager


                               By:__________________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  Stanfield CLO, Ltd.
                                  c/o Stanfield Capital Partners LLC
                                  330 Madison Avenue, 27th Floor
                                  New York, NY 10017

                                  Attention:  Gregory L. Smith

                                  Telephone:  (212) 284-4303
                                  Facsimile:  (212) 284-4320

                               KZH STERLING LLC


                               By:_____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  KZH Sterling LLC
                                  c/o The Chase Manhattan Bank
                                  450 West 33rd Street - 15th Floor
                                  New York, NY 10001

                                  Attention:  Virginia Conway

                                  Telephone:  (212) 946-7575
                                  Facsimile:  (212) 946-7776

                               KZH PAMCO LLC


                               By:__________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  KZH Pamco LLC
                                  c/o The Chase Manhattan Bank
                                  450 West 33rd Street - 15th Floor
                                  New York, NY 10001

                                  Attention:  Virginia Conway

                                  Telephone:  (212) 946-7575
                                  Facsimile:  (212) 946-7776

                               SRV-HIGHLAND, INC.


                               By:____________________________
                                  Name:
                                  Title:

                               Address for notices:

                                  SRV-Highland, Inc.
                                  c/o Bank of America Securities
                                  100 North Tryon Street
                                  NC1-007-06-07
                                  Charlotte, NC 28255

                                  Attention:  Kelly Walker

                                  Telephone:  (704) 388-8943
                                  Facsimile:  (704) 388-0648

                                  SCHEDULE 6.10
                                  -------------

                              JOINDER OF BORROWERS

     1. Joinder Supplement. Genesis (on behalf of itself and the other Borrowers) and each Joining Subsidiary shall execute and deliver to the Administrative Agent, with an executed counterpart for each Lender Party, an agreement in substantially the form attached to this Agreement as Exhibit H (a "Joinder Supplement") as to becoming a party hereto and to the relevant Loan Documents.

     2. Notes. Each Joining Subsidiary and each existing Borrower shall execute and deliver to the Administrative Agent a replacement Note or Allonge for each Tranche A Lender and each RC Lender, as necessary.

     3. Collateral. Each applicable Borrower and each applicable Joining Subsidiary shall deliver to the Administrative Agent (1) certificates and instruments representing the stock certificates and other instruments to be pledged pursuant to the Pledge Agreement accompanied by duly executed instruments of transfer or assignments in blank to the extent required by the Pledge Agreement and (2) evidence of the completion of all recordings and filings (including Uniform Commercial Code financing statements) as may be necessary or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to create or perfect the Liens granted and created or purported to be granted and created by each Joining Subsidiary (or by each existing Borrower in the collateral comprised of equity of any Joining Subsidiaries) under and pursuant to the Pledge Agreement. Each applicable Joining Subsidiary shall deliver to the Administrative Agent (a) such Mortgages as may be required in accordance with Section 6.10 hereof to pledge or mortgage to the Collateral Agent for the benefit of the Secured Parties all material assets and property (other than Excluded Assets) and (b) evidence of the completion of all recordings and filings (including Uniform Commercial Code financing statements) as may be necessary or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to create or perfect the Liens granted and created or purported to be granted and created by each Joining Subsidiary under and pursuant to the Security Agreement and the Mortgages.

     4. Lien Searches. For each Joining Subsidiary which is acquired by a Borrower pursuant to an Acquisition, each Joining Subsidiary shall deliver to the Administrative Agent such evidence of recent searches of Uniform Commercial Code, tax, judgment records and other appropriate registers as the Administrative Agent shall request.

     5. Corporate or Partnership Proceedings. Each Joining Subsidiary shall deliver to the Administrative Agent, with an executed counterpart for each Lender Party, certificates by the Secretary or Assistant Secretary of each Joining Subsidiary (or general partner thereof), dated as of the Joinder Effective Date (as defined below) as to the incumbency and signatures of the respective officers of such Joining Subsidiary who are authorized to sign Loan Documents, together with (i) true copies of the articles of incorporation and bylaws or partnership agreement (or other constituent documents) of such Joining Subsidiary in effect on such date, (ii) true copies of all corporate or partnership action taken by such Joining Subsidiary relative to this Agreement, the Joinder Supplement and the other Loan Documents. Each Joining Subsidiary shall also deliver certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 30 days before the relevant Joinder Effective Date showing the good standing of such Joining Subsidiary in its state of incorporation or organization and each state in which such Joining Subsidiary does business.


     6. Legal Opinions of Counsel. The Borrowers and each Joining Subsidiary collectively shall cause to be delivered to the Administrative Agent, with an executed counterpart for each Lender Party, an opinion or opinions addressed to each Lender Party, dated the relevant Joinder Effective Date, of counsel to such Joining Subsidiary, Genesis and each of the other Borrowers as to such matters as may be requested by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent.

     7. Fees, Expenses, Etc. The Borrowers and each Joining Subsidiary shall pay or cause to be paid all fees and other compensation required to be paid to the Lender Parties pursuant hereto or pursuant to any other written agreement on or prior to the Joinder Effective Date.

     8. Additional Matters. The Borrowers and each Joining Subsidiary shall deliver, or cause to be delivered, to the Administrative Agent such other revised schedules, certificates, opinions, instruments and other documents (including those relating to licensing) as may be requested by the Administrative Agent. All such schedules, certificates, opinions, instruments and other documents shall be satisfactory in form and substance to the Administrative Agent.

                                  SCHEDULE 8.4
                                  ------------


                             ACQUISITION CONDITIONS

     1. Notice. Not later than 15 Business Days before the consummation of a proposed Acquisition, Genesis (on behalf of the Borrowers) shall have delivered to each Lender Party a notice of the proposed Acquisition, together with the following:

          (1) copies of audited financial statements of the entity to be acquired (the "Target") for its last three fiscal years (to the extent that such audited statements are available, or, to the extent such audited statements are not so available, unaudited statements for as much of such period as is available);

          (2) copies of the interim financial statements of the Target for the latest fiscal quarter;

          (3) a pro forma projected balance sheet of Genesis and its Restricted Subsidiaries as of the date of, and after giving effect to, the proposed Acquisition and a pro forma income statement of Genesis and its Restricted Subsidiaries for the four fiscal quarters ended on, or most recently prior to, the date of such proposed Acquisition after giving effect thereto;

          (4) an Officer's Compliance Certificate showing pro forma compliance with the covenants referred to therein after giving effect to the proposed Acquisition (which certificate may be delivered after the other items referred to in this paragraph (1) but no later than five (5) Business Days prior to the date of the proposed Acquisition); and

          (5) revisions to the most recent financial projections delivered to the Lender Parties by Genesis, which revisions shall take into account the projected financial condition and results of operations of the Target for the period covered by such projections.

     2. Other Information. In addition, Genesis (on behalf of the Borrowers) shall have delivered to the Administrative Agent (and with respect to the information referred to in paragraph (2) below, the requesting Lender Party) the following:

          (1) copies of any agreements entered into or proposed to be entered into by such Borrower in connection with such Acquisition; and


          (2) such other information about the Target or such Acquisition as any Lender Party may reasonably request.

     3. Board Approval. The board of directors (or equivalent governing body) of the Target shall have approved such Acquisition.

     4. Line of Business. Not less than 75% of the Target's revenues during its most recently completed fiscal year shall have been derived from lines of business which are, at the time of the Acquisition, among the principal lines of business of any of the Borrowers.

     5. No Default. No Event of Default or Default shall have occurred and be continuing before, or after giving effect to, the consummation of the Acquisition.

     6. Limitations on Mergers and Consolidations. If any merger is effected in connection with the Acquisition, a Borrower (including an entity that becomes a Borrower consistent with the provisions of this Agreement) shall be the surviving entity in the merger. No consolidation shall be permitted in connection with any Acquisition.

     7. Joinder to Loan Documents. The Borrowers shall cause any new (direct or indirect) Subsidiary of Genesis which is created or acquired as a direct or indirect result of, or in connection with, such Acquisition, to become a Borrower hereunder pursuant to and in accordance with the terms of Section 6.10 of this Agreement and shall cause the ownership interests therein to be pledged under the Pledge Agreement.

     8. Arm's Length. The Acquisition shall be made in good faith in an arm's-length transaction to a Person which is not an Affiliate of any Borrower, except as otherwise agreed to by the Required Lenders. Without limiting the generality of the foregoing, the total consideration paid for the Acquisition shall be no greater than the fair market value of the subject assets (including intangible assets).

     9. Indentures. The Acquisition shall not be prohibited by or result in a default or breach under the terms of the 1995 Subordinated Note Indenture or 1996 Subordinated Note Indenture or, if applicable, the 1998 Subordinated Note Indenture.

                                 SCHEDULE 8.5(g)
                                 ---------------

                             DISPOSITION CONDITIONS

     1. Notice. Genesis (on behalf of the Borrowers) shall have given each Lender Party at least 5 days prior written notice of any transfer (as defined in Section 8.5 of this Agreement), together with an Officer's Compliance Certificate showing pro forma compliance with the financial covenants referred to therein (including the financial tests set forth in paragraph (g) of Section 8.5) after giving effect to such transfer.

     2. Arm's Length. The transfer shall be made in good faith in an arm's-length transaction to a Person which is not an Affiliate of any Borrower, except as otherwise agreed to by the Required Lenders. Without limiting the generality of the foregoing, the total consideration for the transfer shall be at least equal to the fair market value of the subject assets (including intangible assets).

     3. Transfer of Equity of a Borrower. In the event that any shares of capital stock, partnership interests or other ownership interests of a Borrower are to be disposed of or otherwise transferred in such transaction each of the following additional conditions shall be met:

          (a) All Loans made to such Borrower and all intercompany obligations of such Borrower shall have been repaid in full and such Borrower shall sign an acknowledgement that all obligations of the Lender Parties to it are terminated; and

          (b) The Administrative Agent shall have received such replacement Notes, certificates, opinions, documents and/or instruments it shall reasonably request.

     4. Indentures. The disposition shall not be prohibited by or result in a default or breach or mandatory prepayment under the terms of the 1995 Subordinated Note Indenture or the 1996 Subordinated Note Indenture or, if applicable, the 1998 Subordinated Note Indenture.

                                    EXHIBIT I



                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                  SCHEDULE 1.1
                                  ------------



                                   COMMITMENTS

                                  SCHEDULE 8.4
                                  ------------



                             ACQUISITION CONDITIONS

                                 SCHEDULE 8.4(d)
                                 ---------------


                               MERIDIAN PROPERTIES

                                  SCHEDULE 8.5
                                  ------------



                             DISPOSITION CONDITIONS

                                 SCHEDULE 8.5(i)
                                 ---------------



                              PROPERTIES SUBJECT TO

                            Deleveraging Transaction